Exhibit 10.1

AMENDED AND RESTATED WAREHOUSING

CREDIT AND SECURITY AGREEMENT

BY AND AMONG

WALKER & DUNLOP, LLC

a Delaware limited liability company

AS BORROWER,

WALKER & DUNLOP, INC.

A Maryland corporation

AS PARENT

and

LENDERS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION

AS ADMINISTRATIVE AGENT

DATED AS OF JUNE 25, 2013

i

	5.3	Force Majeure	21

6.	GENERAL REPRESENTATIONS AND WARRANTIES		21

	6.1	Place of Business	22
	6.2	Organization; Good Standing	22
	6.3	Authorization and Enforceability	22
	6.4	Approvals	22
	6.5	Financial Condition	23
	6.6	Litigation	23
	6.7	Compliance with Laws	23
	6.8	Regulation U	23
	6.9	Investment Company Act	23
	6.10	Payment of Taxes	24
	6.11	Agreements	24
	6.12	Title to Properties	24
	6.13	ERISA	24
	6.14	No Retiree Benefits	25
	6.15	Assumed Names	25
	6.16	Servicing	25
	6.17	Foreign Asset Control Regulations	25

7.	AFFIRMATIVE COVENANTS		26

	7.1	Payment of Obligations	26
	7.2	Financial Statements	26
	7.3	Other Borrower Reports	26
	7.4	Maintenance of Existence; Conduct of Business	28
	7.5	Compliance with Applicable Laws	28
	7.6	Inspection of Properties and Books; Operational Reviews	28
	7.7	Notice	28
	7.8	Payment of Taxes and Other Obligations	29
	7.9	Insurance	29
	7.10	Closing Instructions	30
	7.11	Subordination of Certain Indebtedness	30
	7.12	Other Loan Obligations	30
	7.13	ERISA	30
	7.14	Use of Proceeds of Warehousing Advances	31
	7.15	Investor Instructions	31
	7.16	Sale of Mortgage Loan to Investor	31

8.	NEGATIVE COVENANTS		31

	8.1	[Intentionally Deleted]	31
	8.2	Contingent Liabilities	31
	8.3	Restrictions on Fundamental Changes	32
	8.4	Subsidiaries	32
	8.5	Loss of Eligibility, Licenses or Approvals	32
	8.6	Accounting Changes	32

	8.7	Minimum Adjusted Tangible Net Worth	33
	8.8	[Intentionally Deleted]	33
	8.9	[Intentionally Deleted]	33
	8.10	[Intentionally Deleted]	33
	8.11	Minimum Cash and Cash Equivalents	33
	8.12	Servicing Delinquencies	33
	8.13	Dividends and Distributions	33
	8.14	Transactions with Affiliates	34
	8.15	Recourse Servicing Contracts	34
	8.16	Total Servicing Portfolio and Fannie Mae Servicing Portfolio	34

9.	SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING COLLATERAL		34

	9.1	Special Representations and Warranties Concerning Warehousing Collateral	34
	9.2	Special Affirmative Covenants Concerning Warehousing Collateral	37
	9.3	Special Negative Covenants Concerning Warehousing Collateral	38
	9.4	Special Representations and Warranties Concerning Eligibility as Fannie Mae Approved Seller/Servicer of Mortgage Loans	39
	9.5	Special Representation and Warranty Concerning Fannie Mae DUS Program Reserve Requirements	39
	9.6	Special Representations and Warranties Concerning FHA Mortgage Loans	39
	9.7	Special Representations and Warranties Concerning Eligibility as Freddie Mac Program Plus Seller/Servicer of Mortgage Loans	39

10.	DEFAULTS; REMEDIES		40

	10.1	Events of Default	40
	10.2	Remedies	42
	10.3	Insufficiency of Proceeds	45
	10.4	Administrative Agent Appointed Attorney-in-Fact	45
	10.5	Right of Set-Off	46
	10.6	Application of Funds	46

11.	THE ADMINISTRATIVE AGENT		47

	11.1	Appointment and Authority	47
	11.2	Rights as a Lender	47
	11.3	Exculpatory Provisions	47
	11.4	Reliance by Administrative Agent	48
	11.5	Delegation of Duties	49
	11.6	Resignation of Administrative Agent	49
	11.7	Non-Reliance on Administrative Agent and Other Lenders	49
	11.8	Authorization to Release Collateral	50
	11.9	No Reliance on Administrative Agent’s Customer Identification Program	50

12.	MISCELLANEOUS		50

	12.1	Modifications, Amendments or Waivers	50
	12.2	No Implied Waivers, Cumulative Remedies	51
	12.3	Notices	51
	12.4	Reimbursement Of Expenses; Indemnity	53
	12.5	Financial Information	54
	12.6	Terms Binding Upon Successors; Survival of Representations	55
	12.7	Pledge to Federal Reserve Banks	55
	12.8	Governing Law	55
	12.9	Amendments	55
	12.10	Relationship of the Parties	55
	12.11	Severability	56
	12.12	Consent to Credit References	56
	12.13	Counterparts	56
	12.14	Headings/Captions	56
	12.15	Entire Agreement	56
	12.16	Consent to Jurisdiction	56
	12.17	Waiver of Jury Trial	57
	12.18	Waiver of Punitive, Consequential, Special or Indirect Damages	57
	12.19	U.S. Patriot Act	57
	12.20	Assignments and Participations	58
	12.21	Confidentiality	60
	12.22	No Novation	61
	12.23	Amendment and Restatement	61

13.	DEFINITIONS		61

	13.1	Defined Terms	61
	13.2	Other Definitional Provisions; Terms of Construction	76

EXHIBITS

Exhibit A	Form of Warehousing Note
Exhibit B-1 FNMA/DUS	Procedures and Documentation for Fannie Mae DUS Loans and Other Fannie Mae Mortgage Loans
Exhibit B-2 FHA/GNMA	Procedures and Documentation for FHA Mortgage Loans and Ginnie Mae Mortgage Backed Securities
Exhibit B-3 Freddie Mac
Program Plus	Loans Procedures and Documentation for Program Plus Loans
Exhibit C	Form of Warehousing Advance Request
Exhibit D	Eligible Loans and Other Assets
Exhibit E	Authorized Representatives
Exhibit F	[Intentionally Omitted]
Exhibit G	Assumed Names
Exhibit H	Servicing Portfolio
Exhibit I	Form of Compliance Certificate
Exhibit J	Lines of Credit
Exhibit K	Foreign Qualifications and Licenses
Exhibit L	Miscellaneous Fees and Charges
Exhibit M	Form of Assignment and Assumption Agreement
Exhibit N-1	Form of Joint Escrow and Bailee Letter
Exhibit N-2	Form of Escrow Letter
Exhibit N-2	Form of Bailee Letter
Exhibit O	Form of Disbursement Request
Exhibit P	Form of Assignment of Mortgage Note and Mortgage
Exhibit Q	[Intentionally Omitted]
Exhibit R	Form of Amended and Restated Guaranty

SCHEDULES

Schedule I	List of Lenders and Lender Warehouse Commitments

v

AMENDED AND RESTATED WAREHOUSING

CREDIT AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED WAREHOUSING CREDIT AND SECURITY AGREEMENT, dated as of June 25, 2013, is made by and among WALKER & DUNLOP, LLC, a Delaware limited liability company (“Borrower”), WALKER & DUNLOP, INC., a Maryland corporation (“Parent”), the Lenders (as defined herein) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).

Preliminary Statement

A.            Borrower and PNC Bank, National Association, in its capacity as a Lender (the “Original Lender”), are parties to that certain Warehousing Credit and Security Agreement, dated as of June 30, 2010 (the “Original Credit Facility Agreement”), as amended by that certain First Amendment to Warehousing Credit and Security Agreement, dated as of May 12, 2011 (the “First Amendment”), that certain Second Amendment to Warehousing Credit and Security Agreement, dated as of June 30, 2011 (the “Second Amendment”), that certain Third Amendment to Warehousing Credit and Security Agreement, dated as of March 8, 2012 (the “Third Amendment”), that certain Fourth Amendment to Warehousing Credit and Security Agreement, dated September 4, 2012 (the “Fourth Amendment”), that certain Fifth Amendment to Warehousing Credit and Security Agreement, dated January 25, 2013 (the “Fifth Amendment”) and that certain Sixth Amendment to Warehousing Credit and Security Agreement, dated April 2, 2013 (the “Sixth Amendment”) (the Original Credit Facility Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, is herein the “Original Credit Facility Agreement”), whereby upon the satisfaction of certain terms and conditions set forth therein, the Original Lender agreed to make Warehousing Advances from time to time, up to the Warehousing Credit Limit (as defined in the Original Credit Facility Agreement).

B.            Parent has guaranteed Borrower’s obligations under the Original Credit Facility Agreement pursuant to that certain Guaranty and Suretyship Agreement dated as of June 30, 2011 (the “Original Guaranty”).

C.            Borrower and Parent have requested, and Original Lender has agreed, to amend and restate the Original Credit Facility Agreement in order to, among other things, increase the Warehouse Credit Limit to Six Hundred Fifty Million Dollars ($650,000,000), to extend the Stated Maturity Date to June 24, 2014, and to permit the participation of the Warehouse Advances with other lenders, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Credit Agreement in its entirety as follows:

1.                                      THE CREDIT

1.1                               The Warehousing Commitment

1.1(a)                          On the terms and subject to the conditions and limitations of this Agreement, each Lender severally agrees to make Warehousing Advances to Borrower from the Closing Date to the fifth (5th) Business Day immediately preceding the Warehousing Maturity Date, during which applicable period Borrower may borrow, repay and reborrow in accordance with the provisions of this Agreement, provided that after giving effect to each such Warehousing Advance, the aggregate amount of the Warehousing Advances from such Lender shall not exceed such Lender’s Commitment.  Lenders have no obligation to make or maintain Warehousing Advances if, after giving effect to each requested Warehousing Advance, the aggregate outstanding principal amount of all Warehousing Advances would exceed the Warehousing Credit Limit.  While a Default or Event of Default exists, each Lender may refuse to make any additional Warehousing Advances to Borrower.  All Warehousing Advances under this Agreement constitute a single indebtedness, and all of the Collateral is security for the Warehousing Note and for the performance of all of the Obligations.

1.1(b)                          Each Lender shall be obligated to participate in each request for Warehousing Advances pursuant to Section 2.1(a) in accordance with its Ratable Share.  The aggregate of each Lender’s Warehousing Advances outstanding hereunder to Borrower at any time shall never exceed its Commitment.  The obligations of each Lender hereunder are several.  The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder.  Lenders shall have no obligation to make Warehousing Advances hereunder on or after the Warehousing Maturity Date

1.2                               Expiration of Warehousing Commitment

Subject to the extension right set forth below in this Section 1.2, the Warehousing Commitment expires on the earlier of (“Warehousing Maturity Date”): (a) June 24, 2014 (the “Stated Maturity Date”), on which date the Warehousing Commitment will expire of its own term and the Warehousing Advances together with all accrued and unpaid interest and costs and expenses will become due and payable without the necessity of Notice or action by Lenders; and (b) the date the Warehousing Commitment is terminated and the Warehousing Advances become due and payable under Section 10.2(a) or 10.2(b).

1.3                               Warehousing Note

Warehousing Advances are evidenced by certain Warehousing Notes, payable to each Lender in the form attached hereto as Exhibit A (each, a “Warehousing Note”) (it being understood that the Warehousing Note payable to PNC shall be an amendment and restatement of the original Warehousing Note held prior to the date of this Agreement).  Borrower shall deliver to each Lender a Warehousing Note in a maximum principal amount of such Lender’s Warehousing Commitment Amount.  The term “Warehousing Note” as used in this Agreement includes all amendments, restatements, renewals or replacements of an original Warehousing Note and all substitutions for it.  All terms and provisions of the Warehousing Note are incorporated into this Agreement.

1.4                               Replacement of Warehousing Note

Upon receipt of an affidavit of an officer of Administrative Agent as to the loss, theft, destruction or mutilation of the Warehousing Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Warehousing Note or other security document and receipt by Borrower of customary indemnification from Administrative Agent, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

1.5                               Nature of Obligations

The aggregate amount of all Warehousing Advances outstanding from time to time under this Agreement may hereinafter collectively be referred to as the “Loan.”

1.6                               Amended and Restated Guaranty

Parent shall continue to guaranty to Lenders Borrower’s payment and performance under this Agreement and the other Loan Documents, and in consideration for Lenders’ agreement to enter into this Agreement, Parent covenants and agrees to amend and restate the Original Guaranty by contemporaneously herewith executing and delivering to Lenders an amended and restated guaranty in the form attached hereto as Exhibit R (the “Amended and Restated Guaranty”).

2.                                      PROCEDURES FOR OBTAINING ADVANCES

2.1                               Warehousing Advances

Borrower may obtain a Warehousing Advance under this Agreement by delivering to Administrative Agent a completed and signed request for a Warehousing Advance on Administrative Agent’s then current form (“Warehousing Advance Request”), not later than Three O’Clock (3:00) p.m. on the Business Day that is one (1) Business Day before the Business Day on which Borrower desires the Warehousing Advance.  Warehousing Advance Requests received by Administrative Agent after Three O’Clock (3:00) p.m. on a Business Day will be deemed received on the following Business Day, provided, however, on a case-by-case basis at the request of Borrower, the Administrative Agent may, in its sole discretion (and without thereby establishing any course of dealing), extend such Three O’Clock (3:00) p.m. cut-off time to a later time on the subject Business Day.  Subject to the delivery of a Warehousing Advance Request and the satisfaction of the conditions set forth in Sections 5.1 and 5.2, Borrower may obtain a Warehousing Advance under this Agreement upon compliance with the procedures set forth in this Section and in the applicable Exhibit B, including delivery to the Administrative Agent of all Collateral Documents required to be delivered on the applicable dates specified in this Agreement for such delivery.  Administrative Agent’s current form of Warehousing Advance Request is set forth in Exhibit C.  Upon not less than five (5) Business Days’ prior Notice to Borrower, Administrative Agent may modify its form of Warehousing Advance Request and any other Exhibit or document referred to in this Section to conform to current legal requirements or Administrative Agent’s practices and, as so modified, those Exhibits and documents will become part of this Agreement.

2.2                               Funding Advances

2.2(a)                          Administrative Agent shall notify each Lender no later than Twelve O’Clock (12:00) noon on the date of the of Administrative Agent’s receipt (or by Nine O’Clock (9:00) a.m. of the immediately following Business day if such receipt is after Eleven O’Clock (11:00) a.m. of a Warehousing Advance Request and of such Lender’s Ratable Share of such Warehousing Advance.  Each such notice is herein a “Funding Notice”.  To make a Warehousing Advance, each Lender shall wire transfer to the account specified by Administrative Agent in such notice (i) prior to Ten O’Clock (10:00) a.m. on the date of such Warehousing Advance (provided that Administrative Agent has delivered a Funding Notice to such Lender no later than Twelve O’Clock (12:00) noon of the immediately preceding Business Day of the Warehousing Advance Request) or (ii) prior to Two O’Clock (2:00) p.m. on the date of such Warehousing Advance (provided that Administrative Agent has notified such Lender after Twelve O’Clock (12:00) noon of the immediately preceding Business day and no later than Nine O’Clock (9:00) a.m. on the date of the Warehousing Advance), and Administrative Agent shall make such Warehousing Advance available to Borrower only upon receipt of each Lender’s Ratable Share thereof.  Neither Administrative Agent nor any Lender shall have any obligation to fund a non-funding Lender’s Ratable Share of any Warehousing Advance.

2.2(b)                          Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Warehousing Advance that such Lender will not make available to the Administrative Agent such Lender’s Ratable Share of such Warehousing Advance, the Administrative Agent may assume that such Lender will make such Ratable Share available on such date in accordance with Section 2.2(a) and may (but is not obligated to), in reliance upon such assumption, make available to Borrower a corresponding amount.  In such event, if a Lender has not in fact made its Ratable Share of the applicable Warehousing Advance available to the Administrative Agent, then the applicable Lender and Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Open Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by Borrower, the interest rate applicable to Loans under the Applicable Base Rate.  If such Lender pays its Ratable Share of the applicable Warehousing Advance to the Administrative Agent, then the amount so paid shall constitute such Lender’s Warehousing Advance.  Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.3                               Pro Rata Treatment of Lenders.

Each borrowing of a Warehousing Advance shall be allocated to each Lender according to its Ratable Share, and each payment or prepayment by Borrower with respect to principal, interest, facility fee and Miscellaneous Fees and Charges (but specifically excluding the administrative fee which shall remain payable to Administrative Agent) shall (except as otherwise may be provided with respect to a Defaulting Lender) be payable ratably among Lenders entitled to such payment in accordance with the amount of principal, interest, facility fees and Miscellaneous Fees and Charges as set forth in this Agreement.

2.4                               Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

2.4(a)                          The Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.1); provided, that this Section 2.4(a) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby.

2.4(b)                          In the event that Administrative Agent, Borrower, and the non-defaulting Lenders agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

2.5                               Replacement of a Lender.

2.5(a)                          In the event any Lender (i) is a Defaulting Lender, or (ii) becomes subject to the control of a Governmental Authority (other than normal and customary supervision), then in any such event Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the conditions set forth in Section 12.21(a)), all of its interests, rights (other than existing rights to payments pursuant Section 12.4) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)                           such Lender shall have received payment of an amount equal to the outstanding principal, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under

Section 12.2) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts); and

(ii)                        such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

3.                                      INTEREST, PRINCIPAL AND FEES

3.1                               Interest

3.1(a)                          Except as otherwise provided in this Section, Borrower must pay interest on the unpaid amount of each Warehousing Advance from the date the Warehousing Advance is made until it is paid in full at the Applicable Rate as in effect from time to time.  For the avoidance of doubt, a Warehousing Advance is deemed to be made as of the date the title company or escrow agent handling the closing of the subject Mortgage Loan receives such Warehousing Advance.  Borrower must pay Administrative Agent on behalf of Lenders and for the benefit of Lenders, accrued interest on each Warehousing Advance on the Warehousing Advance Due Date or upon prepayment of such Warehousing Advance.

3.1(b)                          Administrative Agent computes interest on the basis of the actual number of days in each month and a year of Three Hundred Sixty (360) days.  Borrower must pay interest on outstanding Warehouse Advances in arrears on the Warehousing Advance Due Date and on the Warehousing Maturity Date.

3.1(c)                           If, for any reason, (i) Borrower repays a Warehousing Advance on the same day that it was made, or (ii) Borrower instructs the Administrative Agent not to make a previously requested Warehousing Advance after Lenders have reserved funds or made other arrangements necessary to enable Lenders to fund that Warehousing Advance, Borrower agrees to pay to the Administrative Agent, without limiting the provisions of Section 3.11, for the account of Lenders, interest thereon at the Applicable Rate for one day notwithstanding repayment prior to the cut-off time specified in Section 3.8(a) (unless the reason for such repayment is due to the failure of the underlying transaction to close).  Borrower must pay all such interest within five (5) Business Days after the date of the Administrative Agent’s notice thereof.

3.1(d)                          After an Event of Default occurs, the unpaid amount of each Warehousing Advance will bear interest at the Default Rate until paid in full.

3.1(e)                           The Administrative Agent will adjust the rates of interest provided for in this Agreement as of the effective date of each change in the applicable Reference Rate.  The Administrative Agent’s determination of such rates of interest as of any date of determination is conclusive and binding, absent manifest error.

3.2                               Interest Limitation

If, at any time, the rate of interest, together with all amounts which constitute or are deemed under any applicable law to constitute interest and which are reserved, charged or taken by the Administrative Agent as compensation for fees, services or expenses incidental to the making, negotiating or collecting of Warehousing Advances, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by the Administrative Agent to Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal (or, if no Obligations are then outstanding, shall be repaid to Borrower).  As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date.

3.3                               Principal Payments

3.3(a)                          Borrower must pay Administrative Agent on behalf of Lenders, the outstanding principal amount of each Warehousing Advance, together with all accrued and unpaid interest thereon, on the applicable Warehousing Advance Due Date.  Notwithstanding the foregoing, Borrower must pay Administrative Agent on behalf of Lenders the outstanding principal amount of all Warehousing Advances together with all accrued and unpaid interest thereon, and any unpaid costs and expenses, on the Warehousing Maturity Date.

3.3(b)                          Except as otherwise provided in Section 3.1, Borrower may prepay any portion of the Warehousing Advances, together with all accrued and unpaid interest on the portion so prepaid, without premium or penalty at any time.

3.3(c)                           Borrower must pay to Administrative Agent on behalf of Lenders, and Borrower authorizes Administrative Agent to charge its Operating Accounts for, the amount of any outstanding Warehousing Advance, together with all accrued and unpaid interest thereon, against a specific Pledged Loan or Pledged Security upon the earliest occurrence of any of the following events:

(i)                           On the date a Warehousing Advance was made if the Pledged Loan to be funded by that Warehousing Advance has not closed and funded.

(ii)                        Three (3) Business Days elapse from the date a Warehousing Advance was made against a Pledged Loan, without receipt of the Collateral Documents relating to that Pledged Loan required to be delivered on that date, or if such Collateral Documents, upon examination by the Administrative Agent, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment and Borrower has not delivered Collateral Documents in compliance with the requirements of this Agreement or the related Purchase

Commitment within three (3) Business Days of receipt by Borrower of Notice from the Administrative Agent specifying the non-compliant items.

(iii)                     Ten (10) Business Days elapse without the return of a Collateral Document delivered by the Administrative Agent to Borrower under a Trust Receipt for correction or completion.

(iv)                    On the date on which a Pledged Loan is determined to have been originated based on untrue, incomplete or inaccurate information or to be subject to fraud, whether or not Borrower had knowledge of the misrepresentation, incomplete or inaccurate information or fraud.

(v)                       On the date on which Borrower knows, has reason to know, or receives Notice from Administrative Agent, that (A) one or more of the representations and warranties set forth in Article 9 were inaccurate or incomplete in any material respect on any date when made or deemed made or became inaccurate or incomplete in any material respect after any such date, or (B) Borrower has failed to perform or comply with any covenant, term or condition applicable to it set forth in Article 9.

(vi)                    On the date on which a Pledged Loan or an obligation secured by a Lien senior to the Mortgage securing repayment of the Pledged Loan has been in default for a period of sixty (60) days or more (it being understood that, as provided in Section 9.1(q), no Warehousing Advance will be made against any Mortgage Loan which is in default).

(vii)                 On the mandatory delivery date of the related Purchase Commitment if the specific Pledged Loan has not been delivered under the Purchase Commitment on or prior to such mandatory delivery date, or on the date the related Purchase Commitment expires or is terminated.

(viii)              Three (3) Business Days after the date a Pledged Loan is rejected for purchase by an Investor unless another Purchase Commitment is provided within that three (3) Business Day period.

(ix)                    Upon the sale, other disposition or prepayment of any Pledged Loan or Pledged Security or, with respect to a Pledged Loan included in an Eligible Mortgage Pool, upon the sale or other disposition of the related Agency Security.

(x)                       With respect to any Pledged Loan, any of the Collateral Documents, upon examination by Administrative Agent, are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment.

(xi)                    If, after giving effect to a new Warehousing Advance against a Pledged Loan or to the payment of existing Warehousing Advances against Pledged Loans, any of the limitations set forth in Exhibit D have been exceeded.

3.3(d)                          In addition to the payments required by Sections 3.3(a) and 3.3(c), if the principal amount of any Pledged Loan is prepaid in whole or in part while a Warehousing Advance is outstanding against the Pledged Loan, Borrower must pay to Administrative Agent, without the necessity of prior demand or Notice from the Administrative Agent, and Borrower authorizes the Administrative Agent to charge its Operating Accounts for, the amount of the prepayment, to be applied against the Warehousing Advance.

3.3(e)                           The proceeds of the sale or other disposition of any Pledged Loan or Pledged Security must be paid directly by the Investor to Borrower’s Cash Collateral Account.  Borrower must give Notice to the Administrative Agent in writing of the Pledged Loan or Pledged Security for which proceeds have been received (including Notice to the Administrative Agent in writing of any prepayment).  Upon receipt of such Notice, the Administrative Agent will apply any proceeds deposited into the applicable Cash Collateral Account to the payment of the Warehousing Advances related to the Pledged Loan or Pledged Security identified by Borrower in its Notice, and such Pledged Loan or Pledged Security will be considered to have been redeemed from pledge to the extent the related Warehousing Advance has been paid in full.  The Administrative Agent is entitled to rely upon a Borrower’s affirmation that deposits in the applicable Cash Collateral Account represent payments from Investors for the purchase of the Pledged Loan or Pledged Security specified by Borrower in its Notice.  If the payment from an Investor for the purchase of a Pledged Loan or Pledged Security is less than the outstanding Warehousing Advances against such Pledged Loan or Pledged Security identified by Borrower in its Notice, Borrower must pay to the Administrative Agent, and Borrower authorizes the Administrative Agent to charge Borrower’s Operating Accounts for, an amount equal to that deficiency.  As long as no Default or Event of Default exists, the Administrative Agent will return to Borrower any excess payment from an Investor for such Pledged Loan or Pledged Security.

3.3(f)                            The Administrative Agent reserves the right at any time to revalue any Pledged Loan or Pledged Security.  Borrower must pay to the Administrative Agent, without the necessity of prior demand or Notice from the Administrative Agent, and Borrower authorizes the Administrative Agent to charge Borrower’s Operating Accounts for, any amount required after any such revaluation to reduce the principal amount of the Warehousing Advance outstanding against the revalued Pledged Loan or Pledged Security to an amount equal to the Advance Rate for the applicable type of Pledged Loan or Pledged Security multiplied by the Fair Market Value of the Pledged Loan or Pledged Security.

3.4                               Facility Fee

Borrower shall pay to the Administrative Agent, on behalf of the Lenders, an annual facility fee in an amount equal to two-tenths of one percent (.2%) of the Warehousing Credit Limit (the “Facility Fee”), to be paid quarterly in arrears, commencing on the first Business Day of each Calendar Quarter following the Closing Date during the term of the Loan.  The Facility Fee shall be paid by the Administrative Agent to the Lenders in proportion to each Lender’s Ratable Share; provided, however, that the Facility Fee shall not be payable to a Defaulting Lender.

3.5                               Administrative Fee

In connection with each Warehousing Advance, Borrower shall pay to the Administrative Agent, an administrative fee in an amount to be agreed upon between Borrower and Administrative Agent.

3.6                               Miscellaneous Fees and Charges

Borrower must pay or reimburse the Administrative Agent, as applicable, for all Miscellaneous Fees and Charges.  Borrower must pay all Miscellaneous Fees and Charges within five (5) Business Days after the date of the Administrative Agent’s notice thereof.

3.7                               Overdraft Advances

If, under the authorization given by Borrower pursuant to this Agreement, the Administrative Agent debits Borrower’s Operating Account to honor an item presented against an Operating Account and that debit or direction results in an overdraft, the Administrative Agent may make an additional advance to fund that overdraft (without seeking a Ratable Share of such advance from each Lender) (“Overdraft Advance”).  Borrower must pay (a) the outstanding amount of any Overdraft Advance, within three (3) Business Days after the date of the Overdraft Advance, and (b) interest on the amount of the Overdraft Advance, at a rate per annum equal to the Applicable Rate plus Two percent (2%), within three (3) Business Days after the date of the Administrative Agent’s notice thereof.

3.8                               Method of Making Payments

3.8(a)                          (i)                           All payments of interest, principal and fees shall be made in lawful money of the United States in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments by wire transfer to Administrative Agent, or as otherwise provided in this Agreement.  Payments shall be credited on the Business Day on which immediately available funds are received prior to Three O’clock (3:00) p.m.; payments received after Three O’Clock (3:00) p.m. shall be credited on the next Business Day.  All payments (regardless of whether such payment is sufficient to pay fully all Obligations then due and payable) shall be applied (A) first to the payment of all fees, expenses, and other amounts due to Administrative Agent (excluding principal and interest), then (B) second to the payment of all fees, expenses and other amounts due to Lenders (excluding principal and interest), distributed ratably on the basis of each Lender’s Ratable Share, then (C) third to accrued interest, distributed ratably among the Lenders entitled thereto based on their Ratable Share, and then (D) fourth to outstanding principal, distributed ratably among the Lenders entitled thereto based on their Ratable Share.  If the due date is not a Business Day, payment is due on, and interest will accrue to, the next Business Day.

(ii)                        All distributions from Administrative Agent to each Lender shall be made by the Administrative Agent’s initiating a federal funds wire by 4:00 p.m. on the Business Day when such funds were received as provided in Section 3.8(a)(i) above, in immediately available funds, directly to such account designated by each Lender in writing.  If Administrative Agent shall fail or refuse to initiate such wire by 5:00 p.m. or provide

Lender(s) with a federal wire reference number on the same Business Day as the payment was received, then, as agreed full and adequate compensation therefor, Administrative Agent shall pay the affected Lender(s) interest on the undistributed funds at the Federal Funds Open Rate.

3.8(b)                          Subject to Section 3.8(c) below, Borrower authorizes the Administrative Agent to charge Borrower’s Operating Accounts for any interest or fees due and payable to Administrative Agent after giving at least two (2) Business Days’ Notice to Borrower.

3.8(c)                           While a Default or Event of Default exists, Borrower authorizes the Administrative Agent to charge Borrower’s Operating Accounts for any Obligations due and payable to the Administrative Agent, without the necessity of prior demand or Notice from the Administrative Agent.

3.8(d)                          All payments made on account of the Obligations shall be made by Borrower to the Administrative Agent.  No principal payments resulting from the refinancing, sale or other disposition of Pledged Loans or Pledged Securities shall be deemed to have been received by the Administrative Agent until the Administrative Agent has also received the Notice required under Section 3.3(e).

3.9                               Billings

Any changes in the interest rate and in the outstanding amount of the Obligations which occur between the date of any billing and the due date of any payment may be reflected in adjustments in the billing for a subsequent month.  Neither the failure of the Administrative Agent to submit a bill, nor any error in any such bill shall excuse Borrower from the obligation to make full payment of all Borrower’s payment obligations when due.

3.10                        Late Charges

Borrower shall pay, upon billing therefor, a “Late Charge” equal to three percent (3%) of the amount of any payment of principal (other than principal due at the Warehousing Maturity Date or the date on which the Administrative Agent accelerates the time for payment of the Loan after the occurrence of an Event of Default), interest, or fees, which fees are not paid within ten (10) days of the due date thereof.  Late Charges are: (a) payable in addition to, and not in limitation of, the Default Rate; (b) intended to compensate the Administrative Agent for administrative and processing costs incident to late payments; (c) not interest; and (d) not subject to refund or rebate or credit against any other amount due.

3.11                        Additional Provisions Relating to Interest Rate

3.11(a)                   If any Recipient has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Recipient with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return such Recipient’s capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Recipient could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Recipient’s policies with respect to capital adequacy), then, upon notice from such Recipient to Borrower and delivery by such Recipient of a statement setting forth the reduction in the rate of return experienced by such Recipient and the amount necessary to compensate such Recipient under this Section 3.11(a), Borrower shall be obligated to pay to such Recipient such additional amount or amounts as will compensate such Recipient for such reduction.  Each determination by such Recipient of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

3.11(b)                   If Administrative Agent determines (which determination shall be conclusive) that (i) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Applicable Daily Floating LIBO Rate for any day; or (ii) the Daily LIBO Rate will not adequately and fairly reflect the cost to Lenders of funding (including maintaining) Warehousing Advances, then Administrative Agent shall give Borrower prompt notice thereof, and, so long as such condition remains in effect, the Loan (and all outstanding and future Warehousing Advances under the Loan) shall bear interest at the Applicable Base Rate.

3.11(c)                    Any and all payments by Borrower to or for the account of Lenders hereunder shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on each Lender’s income, and franchise taxes imposed on it, by the jurisdiction under the laws of which each Lender is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”).  If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement to Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11(c)) Administrative Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

3.11(d)                   Borrower also agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or from the execution or delivery of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”).  Further, if Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under this Agreement to Administrative Agent or Lenders, Borrower shall also pay to Administrative Agent, at the time interest is paid, such additional amount that Administrative Agent specifies is necessary to preserve the after-

tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that Administrative Agent or Lenders would have received if such Taxes or Other Taxes had not been imposed.

3.11(e)                    Borrower agrees to indemnify the Administrative Agent and Lenders for (i) the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.11) paid by any of them and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto; (ii) any other amounts payable under Section 3.11; and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Payment under this Section 3.11(e) shall be made within 30 days after the date that the Administrative Agent makes a demand therefor.

3.11(f)                     In the event that Borrower is required to pay or withhold any amount pursuant to Sections 3.11(c), 3.11(d), or 3.11(e), which results in Borrower paying more than would have been the case without regard to such Sections (an “Excess Payment”), Borrower shall have the option to terminate the Warehousing Commitment in its entirety (but not in part) and this Agreement (other than as to those provisions which by their terms survive the termination of this Agreement), by giving Notice to the Administrative Agent specifying the effective date of such termination, which Notice may be given no earlier than three (3) Business Days after making an Excess Payment and no later than thirty (30) days after making an Excess Payment.  Upon the effective date of the termination of this Agreement by Borrower pursuant to this Section, Borrower shall pay all of the Obligations in full.

3.11(g)                    Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change in law shall make it unlawful for Lenders to make Warehousing Advances as LIBOR Loans, or to maintain outstanding Warehousing Advances as LIBOR Loans or to give effect to its obligations as contemplated hereby with respect to the Loan or any particular Warehousing Advance as a LIBOR Loan or (y) at any time Administrative Agent reasonably determines that the making or continuance of LIBOR Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market, the Administrative Agent may, by written notice to Borrower (i) declare that LIBOR Loans will not thereafter be made by any Lender hereunder, whereupon all subsequent Warehousing Advances will be made as Base Rate Loans unless such declaration shall be subsequently withdrawn; and/or (ii) require that any then outstanding Warehousing Advances be converted to Base Rate Loans (and thereby bear interest at the Applicable Base Rate), as of the effective date of such notice.

3.12                        Continuing Authority of Authorized Representatives

The Administrative Agent and Lenders are authorized to rely upon the continuing authority of the Persons hereafter designated by Borrower (“Authorized Representatives”) to bind Borrower with respect to all matters pertaining to the Loan and the Loan Documents, including, but not limited to, the submission of requests for Warehousing Advances, and certificates with regard thereto, instructions with regard to the Operating Accounts and, to the extent permitted under this Agreement, the Collateral, and matters pertaining to the procedures and documentation for Warehousing Advances.  Such authorization may be changed only upon written notice to Administrative Agent accompanied by evidence, reasonably satisfactory to Administrative Agent, of the authority of the person giving such notice and such notice shall be effective not sooner than five (5) Business Days following receipt thereof by Administrative Agent.  The Authorized Representatives as of the Closing Date are listed on Exhibit E.  Administrative Agent shall have a right of approval, not to be unreasonably withheld or delayed, over the identity of the Authorized Representatives so as to assure Administrative Agent that each Authorized Representative is a responsible and senior official of Borrower.

4.                                      COLLATERAL

4.1                               Grant of Security Interest

As security for the payment of its obligations under the Warehousing Note and for the payment and performance of all of the Obligations, Borrower grants a security interest to Administrative Agent, as agent for of each Lender, in all of Borrower’s right, title and interest in and to the following described property, whether now owned or whether acquired or arising after the date of this Agreement (“Collateral”):

4.1(a)                          All amounts advanced by Administrative Agent or any Lender to or for the account of Borrower under this Agreement to fund a Mortgage Loan until that Mortgage Loan is closed and those funds disbursed.

4.1(b)                          All Mortgage Loans, including all Mortgage Notes, Mortgages and Security Agreements evidencing or securing those Mortgage Loans, that are delivered or caused to be delivered to Administrative Agent (including delivery to a third party on behalf of Administrative Agent), or that otherwise come into the possession, custody or control of Administrative Agent (including the possession, custody or control of a third party on behalf of Administrative Agent), in each case in respect of which Administrative Agent or any Lender has made a Warehousing Advance under this Agreement (collectively, “Pledged Loans”).

4.1(c)                           All Mortgage-backed Securities that are created in whole or in part on the basis of Pledged Loans or that are delivered or caused to be delivered to Administrative Agent or that otherwise come into the possession, custody or control of Administrative Agent, or its agent, bailee or custodian as assignee, or that are pledged to Administrative Agent or, for such purpose are registered by book-entry in the name of Administrative Agent (including registration in the name of a third party on behalf of Administrative Agent), in each case in respect of which a Warehousing Advance has been made by Administrative Agent or any Lender under this Agreement (collectively, “Pledged Securities”).

4.1(d)                          All private mortgage insurance and all commitments issued by the FHA to insure or guarantee any Pledged Loan; all Purchase Commitments held by Borrower covering

Pledged Loans or Pledged Securities, and all proceeds from the sale of Pledged Loans or Pledged Securities to Investors pursuant to those Purchase Commitments; and all personal property, contract rights, servicing rights or contracts and servicing fees and income or other proceeds, amounts and payments payable to Borrower as compensation or reimbursement, accounts, payments, intangibles and general intangibles of every kind relating to Pledged Loans, Pledged Securities, Purchase Commitments, FHA commitments and private mortgage insurance and commitments relating to Pledged Loans and Pledged Securities, and all other documents or instruments relating to Pledged Loans and Pledged Securities, including any interest of Borrower in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to Pledged Loans.

4.1(e)                           All escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards) necessary or helpful in the administration or servicing of the Collateral) and other information and data of Borrower relating to the Collateral.

4.1(f)                            The Operating Accounts, the Cash Collateral Accounts, and all cash, whether now existing or acquired after the date of this Agreement, delivered to or otherwise in the possession of Administrative Agent, or Administrative Agent’s agent, bailee or custodian or designated on the books and records of Borrower as assigned and pledged to Administrative Agent, including all cash deposited in the Cash Collateral Account.

4.1(g)                           All Hedging Arrangements related to the Collateral (“Pledged Hedging Arrangements”) and Borrower’s accounts in which those Hedging Arrangements are held (“Pledged Hedging Accounts”), including all rights to payment arising under the Pledged Hedging Arrangements and the Pledged Hedging Accounts, except that Administrative Agent’s security interest in the Pledged Hedging Arrangements and Pledged Hedging Accounts applies only to benefits, including rights to payment, related to the Collateral.

4.1(h)                          All cash and non-cash proceeds of the Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Collateral, and all products and proceeds of the Collateral, together with whatever is receivable or received when the Collateral or proceeds of Collateral are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including all rights to payment with respect to any cause of action affecting or relating to the Collateral or proceeds of Collateral.

4.2                               Maintenance of Collateral Records

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must preserve and maintain, at its chief executive office and principal place of business or in a regional office approved by Administrative Agent, and, promptly upon request, make available to Administrative Agent the originals, or copies in any case where the originals have been delivered to Administrative Agent or to an Investor, of the Mortgage Notes, Mortgages and Security Agreements included in Pledged Loans, Mortgage-backed Securities delivered to Administrative Agent as Pledged Securities, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

4.3                               Release of Security Interest in Pledged Loans and Pledged Securities

4.3(a)                          Except as provided in Section 4.3(b), Administrative Agent will release its security interest in a Pledged Loan and all of the Collateral related to such Pledged Loan, as such Collateral is described in Section 4.1, only against payment to Administrative Agent of the Release Amount in connection with such Pledged Loan.  If a Pledged Loan is transferred to a pool custodian or an Investor for inclusion in a Mortgage Pool and Administrative Agent’s security interest in such Pledged Loan and all of the Collateral related to the Pledged Loan, as such Collateral is described in Section 4.1 is not released before the issuance of the related Mortgage-backed Security, then that Mortgage-backed Security, when issued, is a Pledged Security, Administrative Agent’s security interest continues in such Pledged Loan and all of the Collateral related to such Pledged Loan, as such Collateral is described in Section 4.1, backing that Pledged Security and Administrative Agent is entitled to possession of the Pledged Security in the manner provided in this Agreement.

4.3(b)                          If a Pledged Loan is transferred to an Approved Custodian and included in an Eligible Mortgage Pool, Administrative Agent’s security interest in such Pledged Loan and all of the Collateral related to such Pledged Loan, as such Collateral is described in Section 4.1, included in the Eligible Mortgage Pool will be released upon the delivery of the Agency Security to Administrative Agent (including delivery to or registration in the name of a third party on behalf of Administrative Agent) and that Agency Security is a Pledged Security.  Administrative Agent’s security interest in that Pledged Security will be released only against payment to Administrative Agent of the Release Amount in connection with the Mortgage Loans backing that Pledged Security.

4.3(c)                           Administrative Agent has the exclusive right to possession of all Pledged Securities or, if Pledged Securities are issued in book-entry form or issued in certificated form and delivered to a clearing corporation (as that term is defined in the Uniform Commercial Code of Pennsylvania) or its nominee, Administrative Agent has the right to have the Pledged Securities registered in the name of a securities intermediary (as that term is defined in the Uniform Commercial Code of Pennsylvania) in an account containing only customer securities and credited to an account of Administrative Agent.  Administrative Agent has no duty or obligation to deliver Pledged Securities to an Investor or to credit Pledged Securities to the account of an Investor or an Investor’s designee except against payment for those Pledged Securities.  Borrower acknowledges that Administrative Agent may enter into one or more standing arrangements with securities intermediaries with respect to Pledged Securities issued in book entry form or issued in certificated form and delivered to a clearing corporation or its designee, under which the Pledged Securities are registered in the name of the securities intermediary, and Borrower agrees, upon request of Administrative Agent, to execute and deliver to those securities intermediaries their respective written concurrence in any such standing arrangements.

4.3(d)                          If no Default or Event of Default occurs (or, if a Default or Event of Default has occurred, such Default or Event of Default has been cured or waived), Borrower may redeem a Pledged Loan and all of the Collateral related to a Pledged Loan, as such Collateral is described in Section 4.1, or Pledged Security from Administrative Agent’s security interest by notifying Administrative Agent of its intention to redeem the Pledged Loan or Pledged Security from pledge and paying, or causing an Investor to pay, to Administrative Agent, for application as a prepayment on the principal balance of the Warehousing Note, the Release Amount in connection with such Pledged Loan or the Pledged Loans backing that Pledged Security.

4.3(e)                           After a Default or Event of Default occurs, Administrative Agent may, with no liability to Borrower or any other Person, continue to release its security interest in any Pledged Loan and all of the Collateral related to such Pledged Loan, as such Collateral is described in Section 4.1, or Pledged Security against payment of the Release Amount for such Pledged Loan or for the Pledged Loans backing that Pledged Security.

4.3(f)                            The amount to be paid by Borrower to obtain the release of Administrative Agent’s security interest in a Pledged Loan and all of the Collateral related to such Pledged Loan, as such Collateral is described in Section 4.1 (“Release Amount”) will be (1) in connection with the sale of a Pledged Loan by Administrative Agent while an Event of Default exists, the amount paid to Administrative Agent in a commercially reasonable disposition of that Pledged Loan and (2) otherwise, the principal amount of the Warehousing Advance outstanding against the Pledged Loan together with all accrued and unpaid interest thereon.

4.4                               Collection and Servicing Rights

4.4(a)                          If no Event of Default exists, Borrower may service and receive and collect directly all sums payable to Borrower in respect of the Collateral other than proceeds of any Purchase Commitment or proceeds of the sale of any Collateral.  All proceeds of any Purchase Commitment or any other sale of Collateral must be paid directly to the Cash Collateral Account for application as provided in this Agreement.

4.4(b)                          After an Event of Default occurs and remains continuing, Administrative Agent or its designee is entitled to service and receive and collect all sums payable to Borrower in respect of the Collateral, and in such case, subject to any applicable requirements of the relevant Federal Agency, (1) Administrative Agent or its designee in its discretion may, in its own name, in the name of Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but Administrative Agent has no obligation to do so, (2) Borrower must, if Administrative Agent requests it to do so, hold in trust for the benefit of Administrative Agent and immediately pay to Administrative Agent at its office designated by Notice, all amounts received by Borrower upon or in respect of any of the Collateral, advising Administrative Agent as to the source of those funds, and (3) all amounts so received and collected by Administrative Agent will be held by it as part of the Collateral and applied by Administrative Agent as provided in this Agreement.

4.5                               Return of Collateral at End of Warehousing Commitment

If (a) the Warehousing Commitment has expired or has been terminated, and (b) no Warehousing Advances, interest or other Obligations are outstanding and unpaid, Administrative Agent will release its security interest and will deliver all Collateral in its possession to Borrower at Borrower’s expense.  Borrower’s acknowledgement or receipt for any Collateral released or delivered to Borrower under any provision of this Agreement is a complete and full acquittance for the Collateral so returned, and the Administrative Agent is discharged from any liability or responsibility for that Collateral.

4.6                               Delivery of Collateral Documents

4.6(a)                          The Administrative Agent may deliver documents relating to the Collateral to Borrower for correction or completion under a Trust Receipt.

4.6(b)                          If no Default or Event of Default exists, upon delivery by Borrower to Administrative Agent of shipping instructions pursuant to the applicable Exhibit B, Administrative Agent will deliver the Mortgage Notes evidencing Pledged Loans or Pledged Securities together with all related loan documents and pool documents previously received by Administrative Agent under the requirements of the applicable Exhibit B to the designated Investor or Approved Custodian or to another party designated by Borrower and acceptable to Administrative Agent in its sole discretion.

4.6(c)                           If a Default or Event of Default exists, Administrative Agent may, without liability to Borrower or any other Person, continue to deliver Pledged Loans or Pledged Securities, together with all related loan documents and pool documents in Administrative Agent’s possession, to the applicable Investor or Approved Custodian or to another party acceptable to Administrative Agent in its sole discretion.

4.7                               Borrower Remains Liable

Anything herein to the contrary notwithstanding, Borrower shall remain liable under each item of the Collateral granted by it to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms thereof and any other agreement giving rise thereto, and in accordance with and pursuant to the terms and provisions thereof.  Whether or not the Administrative Agent has exercised any rights in any of the Collateral, the Administrative Agent shall not have any obligation or liability (other than for gross negligence or willful misconduct) under any of the Collateral (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent of any payment relating thereto, nor shall the Administrative Agent be obligated in any manner to perform any of the obligations of Borrower under or pursuant to any of the Collateral (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any of the Collateral (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.                                      CONDITIONS PRECEDENT

5.1                               Initial Advance

The effectiveness of this Agreement is subject to the satisfaction, in the sole discretion of Administrative Agent, of the following conditions precedent:

5.1(a)                          Administrative Agent must receive the following, all of which must be satisfactory in form and content to Administrative Agent, in its sole discretion:

(i)                           The Warehousing Notes, this Agreement and any other Loan Document, duly executed by Borrower and/or Parent, as applicable.

(ii)                        Each Loan Party’s organizational documents, certified as true and complete by an appropriate officer or other Person.

(iii)                     Certificates of legal existence and good standing from the Secretary of State of Delaware for each Loan Party, dated within thirty (30) days of the date of this Agreement.

(iv)                    Such certificates of resolutions or other action, incumbency certificates and/or other certificates of responsible officers of each Loan Party as Administrative Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents and (B) the identity, authority and capacity of each Authorized Representative thereof authorized to act as an Authorized Representative in connection with this Agreement and the other Loan Documents.

(v)                       Uniform Commercial Code, tax lien and judgment searches of the appropriate public records for Borrower that do not disclose the existence of any Lien on the Collateral other than in favor of Administrative Agent.

(vi)                    Copies of Borrower’s errors and omissions insurance policy or mortgage impairment insurance policy, and blanket bond coverage policy, or certificates in lieu of policies, showing compliance by Borrower as of the date of this Agreement with the related provisions of Section 7.9.

(vii)                 An opinion from counsel for the Loan Parties in form and substance satisfactory to Administrative Agent concerning, among other matters (i) the legal existence, good standing and qualification to do business of each Loan Party, (ii) the power and authority of each Loan Party to enter into and perform the Loan Documents, (iv) the authorization of the individuals executing and delivering Loan Documents on behalf of each Loan Party to do so, (v) the enforceability of each Loan Party’s obligations under the Loan Documents, (vi) the absence of any pending or threatened material litigation against Borrower, (vii) the validity and perfection of the Administrative Agent’s security interest in the Collateral, (viii) the non-contravention of each Loan Party’s obligations under the Loan Documents, under each Loan Party’s charter documents or under any material agreements or legal proceedings to which it is a party or by which it is bound, and (ix) such other matters as Administrative Agent reasonably shall request consistent with loan facilities similar to the loan facility established by this Agreement.  Such opinion shall be addressed to Administrative Agent and the Lenders and their permitted successors and assigns.

(viii)              Such financial statements and other information as Administrative Agent shall have reasonably requested.

(ix)                    Such other documents as Administrative Agent reasonably may require, duly executed and delivered, and evidence satisfactory to Administrative Agent of the occurrence of any further conditions precedent to the closing of the credit facility established hereby.

5.1(b)                          Administrative Agent shall have filed Uniform Commercial Code financing statements in such jurisdictions as Administrative Agent shall have determined to be appropriate in order to perfect the security interest in the Collateral granted by Borrower pursuant to this Agreement or any other Loan Document.

5.1(c)                           Borrower shall have (i) paid to the Administrative Agent and the Lenders, as applicable, all amounts due as of the Closing Date, and (ii) paid or reimbursed the Administrative Agent and each Lender, as applicable, for all its attorneys’ fees and expenses incurred in connection with this Agreement and the other Loan Documents.

5.2                               Each Advance

The effectiveness of this Agreement, including each Lender’s obligation to make Warehousing Advances is subject to the satisfaction, in the sole discretion of Administrative Agent, as of the date of each Warehousing Advance, of the following additional conditions precedent:

5.2(a)                          Borrower must have delivered to Administrative Agent the Warehousing Advance Request and the Collateral Documents required by, and must have satisfied the procedures and substantive requirements set forth in, Article 2 and the Exhibits described in that Article.  All items delivered to Administrative Agent must be satisfactory to Administrative Agent in form and content, and Administrative Agent may reject any item that does not satisfy the requirements of this Agreement or the applicable Purchase Commitment.  Confirmation of the date of the requested Warehousing Advance will constitute a representation by Borrower that all necessary actions have been taken to qualify the Mortgage Loan for purchase by the Investor and that the borrowing hereunder is permitted by Investor regulations.

5.2(b)                          Administrative Agent must have received evidence satisfactory to it as to the making or continuation of any book entry or the due filing and recording in all appropriate offices of all financing statements and other instruments necessary to perfect the security interest of Administrative Agent in the Collateral under the Uniform Commercial Code or other applicable law.

5.2(c)                           The representations and warranties of Borrower contained in Article 6 and Article 9 must be accurate and complete in all material respects as if made on and as of the date of each Warehousing Advance.

5.2(d)                          Borrower must have performed all agreements to be performed by them under this Agreement, and after giving effect to the requested Warehousing Advance, no Default or Event of Default will exist under this Agreement.

5.2(e)                           There shall not have been any material adverse change in the financial condition, business, or affairs of Borrower since the date of this Agreement which in Administrative Agent’s good faith judgment may jeopardize in a material manner the ability of Borrower to perform fully its obligations under each applicable Loan Document.

5.2(f)                            Administrative Agent shall have received and approved such other documents, and certificates as Administrative Agent reasonably may request (including without limitation the documents to be executed by the Mortgagor and Borrower), in form and substance reasonably satisfactory to Administrative Agent.

5.2(g)                           Prior to any Warehousing Advance being made against any otherwise Eligible Loan, Borrower shall have provided to Administrative Agent copies of all documents, agreements and other materials and information concerning Borrower’s status as an originator and seller of such type of Mortgage Loan for the applicable Federal Agency as Administrative Agent may require.

Delivery of a Warehousing Advance Request by Borrower will be deemed a representation by Borrower that all conditions set forth in this Section have been satisfied as of the date of the Warehousing Advance.

5.3                               Force Majeure

Notwithstanding Borrower’s satisfaction of the conditions set forth in this Agreement, no Lender has any obligation to make a Warehousing Advance if Administrative Agent or any Lender is prevented from obtaining the funds necessary to make a Warehousing Advance, or is otherwise prevented from making a Warehousing Advance as a result of any fire, flood or other casualty, failure of power, strike, lockout or other labor trouble, banking moratorium, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, insurrection, act of terrorism, war or other activity of armed forces, act of God or other similar reason beyond the control of Administrative Agent or any Lender.  Lenders will make the requested Warehousing Advance as soon as reasonably possible following the occurrence of such an event (provided that all applicable terms and conditions relating to such Warehousing Advance continue to be satisfied).

6.                                      GENERAL REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to the Administrative Agent and the Lenders, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that:

6.1                               Place of Business

Borrower’s chief executive office and principal place of business is 7501 Wisconsin Avenue, Suite 1200, Bethesda, Maryland 20814.

6.2                               Organization; Good Standing

Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full legal power and authority to own its property and to carry on its business as currently conducted.  Borrower is duly qualified as a limited liability company to do business and is in good standing in each jurisdiction in which the transaction of its business makes qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on Borrower’s business, operations, assets or financial condition as a whole.  For the purposes of this Agreement, good standing includes qualification for all licenses and payment of all taxes required in the jurisdiction of its formation and in each jurisdiction in which Borrower transacts business.  Exhibit K hereto sets forth all foreign qualifications and mortgage lender and mortgage servicer licenses held by Borrower as of the date of this Agreement.

6.3                               Authorization and Enforceability

Borrower has the power and authority to execute, deliver and perform this Agreement, the Warehousing Note and the other Loan Documents and Borrower has the power and authority to obtain the Warehousing Advances under this Agreement.  The execution, delivery and performance by Borrower of this Agreement, the Warehousing Note and the other Loan Documents and the Warehousing Advances requested and made under this Agreement and the Warehousing Note have been duly and validly authorized by all necessary limited liability company action on the part of Borrower (which action has been modified or rescinded, and is in full force and effect) and does not and will not conflict with or violate any applicable provision of law, of any judgments binding upon Borrower, or the certificate of formation and limited liability company operating agreement of Borrower, conflict with or result in a breach of, constitute a default or require any consent under, or result in or require or allow the acceleration of any indebtedness of Borrower under any agreement, instrument or indenture to which it is a party or by which it or its property may be bound or affected, or result in the creation of any Lien upon any property or assets of Borrower (other than the Lien on the Collateral granted under this Agreement).  This Agreement, the Warehousing Note and the other Loan Documents constitutes the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except that enforceability may be limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors’ rights and general principles of equity.

6.4                               Approvals

The execution and delivery of this Agreement, the Warehousing Note and the other Loan Documents and the performance of Borrower’s obligations under this Agreement, the

Warehousing Note and the other Loan Documents and the validity and enforceability of this Agreement, the Warehousing Note and the other Loan Documents do not require any license, consent, approval or other action of any agency, commission, instrumentality or other regulatory body or authority (in each case, whether federal, state or local, domestic or foreign) other than those that have been obtained and remain in full force and effect or those with respect to which the failure to obtain may reasonably be expected to result in a material adverse change in Borrower’s business, operations, assets or financial conditions as a whole.

6.5                               Financial Condition

The balance sheet of Borrower as of December 31, 2012 for the twelve (12) month period then ended, and the related statements of income and cash flows furnished to Administrative Agent, fairly present the financial condition of Borrower as of such date and the results of its operations for the month and twelve (12) month period then ended.

6.6                               Litigation

Except as listed on Schedule 6.6, as of the date hereof, there are no actions, claims, suits or proceedings pending or, to Borrower’s knowledge, threatened or reasonably anticipated against or affecting Borrower in any court or before any arbitrator or before any agency, board, bureau, commission, instrumentality or other administrative or regulatory body (in each case, whether federal, state or local, domestic or foreign) that, if adversely determined, may reasonably be expected to result in a material adverse change in Borrower’s business, operations, assets or financial condition as a whole, or that would affect the validity or enforceability of this Agreement, the Warehousing Note or any other Loan Document.

6.7                               Compliance with Laws

Borrower is not in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority that could result in a material adverse change in Borrower’s business, operations, assets or financial condition as a whole or that would affect the validity or enforceability of this Agreement, the Warehousing Note or any other Loan Document.

6.8                               Regulation U

Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Warehousing Advance made under this Agreement will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

6.9                               Investment Company Act

Borrower is not an “investment company” or controlled by an “investment company” within the meaning of the Investment Company Act.

6.10                        Payment of Taxes

Borrower has filed or caused to be filed all federal, state and local income, excise, property and other tax returns that are required to be filed with respect to the operations of Borrower, all such returns are true and correct and Borrower has paid or caused to be paid all taxes shown on those returns or on any assessment, to the extent that those taxes have become due, including all FICA payments and withholding taxes, if appropriate.  The amounts reserved as a liability for income and other taxes payable in the financial statements described in Section 6.5 are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of Borrower accrued for or applicable to the period and on the dates of those financial statements and all years and periods prior to those financial statements and for which Borrower may be liable in its own right or as transferee of the assets of, or as successor to, any other Person.  No tax Liens have been filed and no material claims are being asserted against Borrower or any property of Borrower with respect to any taxes, fees or charges.

6.11                        Agreements

Borrower is not a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition.  Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could result in a material adverse change in Borrower’s business, operations, assets or financial condition as a whole.  No holder of any indebtedness of Borrower has given notice of any asserted default under that indebtedness, and no liquidation or dissolution of Borrower and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to Borrower or any of its properties is pending or to the knowledge of Borrower threatened.

6.12                        Title to Properties

Borrower has good, valid, insurable and (in the case of real property) marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 6.5, except for those properties and assets that Borrower has disposed of since the date of those financial statements either in the ordinary course of business or because they were no longer used or useful in the conduct of Borrower’s business.  All of Borrower’s properties and assets are free and clear of all Liens except as disclosed in Borrower’s financial statements.

6.13                        ERISA

Each Plan is in compliance with all applicable requirements of ERISA and the Internal Revenue Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Internal Revenue Code setting forth those requirements, except where any failure to comply would not result in a material loss to Borrower or any ERISA Affiliate.  All of the minimum funding standards or other contribution obligations applicable to each Plan have been satisfied.  No Plan is a Multiemployer Plan or a defined-benefit pension plan subject to Title IV of ERISA.

6.14                        No Retiree Benefits

Except as required under Section 4980B of the Internal Revenue Code, Section 601 of ERISA or applicable state law, Borrower is not obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

6.15                        Assumed Names

Borrower does not originate Mortgage Loans or otherwise conduct business under any names other than its legal name and the assumed names set forth on Exhibit G.  Borrower has made all filings and taken all other action as may be required under the laws of any jurisdiction in which it originates Mortgage Loans or otherwise conducts business under any assumed name.  Borrower’s use of the assumed names set forth on Exhibit G does not conflict with any other Person’s legal rights to any such name, nor otherwise give rise to any liability by Borrower to any other Person.  Borrower may amend Exhibit G to add or delete any assumed names used by Borrower to conduct business.  An amendment to Exhibit G to add an assumed name is not effective until a Borrower has delivered to Administrative Agent an assumed name certificate in the jurisdictions in which the assumed name is to be used, which must be satisfactory in form and content to Administrative Agent in its sole discretion.  In connection with any amendment to delete a name from Exhibit G, Borrower represents and warrants that it has ceased using that assumed name in all jurisdictions.

6.16                        Servicing

Exhibit H is a true and complete list of Borrower’s Servicing Portfolio as of March 31, 2013.  All of the Servicing Contracts of Parent and all of its Affiliates, including, without limitation, Borrower, involving aggregate consideration paid to Borrower in an amount greater than or equal to Five Hundred Thousand Dollars ($500,000.00) for each of the two most recent fiscal years of Borrower are in full force and effect, and are unencumbered by Liens.  No event of default or event that, with notice or lapse of time or both, would become an event of default, exists under any of Borrower’s Servicing Contracts involving aggregate consideration paid to Borrower in an amount greater than or equal to Five Hundred Thousand Dollars ($500,000.00) for each of the two most recent fiscal years of Borrower.

6.17                        Foreign Asset Control Regulations.

Neither the making of the Warehousing Advances nor the use of the proceeds of any thereof (or any other Loan) will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56).  Furthermore, neither Borrower nor any of its affiliates (a) is or will become a “blocked person”

as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person.”

7.                                      AFFIRMATIVE COVENANTS

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must, unless the Administrative Agent consents in writing:

7.1                               Payment of Obligations

Punctually pay or cause to be paid all Obligations, including the Obligations payable under this Agreement and the Warehousing Note in accordance with their terms.

7.2                               Financial Statements

Deliver to Administrative Agent, in form and detail reasonably satisfactory to Administrative Agent:

7.2(a)                          As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Parent, audited consolidated, and consolidating with respect to Borrower, Fiscal Year-end statements of income and cash flows of the Parent for that year, and the related consolidated, and consolidating with respect to Borrower, audited balance sheet as of the end of that year (setting forth in comparative form the corresponding figures for the preceding Fiscal Year), all in reasonable detail and accompanied by (1) an opinion as to those financial statements in form and substance reasonably satisfactory to Administrative Agent and prepared by an independent  certified public accounting firm reasonably acceptable to Administrative Agent (it being acknowledged that KPMG LLP currently is an acceptable independent certified public accounting firm),  and (2) if then available or otherwise within fifteen (15) days of receipt by the Parent, any management letters, management reports or other supplementary comments or reports delivered by those accountants to the Parent;

7.2(b)                          As soon as available and in any event within sixty (60) days after the end of each Calendar Quarter of the Parent, including its last Calendar Quarter, consolidated, and consolidating with respect to Borrower, interim statements of income for that fiscal quarter and the period from the beginning of the Fiscal Year to end of that Calendar Quarter, and the related consolidated and consolidating balance sheet (including contingent liabilities) as at the end of that Calendar Quarter, all in reasonable detail, subject, however, to year-end audit adjustments; and

7.2(c)                           Together with each delivery of financial statements required by this Section, a Compliance Certificate substantially in the form of Exhibit I.

7.3                              Other Borrower Reports

Deliver to Administrative Agent:

7.3(a)                          As soon as available and in any event within sixty (60) days after the end of each Calendar Quarter, a consolidated report (“Servicing Report”) as of the end of the Calendar Quarter, as to all Mortgage Loans the servicing rights to which are owned by the Parent or its Affiliates, and separately for Borrower (in each case, specified by investor type, recourse and non-recourse) regardless of whether the Mortgage Loans are Pledged Loans. The Servicing Report must be in similar summary form as previously presented to the Administrative Agent (or as the Administrative Agent otherwise may agree), and must, at a minimum, indicate which Mortgage Loans (1) are current and in good standing, (2) are more than thirty (30), sixty (60) or ninety (90) days past due, (3) are the subject of pending bankruptcy or foreclosure proceedings, or (4) have been converted (through foreclosure or other proceedings in lieu of foreclosure) into real estate owned by a member of the Parent’s consolidated group, and include, by Mortgage Loan type (x) weighted average coupon, (y) weighted average maturity, and (z) weighted average servicing fee.

7.3(b)                          As soon as available and in any event within sixty (60) days after the end of each calendar quarter, a loan production report as of the end of that quarter, presenting (i) the total dollar volume and the number of Mortgage Loans originated and closed or purchased during that quarter and for the fiscal year-to-date, specified by property type, loan type and (ii) as to any Mortgage Loans sold in such quarter, the Investor to whom each Mortgage Loan was sold.

7.3(c)                           As soon as available, but in any event at least sixty (60) days before the end of each Fiscal Year, preliminary forecasts prepared by management of Borrower, in form satisfactory to the Administrative Agent, of the balance sheets and statements of income or operations and cash flows of Borrower on a calendar quarterly basis for the immediately following Fiscal Year (including the fiscal year in which the Maturity Date occurs).

7.3(d)                          Other reports in respect of Pledged Loans or Pledged Securities, including, without limitation, copies of purchase confirmations issued by Investors purchasing Pledged Loans from Borrower, in such detail and at such times as Administrative Agent in its discretion may reasonably request.

7.3(e)                           With reasonable promptness, all further information regarding the business, operations, assets or financial condition of Borrower as Administrative Agent may reasonably request, including copies of any audits completed by Fannie Mae, FHA or Ginnie Mae.

7.3(f)                            As soon as available and in any event within thirty (30) days after the end of each Calendar Quarter, a report as of the end of such Calendar Quarter detailing all requests that Borrower repurchase Mortgage Loans and the status of each such request and any indemnification or similar agreement to which Borrower is a party in connection with any such request.

7.4                               Maintenance of Existence; Conduct of Business

Preserve and maintain its existence as a limited liability company in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, including its eligibility as lender, seller/servicer or issuer as described under Section 9.4; conduct its business in an orderly and efficient manner; maintain a net worth of acceptable assets as required for maintaining Borrower’s eligibility as lender, seller/servicer or issuer as described under Section 9.4; and make no material change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement.

7.5                               Compliance with Applicable Laws

Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, a breach of which could result in a material adverse change in Borrower’s business, operations, assets, or financial condition as a whole or on the enforceability of this Agreement, the Warehousing Note, any other Loan Document or any Collateral, except where contested in good faith and by appropriate proceedings.

7.6                               Inspection of Properties and Books; Operational Reviews

Permit Administrative Agent, any Lender, any Assignee or Participant (and their authorized representatives) to discuss the business, operations, assets and financial condition of Borrower with Borrower’s senior officers, and other management officials, agents and employees, and to examine and make copies or extracts of Borrower’s books of account, all at such reasonable times as Administrative Agent, any Lender, any Assignee or any Participant may request.  Provide their accountants with a copy of this Agreement promptly after its execution and authorize and instruct them to answer candidly all questions that the officers of Administrative Agent, any Lender, any Assignee or Participant or any authorized representatives thereof may address to them in reference to the financial condition or affairs of Borrower.  Borrower may have representatives in attendance at any meetings held between the officers or other representatives of Administrative Agent, any Lender, any Assignee or Participant and Borrower’s accountants under this authorization.  Permit Administrative Agent, any Lender, any Assignee or Participant (and their authorized representatives) access upon reasonable Notice and during normal business hours to Borrower’s premises and records for the purpose of conducting a review of Borrower’s general mortgage business methods, policies and procedures, auditing its loan files and reviewing the financial and operational aspects of Borrower’s business.

7.7                               Notice

Give prompt Notice to Administrative Agent of (a) any action, suit or proceeding instituted by or against Borrower in any federal or state court or before any agency, board, bureau, commission, instrumentality or other administrative or regulatory body (in each case, whether federal, state or local, domestic or foreign), which action, suit or proceeding has at issue in excess of One Million Dollars ($1,000,000.00) or any such proceedings threatened against Borrower in a writing containing the details of that action, suit or proceeding; (b) the filing, recording or assessment of any Lien for any federal, state or local taxes, assessments or other governmental charges against Borrower, any of its assets, other than a Lien for taxes, assessments or other governmental charges on real property securing or that previously secured an individual Mortgage Loan that is not a Pledged Loan; (c) the occurrence of a Default or an Event of Default; (d) the suspension, revocation or termination of Borrower’s eligibility, in any respect, as lender, seller/servicer or issuer as described under Section 9.4 or the suspension, revocation or termination of any other license or approval required for Borrower to engage in the business of originating, acquiring and, if applicable, servicing Mortgage Loans; (e) the imposition of any other adverse regulatory or administrative action or sanction on or against Borrower by any agency, board, bureau, commission, instrumentality or other administrative or regulatory body (in each case, whether federal, state or local, domestic or foreign) that could result in a material adverse change in Borrower’s business, operations, assets or financial condition as a whole or that could affect the validity or enforceability of any Pledged Loan or Pledged Security; (f) the transfer, loss, nonrenewal or termination of any Servicing Contracts to which Borrower is a party, or which is held for the benefit of Borrower, involving aggregate consideration paid to Borrower in an amount greater than or equal to Five Hundred Thousand Dollars ($500,000.00) for each of the two most recent fiscal years of Borrower, and the reason for that transfer, loss, nonrenewal or termination; (g) any Prohibited Transaction with respect to any Plan, specifying the nature of the Prohibited Transaction and what action Borrower or such Guarantor’s proposes to take with respect to it; and (h) any other action, event or condition of any nature that could lead to or result in a material adverse change in the business, operations, assets or financial condition of Borrower.

7.8                               Payment of Taxes and Other Obligations

Pay, perform and discharge, or cause to be paid, performed and discharged, all taxes, assessments and governmental charges or levies imposed upon Borrower or upon its income, receipts or properties before those taxes, assessments and governmental charges or levies become past due, and all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could become a Lien or charge upon any of their respective properties or assets.  Borrower is not required to pay, however, any taxes, assessments and governmental charges or levies or claims for labor, materials or supplies for which Borrower has obtained an adequate bond or insurance or that are being contested in good faith and by proper proceedings that are being reasonably and diligently pursued and for which proper reserves have been created.

7.9                               Insurance

(a)                                 Maintain blanket bond coverage and errors and omissions insurance with such companies and in such amounts as satisfy prevailing requirements applicable to a lender, seller/servicer or issuer as described under Section 9.4, including all applicable Federal Agency insurance requirements, and liability, fire and other hazard insurance on its properties, in each case with responsible insurance companies acceptable to Administrative Agent, in such amounts and against such risks as is customarily carried by similar businesses operating in the same location.  Within thirty (30) days after Notice from Administrative Agent, obtain such additional insurance as Administrative Agent may reasonably require, all at the sole expense of Borrower.  Copies of such policies must be furnished to Administrative Agent without charge upon request of Administrative Agent.  Borrower agrees to use its best efforts to obtain and deliver to Administrative

Agent a certificate issued by said insurers to the effect that they will use their best efforts to give Administrative Agent at least thirty (30) days prior written notification prior to cancellation of coverage under any such policy.

(b)                                 Maintain a fidelity bond of an incorporated surety company in an amount acceptable to the Administrative Agent and consistent with Borrower’s past practice securing protection and indemnity to Borrower against loss of any money or other property entrusted to Borrower or Borrower’s officers, employees or agents or coming into their control, caused by any dishonest, fraudulent or criminal act, direct or indirect, of Borrower or of its officers, employees or agents.  Borrower shall furnish a certificate evidencing such fidelity bond to Administrative Agent, upon request, and shall notify Administrative Agent if such fidelity bond coverage is decreased or exhausted.

7.10                        Closing Instructions

Indemnify and hold Administrative Agent and each Lender harmless from and against any loss, including reasonable attorneys’ fees and costs, attributable to the failure of any title insurance company, agent or attorney to comply with Borrower’s disbursement or instruction letter relating to any Mortgage Loan.  The Administrative Agent has the right to pre-approve Borrower’s choice of title insurance company, agent or attorney, unless already approved by a relevant Federal Agency, as applicable, and Borrower’s disbursement or instruction letter to them in any case in which Borrower intends to obtain a Warehousing Advance against the Mortgage Loan to be created at settlement or to pledge that Mortgage Loan as Collateral under this Agreement.

7.11                        Subordination of Certain Indebtedness

Cause any indebtedness of Borrower for borrowed money to any Affiliate or any member, shareholder, director or officer of any Affiliate of Borrower, to be subordinated to the Obligations by the execution and delivery to Administrative Agent of a Subordination of Debt Agreement, on the form prescribed by the Administrative Agent, certified by the corporate secretary of Borrower to be true and complete and in full force and effect.

7.12                        Other Loan Obligations

Perform all material obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which Borrower is bound or to which any of its property is subject, and promptly notify the Administrative Agent in writing of a declared default under or the termination, cancellation, reduction or nonrenewal of any of its other lines of credit or agreements with any other lender.  Exhibit J is a true and complete list of all such revolving lines of credit or revolving credit agreements as of the date of this Agreement.

7.13                        ERISA

Maintain and cause each ERISA Affiliate to maintain each Plan in compliance with all material applicable requirements of ERISA and of the Internal Revenue Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Internal Revenue Code, and not, and not permit any ERISA Affiliate to, (a) engage in any transaction in connection with which Borrower or any ERISA Affiliate would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code, in either case in an amount exceeding Five Hundred Thousand Dollars ($500,000.00) or (b) fail to make full payment when due of all amounts that, under the provisions of any Plan, Borrower or any ERISA Affiliate is required to pay as contributions to that Plan, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding Five Hundred Thousand Dollars ($500,000.00).

7.14                        Use of Proceeds of Warehousing Advances

Use the proceeds of each Warehousing Advance solely for the purpose of funding Eligible Loans and against the pledge of those Eligible Loans as Collateral.

7.15                        Investor Instructions.

Upon any Event of Default prior to purchase of a Mortgage Loan by the Investor, and upon direction by the Administrative Agent, Borrower shall immediately direct the Investor to provide any documents in its possession related to such Mortgage Loan to the Administrative Agent.

7.16                        Sale of Mortgage Loan to Investor.

Provide status reports of its efforts to sell each Mortgage Loan to the applicable Investor on the earlier of: (a) within five (5) days after Borrower becomes aware of any fact or circumstance that causes Borrower to believe that the Investor may not purchase the Mortgage Loan within sixty (60) days after the date of the related Warehousing Advance, in which case such status report shall include Borrower’s plan for repaying the Administrative Agent the amount of the Mortgage Loan, or (b) fifty-five (55) days after the date of the applicable Warehousing Advance.  In addition, if the Investor has not purchased, and Borrower has not repaid, the Mortgage Loan within fifty-five (55) days after the date of the related Warehousing Advance, Borrower shall immediately cause the Administrative Agent to be named as an additional insured under the property insurance policy covering the property which is collateral for the Mortgage Loan.

8.                                      NEGATIVE COVENANTS

As long as any Lender shall have any Warehousing Commitment or there remain any Obligations to be paid or performed, Borrower must not, either directly or indirectly, without the prior written consent of Administrative Agent and each Lender:

8.1                               [Intentionally Deleted]

8.2                               Contingent Liabilities

Assume, guarantee, endorse or otherwise become contingently liable for the obligation of any Person except (a) for the Acquisition Term Loan and obligations arising in connection therewith, (b) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and (c) for obligations arising in connection with the sale of Mortgage Loans in the ordinary course of a Borrower’s business.

8.3                               Restrictions on Fundamental Changes

8.3(a)                          Reorganize, spin-off, consolidate with, merge with or into, or enter into any analogous reorganization or transaction with any Person except that WD Capital and ARA Finance each may merge with and into the Borrower.

8.3(b)                          Amend or otherwise modify Borrower’s certificate of formation or operating agreement in any manner which is materially adverse to Administrative Agent or any Lender.

8.3(c)                           Liquidate, wind up or dissolve (or suffer any liquidation or dissolution).

8.3(d)                          Make any material change in the nature or scope of the business in which Borrower engages as of the date of this Agreement and cease actively to engage in the business of originating or acquiring Mortgage Loans, or if applicable, servicing Mortgage Loans.

8.3(e)                           Sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or any substantial part of Borrower’s business or assets, whether now owned or acquired after the Closing Date, other than, in the ordinary course of business and to the extent not otherwise prohibited by this Agreement, sales by Borrower of (1) Mortgage Loans, (2) Mortgage-backed Securities and (3) Servicing Contracts.

8.3(f)                            Acquire by purchase or in any other transaction all or substantially all of the business or property, or stock or other ownership interests of any Person.

8.3(g)                           Permit any Subsidiary of the Borrower or a Guarantor (other than WD Capital or ARA Finance) to do or take any of the foregoing actions.

8.4                               Subsidiaries

Form or acquire any Subsidiary of Borrower.

8.5                               Loss of Eligibility, Licenses or Approvals

Take any action, or fail or omit to take any action, that would (a) cause Borrower to lose all or any part of its status as an eligible lender, seller/servicer or issuer as described under Sections 9.4, 9.5, 9.6 or 9.7, or all or any part of any other license or approval required for Borrower to engage in the business of originating, acquiring and servicing Mortgage Loans or (b) result in the imposition of any other adverse regulatory or administrative action or sanction on or against Borrower by any agency board, bureau, commission, instrumentality or other administrative or regulatory body (in each case, whether federal, state or local, domestic or foreign) that could result in a material adverse change in Borrower’s business, operations, assets or financial condition as a whole or that could affect the validity or enforceability of any Pledged Loan.

8.6                               Accounting Changes

Make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year.  If any changes in GAAP would result in any material deviation in the method of calculating and results of testing compliance with any financial covenant hereunder, such financial covenant shall continue to be calculated and tested as if such change in GAAP had not occurred, unless otherwise specifically agreed in writing by Administrative Agent after full disclosure by Borrower.

8.7                               Minimum Adjusted Tangible Net Worth

(a) Permit the Parent’s Tangible Net Worth shall at any time to be less than the sum of: (A) Two Hundred Million Dollars ($200,000,000.00), plus (B) an amount equal to seventy-five percent (75%) of the Net Proceeds of any Equity Issuances by the Parent or any Subsidiary occurring after the Closing Date, to be tested on the last day of each Calendar Quarter, or (ii) permit the Parent or any applicable Subsidiary to otherwise not be in compliance with applicable net worth requirements of HUD, Fannie Mae and Freddie Mac.

8.8                               [Intentionally Deleted]

8.9                               [Intentionally Deleted]

8.10                        [Intentionally Deleted]

8.11                        Minimum Cash and Cash Equivalents

Permit the Parent’s Liquid Assets, determined on a consolidated basis, at any time to be less than $15,000,000, or permit the Parent or any applicable Subsidiary otherwise not to be in compliance with applicable liquidity requirements of HUD, Fannie Mae and Freddie Mac.

8.12                        Servicing Delinquencies

Permit the aggregate unpaid principal amount of Fannie Mae DUS Mortgage Loans within the Parent’s consolidated Servicing Portfolio which are sixty (60) or more days past due or otherwise in default at any time to exceed three and one-half percent (3 1/2%) of the aggregate unpaid principal balance of all Fannie Mae DUS Mortgage Loans within the Parent’s consolidated Servicing Portfolio at such time, calculated as of the last day of each Calendar Quarter; provided, however, that solely for purposes of determining compliance with this Section 8.12 Fannie Mae DUS Mortgage Loans shall be adjusted to exclude: (1) any No Risk Mortgage Loans under the Fannie Mae DUS Program and (2)  with respect to any At Risk Mortgage Loans under a modified risk sharing arrangement under the Fannie Mae DUS Program, any loan balances which are not subject to any loss sharing or recourse thereunder.

8.13                        Dividends and Distributions

So long as any Default or Event of Default is then outstanding or would be outstanding after taking into effect a dividend, redemption or setting aside of funds, cause or permit, directly or indirectly: declare, pay, authorize or make any form of dividend (except for stock dividends or stock splits) or return any capital, in cash or property, to its shareholders, their successors or assigns or repurchase, redeem or retire any of the capital stock of such Person.

8.14                        Transactions with Affiliates

Directly or indirectly (a) make any loan, advance, extension of credit or capital contribution to any of the Borrower’s Affiliates, (b) sell, transfer, pledge or assign any of its assets to or on behalf of those Affiliates except for pledges made in connection with the Acquisition Term Loan, (c) merge or consolidate with or purchase or acquire assets from those Affiliates except for a merger by the Borrower with, or the purchase or acquisition by the Borrower of assets of WD Capital or of ARA Finance, or (d) pay management fees to or on behalf of those Affiliates, other than (i) payments attributable to reasonable overhead and administrative charges allocated to the Borrower by the Affiliates, (ii) reasonable subservicing fees payable to Affiliates for their servicing of the Servicing Portfolio and (iii) other transactions in the ordinary course of business (but still in compliance with the terms of this Section 8.14) and on terms not less favorable to the Borrower than could be obtained from an unaffiliated third party on an arm’s length basis.

8.15                        Recourse Servicing Contracts

Except for Servicing Contracts involving Fannie Mae DUS Mortgage Loans, and conduit originations for which Borrower notifies Administrative Agent pursuant hereto, acquire or enter into Servicing Contracts under which Borrower must repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of those Mortgage Loans.

8.16                        Total Servicing Portfolio and Fannie Mae Servicing Portfolio

Permit the aggregate unpaid principal amount of (i) all Mortgage Loans comprising the Parent’s consolidated Servicing Portfolio (exclusive of such Mortgage Loans which (A) are sixty (60) or more days past due or are otherwise in default, or (B) have been transferred to Fannie Mae for resolution) to be less than Twenty billion ($20,000,000,000.00) at any time, or (ii) all Fannie Mae DUS Mortgage Loans comprising the Parent’s consolidated Servicing Portfolio (exclusive of such Mortgage Loans which (A) are sixty (60) or more days past due or are otherwise in default, or (B) have been transferred to Fannie Mae for resolution) to be less than ten  billion ($10,000,000,000.00) at any time, calculated as of the last day of each Calendar Quarter.

9.                                      SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING COLLATERAL

9.1                               Special Representations and Warranties Concerning Warehousing Collateral

Borrower represents and warrants to Administrative Agent and each Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that:

9.1(a)                          Borrower has selected the Collateral in a manner so as to not affect adversely Administrative Agent’s or any Lender’s interests.

9.1(b)                         Borrower is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted under this Agreement), of the Pledged Loans and the Pledged Securities.  All Pledged Loans, Pledged Securities and related Purchase Commitments have been duly authorized and validly issued to Borrower, and all of the foregoing items of Collateral comply with all of the requirements of this Agreement, and have been and will continue to be validly pledged or assigned to Administrative Agent, subject to no other Liens.

9.1(c)                           Borrower has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it under this Agreement.

9.1(d)                          Each Mortgage Loan and each related document included in the Pledged Loans (1) has been duly executed and delivered by the parties to that Mortgage Loan and that related document, (2) has been made in compliance with all applicable laws, rules and regulations (including all laws, rules and regulations relating to usury), (3) is and will continue to be a legal, valid and binding obligation, enforceable in accordance with its terms, without setoff, counterclaim or defense in favor of the mortgagor under the Mortgage Loan or any other obligor on the Mortgage Note, (4) has not been modified, amended or any requirements of which waived, except in a writing that is part of the Collateral Documents, and (5) complies and will continue to comply with the terms of this Agreement, the related Purchase Commitment, and the standard practices of the applicable Investor.

9.1(e)                           Each Pledged Loan is secured by a Mortgage on real property and improvements located in one of the states of the United States or the District of Columbia.

9.1(f)                            Each Pledged Loan has been closed or will be closed and funded with the Warehousing Advance made against it.

9.1(g)                           Each Pledged Loan against which a Warehousing Advance has been or will be made on the basis of a Purchase Commitment, meets all of the requirements of that Purchase Commitment, and each Pledged Security against which a Warehousing Advance is outstanding meets all of the requirements of the related Purchase Commitment.

9.1(h)                          Pledged Loans that are intended to be exchanged for Agency Securities comply or, prior to the issuance of the Agency Securities will comply, with the requirements of any governmental instrumentality, department or agency issuing or guaranteeing the Agency Securities.

9.1(i)                              Except for FHA Construction Mortgage Loans, each Mortgage Loan has been fully advanced in the face amount of its Mortgage Note.

9.1(j)                             Each Pledged Loan is a First Mortgage Loan, unless permitted to be a Subordinate Mortgage Loan under Exhibit D (in which case such Pledged Loan may only be a Second Mortgage Loan or a Third Mortgage Loan).

9.1(k)                          Each First Mortgage Loan is secured by a First Mortgage on the real property and improvements described in or covered by that Mortgage.

9.1(l)                             Each First Mortgage Loan has or will have a title insurance policy, in ALTA form or equivalent, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing those Mortgage Loans.

9.1(m)                      The real property securing each Pledged Loan has been evaluated or appraised in accordance with Title XI of FIRREA, USPAP, and the requirements of the applicable Investor.

9.1(n)                          Each Subordinate Mortgage Loan (to the extent Subordinate Mortgage Loans are permitted by Exhibit D) is a Second Mortgage Loan or a Third Mortgage Loan on the premises described in that Mortgage.  With respect to each Second Mortgage Loan and Third Mortgage Loan, Borrower shall be the servicer, and Lender with respect to such Second Mortgage Loan and Third Mortgage Loan shall also be Lender with respect to the senior Mortgage Loan on such Property.

9.1(o)                          To the extent required by the related Purchase Commitment or by Investors generally for similar Mortgage Loans, each Subordinate Mortgage Loan has or will have a title insurance policy, in ALTA form or equivalent, from a recognized title insurance company, insuring the appropriate priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing those Mortgage Loans.

9.1(p)                          The Mortgage Note for each Pledged Loan is (1) payable or endorsed to the order of Borrower, (2) an “instrument” within the meaning of Article 9 of the Uniform Commercial Code of all applicable jurisdictions and (3) is denominated and payable in United States dollars.

9.1(q)                          No default exists under any Mortgage Loan when such Mortgage Loan first is included as a Pledged Loan, and no default has existed for sixty (60) days or more under any such Mortgage Loan at any time thereafter.

9.1(r)                             No party to a Mortgage Loan or any related document is in violation of any applicable law, rule or regulation that would impair the collectability of the Mortgage Loan or the performance by the mortgagor or any other obligor of his or her obligations under the Mortgage Note or any related document.

9.1(s)                            All fire and casualty policies covering the real property and improvements encumbered by each Mortgage included in the Pledged Loans (1) name and will continue to name Borrower and its successors and assigns as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance generally available.

9.1(t)                             Pledged Loans secured by real property and improvements located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency are and will continue to be covered by special flood insurance under the National Flood Insurance Program.

9.1(u)                          The real property and improvements securing each Pledged Loan are free of damage or waste and are in good repair, and no improvement located on or being a part of such real property violates any applicable zoning law or regulation (unless constituting a legal non-conforming use or improvement).

9.1(v)                          No notice of any partial or total condemnation has been given with respect to the real property and improvements securing any Pledged Loan.

9.1(w)                        None of the Pledged Loans is a graduated payment Mortgage Loan or has a shared appreciation or other contingent interest feature, and each Pledged Loan provides for periodic payments of all accrued interest on the Mortgage Loan on at least a monthly basis.

9.1(x)                          Neither Borrower nor any of Borrower’s Affiliates has any ownership interest, right to acquire any ownership interest or equivalent economic interest in any property securing a Pledged Loan or the mortgagor under the Pledged Loan or any other obligor on the Mortgage Note for such Pledged Loan.

9.1(y)                          The original assignments of Mortgage delivered to Administrative Agent for each Pledged Loan are in recordable form and comply with all applicable laws and regulations governing the filing and recording of such documents.

9.1(z)                           None of the mortgagors, guarantors or other obligors of any Pledged Loan is a Person named in any Restriction List and to whom the provision of financial services is prohibited or otherwise restricted by applicable law.

9.2                               Special Affirmative Covenants Concerning Warehousing Collateral

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrower must, unless the Administrative Agent consents in writing:

9.2(a)                          Warrant and defend the right, title and interest of Administrative Agent in and to the Collateral against the claims and demands of all Persons.

9.2(b)                          Service or cause to be serviced all Pledged Loans in accordance with the standard requirements of the issuers of Purchase Commitments covering them and all applicable Federal Agency requirements, including taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans; service or cause to be serviced all Mortgage Loans backing Pledged Securities in accordance with applicable governmental requirements and requirements of issuers of Purchase Commitments covering them; hold all escrow funds collected in respect of Pledged Loans and Mortgage Loans backing Pledged Securities in trust, without commingling the same with non-custodial funds, and apply them for the purposes for which those funds were collected.

9.2(c)                           Execute and deliver to Administrative Agent, with respect to the Collateral, those further instruments of sale, pledge, assignment or transfer, and those powers of attorney, as reasonably required by Administrative Agent, and do and perform all matters and things necessary or reasonably desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded Administrative Agent and Lenders under this Agreement.

9.2(d)                          Notify Administrative Agent within three (3) Business Days of any default under, or of the termination of, any Purchase Commitment relating to any Pledged Loan, Eligible Mortgage Pool or Pledged Security.

9.2(e)                           Promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions of or to all Purchase Commitments; deliver or cause to be delivered to the Investor the Pledged Loans and Pledged Securities to be sold under each Purchase Commitment not later than the mandatory delivery date of the Pledged Loans or Pledged Securities under the Purchase Commitment.

9.2(f)                            Compare the names of every mortgagor, guarantor and other obligor of every Mortgage Loan, together with appropriate identifying information concerning those Persons obtained by Borrower, against every Restriction List, and make certain that none of the mortgagors, guarantors or other obligors of any Mortgage Loan is a Person named in any Restriction List and to whom the provision of financial services is prohibited or otherwise restricted by applicable law.

9.2(g)                           Other than with respect to Fannie Mae DUS Mortgage Loans, prior to the origination by Borrower of any Mortgage Loans for sale to a Federal Agency, Borrower shall have entered into an agreement among Administrative Agent, the Investor under the applicable Purchase Commitment, and Borrower, pursuant to which such Investor agrees to send all cash proceeds of Mortgage Loans sold by Borrower to such Investor to the applicable Cash Collateral Account.

9.3                               Special Negative Covenants Concerning Warehousing Collateral

As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed, Borrower must not, either directly or indirectly, without the prior written consent of Administrative Agent:

9.3(a)                          Amend, modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Loans or Pledged Securities.

9.3(b)                          Sell, transfer or assign, or grant any option with respect to, or pledge (except under this Agreement and, with respect to each Pledged Loan or Pledged Security, the related Purchase Commitment) any of the Collateral or any interest in any of the Collateral.

9.3(c)                           Make any compromise, adjustment or settlement in respect of any of the Collateral or accept any consideration other than cash in payment or liquidation of the Collateral.

9.4                               Special Representations and Warranties Concerning Eligibility as Fannie Mae Approved Seller/Servicer of Mortgage Loans

Borrower represents and warrants to Administrative Agent and each Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that Borrower is approved, qualified and in good standing as a Fannie Mae-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Fannie Mae under the Fannie Mae DUS Program.

9.5                               Special Representation and Warranty Concerning Fannie Mae DUS Program Reserve Requirements

Borrower represents and warrants to Administrative Agent and each Lender that Borrower will have met the Fannie Mae DUS Program requirements for lender reserves for each Fannie Mae DUS Mortgage Loan to be funded by a Warehousing Advance, at such time as required by Fannie Mae under the Fannie Mae DUS Program.

9.6                               Special Representations and Warranties Concerning FHA Mortgage Loans

Borrower represents and warrants to Administrative Agent and each Lender, as of the date of each Advance Request and the making of each Warehousing Advance, that:

9.6(a)                          Each FHA-insured Mortgage Loan included in the Pledged Loans meets all applicable governmental requirements for such insurance.  Borrower has complied and will continue to comply with all laws, rules and regulations with respect to the FHA insurance of each Pledged Loan designated by Borrower as an FHA-insured Mortgage Loan, and such insurance is and will continue to be in full force and effect.

9.6(b)                          For FHA-insured Pledged Loans that will be used to back Ginnie Mae Mortgage-backed Securities, Borrower has received from Ginnie Mae the Confirmation Notice for Request of Additional Commitment Authority and Confirmation Notice for Request of Pool Numbers, and there remains available under those agreements a commitment on the part of Ginnie Mae sufficient to permit the issuance of Ginnie Mae Mortgage-backed Securities in an amount at least equal to the amount of the Pledged Loans designated by Borrower as the Mortgage Loans to be used to back those Ginnie Mae Mortgage-backed Securities; each of those Confirmation Notices is in full force and effect; each of those Pledged Loans has been assigned by Borrower to one of those Pool Numbers and a portion of the available Ginnie Mae Commitment has been allocated to this Agreement by Borrower, in an amount at least equal to those Pledged Loans; and each of those assignments and allocations has been reflected in the books and records of Borrower.

9.7                               Special Representations and Warranties Concerning Eligibility as Freddie Mac Program Plus Seller/Servicer of Mortgage Loans

9.7(a)                         Borrower represents and warrants to Administrative Agent and each Lender, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance, that Borrower is approved, qualified and in good standing as a Freddie Mac Program Plus seller/servicer of Mortgage Loans

10.                               DEFAULTS; REMEDIES

10.1                        Events of Default

The occurrence of any of the following is an event of default (“Event of Default”):

10.1(a)                   Borrower fails to pay the principal of any Warehousing Advance when due, whether at stated maturity, by acceleration, or otherwise; or fails to pay interest on any Warehousing Advance when due hereunder; or fails to pay, within any applicable grace period, any other amount due under this Agreement or any other Obligation of Borrower to Administrative Agent or any Lender.

10.1(b)                   Borrower fails to perform or comply with any term or condition applicable to it contained in any Section of Article 7 or Article 8.

10.1(c)                    The suspension, revocation or termination of Borrower’s eligibility, in any respect, as lender, seller/servicer or issuer as described under Sections 9.4, 9.5, 9.6 or 9.7, or of any other license or approval required for Borrower to engage in the business of originating, acquiring and, if applicable, servicing Mortgage Loans; or the imposition of any other adverse regulatory or administrative action or sanction on or against Borrower by any agency, board, bureau, commission, instrumentality or other administrative or regulatory body (in each case, whether federal, state or local, domestic or foreign), that in each such case could result in a material adverse change in Borrower’s business, operations, assets or financial condition as a whole or that could affect the validity or enforceability of any Pledged Loan.

10.1(d)                   Any representation or warranty made or deemed made by Borrower under this Agreement, in any other Loan Document or in any written statement or certificate at any time given by Borrower is inaccurate or incomplete in any material respect on the date as of which it is made or deemed made.

10.1(e)                    Borrower defaults in the performance of or compliance with any term contained in this Agreement or any other Loan Document other than those referred to in Sections 10.1(a), 10.1(b), 10.1(c) or 10.1(d) and such default has not been remedied or waived in writing within thirty (30) days after the earliest of (1) receipt by Borrower of Notice from Administrative Agent of that default, (2) receipt by Administrative Agent of Notice from Borrower of that default or (3) the date Borrower should have notified Administrative Agent of that default under the applicable clause of Section 7.7.

10.1(f)                     Borrower defaults under any other Indebtedness in excess of Five Hundred Thousand Dollars ($500,000.00) (individually or in the aggregate) and such default continues beyond any applicable grace period provided in the relevant agreement with respect thereto.

10.1(g)                    An “event of default” (however defined) occurs under any agreement between Borrower, Administrative Agent or any Lender or its affiliates other than this Agreement and the other Loan Documents.

10.1(h)                   A case (whether voluntary or involuntary) is filed by or against Borrower under any applicable bankruptcy, insolvency or other similar federal or state law; or a court of competent jurisdiction appoints a receiver (interim or permanent), liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, or over all or a substantial part of its properties or assets, and, if filed against Borrower, such action is not dismissed within sixty (60) days; or Borrower (1) consents to the appointment of or possession by a receiver (interim or permanent), liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or over all or a substantial part of its properties or assets, (2) makes an assignment for the benefit of creditors, or (3) fails, or admits in writing its inability, to pay its debts as those debts become due.

10.1(i)                       Borrower fails to perform any contractual obligation to repurchase Mortgage Loans.

10.1(j)                      Any money judgment, writ or warrant of attachment or similar process involving an amount in excess of Five Hundred Thousand Dollars ($500,000.00) is entered or filed against Borrower or any of its properties or assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or five (5) days before the date of any proposed sale under that money judgment, writ or warrant of attachment or similar process.

10.1(k)                   Any order, judgment or decree decreeing the dissolution of Borrower is entered and remains undischarged or unstayed for a period of twenty (20) days.

10.1(l)                       Borrower purports to disavow any of its Obligations or contests the validity or enforceability of any Loan Document.

10.1(m)               The Administrative Agent’s security interest on any portion of the Collateral becomes unenforceable or otherwise impaired.

10.1(n)                   A material adverse change occurs in Borrower’s financial condition, business, properties or assets, operations or prospects, or in Borrower’s ability to repay the Obligations.

10.1(o)                   Any Lien for any tax, assessment or other governmental charge (i) is filed or is otherwise enforced against Borrower or any of its property, including any of the Collateral, other than a Lien for taxes, assessments or other governmental charges on real property securing or that previously secured an individual Mortgage Loan that is not a Pledged Loan, or (ii) obtains priority that is equal to or greater than the priority of Administrative Agent’s security interest in any of the Collateral.

10.2                        Remedies

10.2(a)                   If an Event of Default described in Section 10.1(h) occurs with respect to Borrower, the Warehousing Commitment will automatically terminate and the unpaid principal amount of and accrued interest on the Warehousing Note and all other Obligations will automatically become due and payable, without presentment, demand or other Notice or requirements of any kind, all of which Borrower expressly waives.

10.2(b)                   If an Event of Default described in Section 10.1(a) occurs with respect to Borrower, Administrative Agent may, and at the direction of Required Lenders, shall terminate the Warehousing Commitment and declare the Obligations to be immediately due and payable.

10.2(c)                    If any other Event of Default occurs, Administrative Agent may, and at the direction of Required Lenders, shall by Notice to Borrower, terminate the Warehousing Commitment and declare the Obligations to be immediately due and payable.

10.2(d)                   If any Event of Default occurs, Administrative Agent may, and at the direction of Required Lenders, shall also take any of the following actions:

(i)                           Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral to secure all payments and performance of the Obligations in any manner permitted by law or provided for in the Loan Documents.

(ii)                        Notify all obligors under any of the Collateral that the Collateral has been assigned to Administrative Agent (or to another Person designated by Administrative Agent) and that all payments on that Collateral are to be made directly to Administrative Agent (or such other Person); settle, compromise or release, in whole or in part, any amounts any obligor or Investor owes on any of the Collateral on terms acceptable to Administrative Agent (with the Required Lenders’ consent in the case of the release of any Pledged Loan or Pledged Security of an amount less than the outstanding Warehouse Advance against such Pledged Loan or Pledged Security); enforce payment and prosecute any action or proceeding involving any of the Collateral; and where any Collateral is in default, foreclose on and enforce any Liens securing that Collateral in any manner permitted by law and sell any property acquired as a result of those enforcement actions.

(iii)                     Prepare and submit for filing Uniform Commercial Code amendment statements evidencing the assignment to Administrative Agent or its designee of any Uniform Commercial Code financing statement filed in connection with any item of Collateral.

(iv)                    Act, or contract with a third party to act at Borrower’s expense, as servicer or subservicer of Collateral requiring servicing and perform all obligations required under any Collateral, including Servicing Contracts and Purchase Commitments.

(v)                       Require Borrower to assemble and make available to the Administrative Agent the Collateral and all related books and records at a place designated by the Administrative Agent.

(vi)                    Enter onto property where any Collateral or related books and records are located and take possession of those items with or without judicial process; and obtain access to Borrower’s respective data processing equipment, computer hardware and software relating to the Collateral and use all of the foregoing and the information contained in the foregoing in any manner the Administrative Agent deems necessary for the purpose of effectuating its rights under this Agreement and any other Loan Document.

(vii)                 Before the disposition of the Collateral, prepare it for disposition in any manner and to the extent the Administrative Agent deems appropriate.

(viii)              Exercise all rights and remedies of a secured creditor under the Commercial Code of Pennsylvania or other applicable law, including selling or otherwise disposing of all or any portion of the Collateral at one or more public or private sales, whether or not the Collateral is present at the place of sale, for cash or credit or future delivery, on terms and conditions and in the manner as the Administrative Agent may determine, including sale under any applicable Purchase Commitment.  Borrower waives any right it may have to prior notice of the sale of all or any portion of the Collateral to the extent allowed by applicable law.  If notice is required under applicable law, the Administrative Agent will give Borrower not less than ten (10) days’ notice of any public sale or of the date after which any private sale may be held.  Borrower agrees that ten (10) days’ notice is reasonable notice.  Administrative Agent may, without notice or publication, adjourn any public or private sale one or more times by announcement at the time and place fixed for the sale, and the sale may be held at any time or place announced at the adjournment.  In the case of a sale of all or any portion of the Collateral on credit or for future delivery, the Collateral sold on those terms may be retained by the Administrative Agent until the purchaser pays the selling price or takes possession of the Collateral.  Administrative Agent has no liability to Borrower if a purchaser fails to pay for or take possession of Collateral sold on those terms, and in the case of any such failure, Administrative Agent may sell the Collateral again upon notice complying with this Section.

(ix)                    Administrative Agent may proceed by suit at law or in equity to collect all amounts due on the Collateral, or to foreclose the Administrative Agent’s Lien on and sell all or any portion of the Collateral pursuant to a judgment or decree of a court of competent jurisdiction.

(x)                       Proceed against Borrower on the Warehousing Note.

10.2(e)                    Neither the Administrative Agent nor any Lender will incur any liability as a result of the commercially reasonable sale or other disposition of all or any portion of the Collateral at any public or private sale or other disposition.  Borrower waives (to the extent permitted by law) any claims it may have against Administrative Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale, or was less than the aggregate amount of the outstanding Warehousing Advances, accrued and unpaid interest on those Warehousing Advances, and unpaid fees, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.  Borrower agrees that any sale of Collateral under the terms of a Purchase Commitment, or any other disposition of Collateral arranged by Borrower, whether before or after the occurrence of an Event of Default, will be deemed to have been made in a commercially reasonable manner.

10.2(f)                     Borrower acknowledges that the Mortgage Loans are collateral of a type that are the subject of widely distributed standard price quotations and that Mortgage-backed Securities are collateral of a type that are customarily sold on a recognized market.  Borrower waives any right it may have to prior notice of the sale of Pledged Securities, and agrees that Administrative Agent or any Lender may purchase Pledged Loans and Pledged Securities at a private sale of such Collateral.

10.2(g)                    Borrower specifically waives and releases (to the extent permitted by law) any equity or right of redemption, stay or appraisal that Borrower has or may have under any rule of law or statute now existing or adopted after the date of this Agreement, and any right to require Administrative Agent or any Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies against the Collateral in any particular order or (3) pursue any other remedy within its power.  Administrative Agent is not required to take any action to preserve any rights of Borrower against holders of mortgages having priority to the Lien of any Mortgage or Security Agreement included in the Collateral or to preserve Borrower’s rights against other prior parties.

10.2(h)                   Administrative Agent or any Lender may, but is not obligated to, advance any sums or do any act or thing necessary to uphold or enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage or Security Agreement included in the Collateral, including payment of delinquent taxes or assessments and insurance premiums.  All advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Administrative Agent or any Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement of this Agreement, together with interest on those amounts at the Default Rate, from the time paid by Administrative Agent or any Lender until repaid by Borrower, are deemed to be principal outstanding under this Agreement and the Warehousing Note.

10.2(i)                       No failure or delay on the part of Administrative Agent or any Lender to exercise any right, power or remedy provided in this Agreement or under any other Loan Document, at law or in equity, will operate as a waiver of that right, power or remedy.  No single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy provided under this Agreement or any other Loan Document, at law or in equity, precludes any other or further exercise of that right, power or remedy by

Administrative Agent or any Lender, or the Administrative Agent’s or any Lender’s exercise of any other right, power or remedy.  Without limiting the foregoing, Borrower waives all defenses based on the statute of limitations to the extent permitted by law.  The remedies provided in this Agreement and the other Loan Documents are cumulative and are not exclusive of any remedies provided at law or in equity.

10.2(j)                      Borrower grants the Administrative Agent on behalf of the Lenders, a license or other right to use, without charge, Borrower’s computer programs, other programs, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any of the Collateral and Borrower’s rights under all licenses and all other agreements related to the foregoing inure to the Administrative Agent’s and each Lender’s benefit until the Obligations are paid in full.

10.3                        Insufficiency of Proceeds

If the proceeds realized from any sale, disposition or other enforcement rights with respect to the Collateral are insufficient to cover the costs and expenses of such sale, disposition or other enforcement rights with respect to the Collateral and payment in full of all Obligations, then Borrower shall be liable for the deficiency.  Nothing herein shall require Administrative Agent or any Lender to look to all or any portion of the Collateral prior to, or in lieu of, pursuing any other right or remedy, any or all of which may be pursued in any order and at any time, including at the same time.

10.4                        Administrative Agent Appointed Attorney-in-Fact

Borrower appoints the Administrative Agent its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement, the Warehousing Note and the other Loan Documents and taking any action and executing any instruments that the Administrative Agent deems necessary or advisable on behalf of the Lenders, to accomplish that purpose.  Borrower’s appointment of the Administrative Agent as attorney-in-fact is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Administrative Agent may give notice, on behalf of the Lenders, of the security interest in and Lien on the Collateral to any Person, either in Borrower’s name or in its own name, endorse all Pledged Loans or Pledged Securities payable to the order of Borrower, change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, prepare and submit for filing Uniform Commercial Code amendment statements with respect to any Uniform Commercial Code financing statements filed in connection with any item of Collateral or receive, endorse and collect all checks made payable to the order of Borrower representing payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Loans or Pledged Securities and give full discharge for those transactions.  The foregoing appointment shall be effective immediately with respect to ministerial matters, and upon the occurrence of an Event of Default with respect to all other matters.

10.5                        Right of Set-Off

Borrower hereby grants to Administrative Agent and each Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Administrative Agent and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody safekeeping or control of Administrative Agent or any Lender or any entity under the control of Administrative Agent or any Lender, and their respective successors and assigns or in transit to any of them, other than third-party custodial accounts maintained by Borrower at Administrative Agent or any each Lender.  Upon occurrence of an  Event of Default with respect to the payment of any Obligation or in the performance of any of its duties under the Loan Documents, Administrative Agent or any Lender may, as determined in such party’s sole discretion, without Notice to or demand on Borrower (which Notice or demand Borrower expressly waives), set-off, appropriate or apply any property of Borrower held at any time by Administrative Agent or such Lender, or any indebtedness at any time owed by Administrative Agent or such Lender to or for the account of a Borrower, against the Obligations, whether or not those Obligations have matured and irrespective of whether or not such Administrative Agent or such Lender shall have made any demand under this Agreement or any other Loan Document; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and the Administrative Agent under this Section 10.5 are in addition to other rights and remedies (including other rights of setoff) that such Lender or Administrative Agent may have.  Each Lender and the Administrative Agent agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.  ANY AND ALL RIGHTS TO REQUIRE ADMINISTRATIVE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH NON-CUSTODIAL DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

10.6                        Application of Funds.

After the exercise of remedies provided for in this Section 10 (or after the Loans have automatically become immediately due and payable as set forth in this Section 10), any amounts received on account of the Obligations shall be applied by Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent) payable to Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents, ratably among them in proportion to the Ratable Share of each Lender.

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and the other Obligations arising under the Loan Documents, ratably among them in proportion to the Ratable Share of each Lender;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among them in proportion to the Ratable Share of each Lender; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by law.

11.                               THE ADMINISTRATIVE AGENT

11.1        Appointment and Authority.  Each of the Lenders hereby irrevocably appoints PNC Bank, National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section 11 (other than as permitted in Section 11.6) are solely for the benefit of Administrative Agent and Lenders, and Borrower shall have no rights as a third party beneficiary of any of such provisions.  The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.

11.2        Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

11.3                        Exculpatory Provisions.

11.3(a)                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)         shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)        shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)       shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

11.3(b)                   The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.1) or (ii) in the absence of its own gross negligence or willful misconduct.

11.3(c)                    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

11.4        Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Warehousing Advance, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Administrative

Advance.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

11.5        Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section 11 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

11.6        Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders and Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify Borrower and Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 11.6.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 11 and Section 12.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

11.7        Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

11.8        Authorization to Release Collateral.  The Lenders authorize the Administrative Agent, at Borrower’s expense, to release any Collateral pursuant to and in compliance with the terms of  Section 4.3.

11.9        No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

12.                               MISCELLANEOUS

12.1        Modifications, Amendments or Waivers.  With the written consent of Required Lenders, the Administrative Agent, acting on behalf of all Lenders, and Borrower and Guarantor may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of Lenders or the Borrower or Guarantor, or may grant written waivers or consents hereunder or thereunder.  Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders, Borrower and Guarantor; provided, that no such agreement, waiver or consent may be made which will:

(i)                           Increase of Commitment.  Increase the amount of any Lender’s Warehousing Commitment Amount without the written consent of such Lender;

(ii)                        Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment.  Whether or not any Warehousing Advances are outstanding, extend the Warehousing Maturity Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, without the written consent of each Lender directly affected thereby;

(iii)                     Conditions Precedent.  Waive any condition set forth in Section 5.1 and 5.2 and Exhibit B, without the written consent of each Lender;

(iv)                    Collateral Release.  Except as set forth in Section 11.8, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(v)                       Guaranty Release.  Release, whether in part or in whole, the Parent from any obligations arising under or evidenced by the Amended and Restated Guaranty, without the written consent of each Lender;

(vi)                    Pro Rata Share.  Amend, alter or modify any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the written consent of all of the Lenders (other than Defaulting Lenders);

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative may be made without the written consent of such Administrative Agent.

12.2                        No Implied Waivers, Cumulative Remedies.

No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege.  The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

12.3                        Notices

Except where telephonic, facsimile notice or other electronic transmission is expressly authorized by this Agreement, all communications required or permitted to be given or made under this Agreement (“Notices”) must be in writing and must be sent by manual delivery, overnight courier or United States mail (postage prepaid), addressed as follows:

If to Borrower or Parent:	Walker & Dunlop, LLC
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814
	Attention:	Stephen Theobald
	Facsimile:	(301) 500-1223
	E-mail:	stheobald@walkerdunlop.com

In each case with a copy to:	Walker & Dunlop, LLC
7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

	Attention:	Richard M. Lucas
	Facsimile:	(301) 500-1223
	Email:	rlucas@walkerdunlop.com

In each case with a copy to:	Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
	Attention:	Michael J. Pedrick
	Telephone:	215-963-4808
	Facsimile:	215-963-5001
	Email:	mpedrick@morganlewis.com

If to the Administrative Agent:	PNC Real Estate Finance
One PNC Plaza, 19th Floor
P1 — POPP — 19-2
Pittsburgh, Pennsylvania 15222
	Attention:	Terri Wyda, Senior Vice President
	Telephone:	(412) 768-8782
	Facsimile:	(412) 762-6500
	Email:	terri.wyda@pnc.com

In each case with a copy to:	PNC Bank NA
500 First Avenue, 4th Floor
Mail Stop: P7-PFSC-04-V
Pittsburgh, PA 15219
	Attention:	Sara L. Fischer
	Telephone:	(412) 762-7916
	Facsimile:	(412) 705-2124
	Email:	sara.fischer@pnc.com

In each case with a copy to:	Ballard Spahr LLP
300 East Lombard Street, 18th Floor
Baltimore, Maryland 21202
	Attention:	Thomas A. Hauser, Esquire
	Telephone:	(410) 528-5691
	Facsimile:	(410) 528-5650
	Email:	hauser@ballardspahr.com

All periods of Notice will be measured from the date of delivery if delivered manually or by facsimile, from the first Business Day after the date of sending if sent by overnight courier or from four (4) days after the date of mailing if sent by United States mail, except that Notices to the Administrative Agent under Article 2 and Section 3.3(e) will be deemed to have been given only when actually received by the Administrative Agent.  Borrower authorizes the Administrative Agent to accept Borrower’s Warehousing Advance Requests, shipping requests, wire transfer instructions, security delivery instructions and other routine communications concerning the Warehousing Commitment and the Collateral transmitted to the Administrative

Agent by electronic transmission (including facsimile or e-mail) and those documents, when transmitted to the Administrative Agent by electronic transmission have the same force and effect as the originals.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

12.4                        Reimbursement Of Expenses; Indemnity

12.4(a)                   Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly: (i) all the actual and reasonable out-of-pocket costs and expenses of Administrative Agent and each Lender for preparation of the Loan Documents and any consents, amendments, waivers, or other modifications thereto; (ii) the reasonable fees, expenses, and disbursements of counsel to Administrative Agent and each Lender in connection with the negotiation, preparation, execution, and administration of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and any other documents or matters requested by Borrower; (iii) all other actual and reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and each Lender in connection with the establishment of the facility, and the negotiation, preparation, and execution of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and the transactions contemplated thereby; and (iv) all reasonable out-of-pocket expenses (including reasonable attorneys fees and costs, which attorneys may be employees of the Administrative Agent or any Lender and the fees and costs of appraisers, brokers, investment bankers or other experts retained by Lender) incurred by Administrative Agent and each Lender in connection with (x) the enforcement of or preservation of rights under any of the Loan Documents against Borrower or any other Person, or the administration thereof, (y) any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work out” or pursuant to any insolvency or bankruptcy proceedings, and (z) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to Administrative Agent’s or any Lender’s relationship with Borrower, except to the extent arising out of such Person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  The covenants of this Section shall survive payment or satisfaction of payment of amounts owing with respect to the Warehousing Note.  The amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including the Default Rate) and be an Obligation secured by any Collateral.

12.4(b)                   Borrower shall indemnify and hold harmless Administrative Agent and each Lender and their respective parents, affiliates, officers, directors, employees, attorneys, and agents (“Indemnified Party”) from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby (“Damages”) including, without limitation (i) any actual or proposed use by Borrower of the proceeds of the Loan, (ii) Borrower entering into or performing this Agreement or any of the other Loan Documents, or (iii) with respect to Borrower and its properties and assets, the violation of any applicable law, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that no Indemnified Party shall be entitled to indemnification if a court of competent jurisdiction finally determines (all appeals having been exhausted or waived) that such Indemnified Party acted with willful misconduct or gross negligence.  In litigation, or the preparation therefor, Administrative Agent and each Lender shall be entitled to select their respective own counsel and, in addition to the foregoing indemnity, Borrower agrees to pay promptly the reasonable fees and expenses of such counsel.  If, and to the extent that the obligations of Borrower under this Section 12.4(b) are unenforceable for any reason, Borrower agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.  The provisions of this Section 12.4(b) shall survive the repayment of the Loan and the termination of the obligations of Administrative Agent and each Lender hereunder.

12.4(c)                    To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 12.4(a) or 12.4(b) to be paid by it to the Administrative Agent, each Lender severally agrees to pay to the Administrative Agent, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in connection with such capacity.

12.5                        Financial Information

All financial statements and reports furnished to the Administrative Agent under this Agreement must be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the most recent Audited Financial Statement of Borrower provided to Administrative Agent.

12.6                        Terms Binding Upon Successors; Survival of Representations

The terms and provisions of this Agreement are binding upon and inure to the benefit of Borrower, Administrative Agent, each Lender, and their respective successors and permitted assigns.  All of Borrower’s representations, warranties, covenants and agreements survive the making of any Warehousing Advance, and, except where a longer period is set forth in this Agreement, remain effective for as long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed.

12.7                        Pledge to Federal Reserve Banks

Each Lender may at any time pledge or assign all or any portion of its rights under the Loan Documents (including, without limitation, any portion of its Warehousing Note) to any of the Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  No such pledge or assignment or enforcement thereof shall release a Lender from its obligations under any of the Loan Documents.

12.8                        Governing Law

This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania (excluding the laws applicable to conflicts or choice of law).

12.9                        Amendments

This Agreement may not be amended, modified, or supplemented except by a written agreement signed by Borrower, Parent, Administrative Agent and each Lender.

12.10                 Relationship of the Parties

This Agreement provides for the making of Warehousing Advances by Lenders, the requirement of Warehousing Advances by Borrower, the payment of interest on those Warehousing Advances, and the payment of certain fees by Borrower to Administrative Agent and Lenders.  The relationship between Administrative Agent, Lenders and Borrower is limited to that of creditor and secured party on the part of Administrative Agent and each Lender and of debtor on the part of Borrower.  The provisions of this Agreement and the other Loan Documents for compliance with financial covenants and the delivery of financial statements and other operating reports are intended solely for the benefit of Administrative Agent and each Lender to protect their interests as creditors and secured party.  Nothing in this Agreement creates or may be construed as permitting or obligating Administrative Agent or any Lender to act as a financial or business advisor or consultant to Borrower, as permitting or obligating Administrative Agent or any Lender to control Borrower or to conduct Borrower’s operations, as creating any fiduciary obligation on the part of Administrative Agent or any Lender or to Borrower, or as creating any joint venture, partnership, agency or other similar relationship between Administrative Agent, any Lender and Borrower.  Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choice in connection with the negotiation and execution of the Loan Documents and to obtain the advice of that counsel with respect to all matters contained in the Loan Documents, including the waivers of jury trial and of punitive, consequential, special or indirect damages contained in Sections 12.18.  Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to Lenders for credit and to execute and deliver this Agreement.

12.11                 Severability

If any provision of this Agreement or any other Loan Document is declared to be illegal or unenforceable in any respect, that provision is null and void and of no force and effect to the extent of the illegality or unenforceability, and does not affect the validity or enforceability of any other provision of the Agreement or such other Loan Document.

12.12                 Consent to Credit References

Borrower and Parent each consents to the disclosure of information regarding Borrower, Parent and their relationship with Administrative Agent and Lenders to Persons making credit inquiries to Lender.  This consent is revocable by Borrower or Parent at any time upon Notice to Administrative Agent as provided in Section 12.3.

12.13                 Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together constitute but one and the same instrument.

12.14                 Headings/Captions

The captions or headings in this Agreement and the other Loan Documents are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement or any other Loan Document.

12.15                 Entire Agreement

This Agreement, the Warehousing Note and the other Loan Documents are intended by the parties as the final, complete and exclusive statement of the transactions evidenced by thereby.  All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement, the Warehousing Note and the other Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement, the Warehousing Note or the other Loan Documents.

12.16                 Consent to Jurisdiction

BORROWER AND PARENT EACH AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER AND PARENT BY MAIL AT THE ADDRESS SET FORTH HEREIN.  BORROWER AND PARENT EACH HEREBY WAIVES

ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

12.17                 Waiver of Jury Trial

BORROWER, PARENT, ADMINISTRATIVE AGENT AND EACH LENDER (BY ACCEPTANCE OF THIS AGREEMENT) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF ADMINISTRATIVE AGENT OR EACH LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

12.18                 Waiver of Punitive, Consequential, Special or Indirect Damages

BORROWER AND PARENT EACH WAIVES ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES FROM ADMINISTRATIVE AGENT AND EACH LENDER OR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, OR AGENTS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY BORROWER OR PARENT AGAINST ADMINISTRATIVE AGENT AND EACH LENDER OR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, OR AGENTS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.  THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES IS KNOWINGLY AND VOLUNTARILY GIVEN BY BORROWER AND PARENT, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES WOULD OTHERWISE APPLY.  THE ADMINISTRATIVE AGENT AND EACH LENDER IS AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES.

12.19                 U.S. Patriot Act

Each of Administrative Agent and each Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies

Borrower, which information includes the name and address of Borrower and other information that will allow such Administrative Agent and such Lenders to identify Borrower in accordance with the Act.

12.20                 Assignments and Participations

12.20(a)            Each Lender may assign all or any part of, or any interest in, such Lender’s rights and benefits hereunder and under the other Loan Documents, as well as all obligations related to such assigned rights and interest (including all or a portion of its Commitment and the Loans at the time owing to it), provided that any such assignment shall be subject to the following conditions:

(i)                           Minimum Amounts.

(a)           In the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or Loans at the time owing to it, no minimum amount shall be assigned;

(b)           In any case not described in (1) above, the aggregate amount of the Commitment shall not be less than Five Million Dollars ($5,000,000.00).

(ii)                        Proportionate Amounts.     Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitment assigned.

(iii)                     Consent of Administrative Agent.    The consent of Administrative Agent (not to be unreasonably withheld or delayed) and the Borrower (not to be unreasonably withheld or delayed, and provided that no Event of Default shall have occurred and be continuing) shall be required for an assignment of any or part of a Lender’s Commitment, except an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)                    Assignment and Assumption.  The parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement in the form of Exhibit M attached hereto and made a part hereof, together with a processing fee in the amount of Two Thousand Five Hundred Dollars ($2,500);

(v)                       No Assignment to Certain Persons.  No assignment shall be mate to (A) the Borrower, Guarantor or any Affiliate of Borrower or Guarantor, (B) any Defaulting Lender, or (C) any natural Person.

Subject to acceptance thereof by Administrative Agent pursuant to clause (iii) of this Section 12.20, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 12.4 with respect to facts and circumstances occurring prior to the effective date of such assignment, provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.20(b) below.

12.20(b)            Each Lender may at any time enter into participation agreements with one or more participating lenders whereby such Lender may allocate certain percentages of such Lender’s Warehousing Credit Limit to such participant(s), provided that no participant shall have, except as provided below, any voting or consent rights on any issue with respect to this Agreement or the other Loan Documents.  No participant shall be entitled to require the Administrative Agent or other Lenders to take or refrain from taking any action under this Agreement or any other Loan Document.  Notwithstanding the foregoing, any such participant shall be considered to be a “Lender” for purposes of Sections 3.11, 10.5, and 12.4 with respect to its participation; provided, however, that no participant shall be entitled to receive any greater amount than such Lender would have been entitled to receive in respect of the participation effected by such Lender had no participation occurred.  Borrower acknowledges that, for the convenience of all parties, this Agreement is being entered into with Lenders only and that its obligations under this Agreement are, to the extent expressly provided for in this Section 12.20, undertaken for the benefit of, and as an inducement to, any such participating lenders as well as Lenders.  Any grant of a participation by any Lender shall not discharge, reduce or otherwise affect such Lender’s obligation under this Agreement to fund Warehousing Advances, which obligation shall remain primary and absolute.  Such grants of participations shall not affect or diminish the rights of the granting Lender to reimbursement or other payments which may become due to such Lender under this Agreement and such reimbursements and other payments will be calculated as if said Lender had not granted any such participation.  Except as provided for herein, no participant shall have, by virtue of any participation, any rights or benefits under this Agreement or claims of any kind against Borrower.

12.20(c)             Borrower authorizes Lenders to disclose to any participant or assignee (each, a “Participant”) and any prospective Participant any and all information in the Administrative Agent’s or any Lender’s possession concerning Borrower which has been delivered to Administrative Agent or such Lender by Borrower in connection with the Administrative Agent’s or such Lender’s credit evaluation of Borrower.  Borrower shall assist such Lender in effectuating any assignment or participation pursuant to this Section 12.20 (including during syndication) in whatever manner Lender reasonably deems necessary, including the participation in meetings with prospective Participants.

12.20(d)            No Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under the Loan Documents without the prior written consent of the Administrative Agent and each Lender.

12.20(e)             Notwithstanding anything in this Section 12.20 to the contrary, PNC hereby covenants and agrees with Wells Fargo that in the event PNC assigns or participates any part of its Warehousing Commitment, PNC shall retain a minimum Warehousing Commitment Amount equal to Wells Fargo’s then Warehousing Commitment Amount.

12.21                 Confidentiality

Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates in connection with the administration of this Agreement and the preservation, exercise or enforcement of the rights of the Administrative Agent and the Lenders under this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and with the applicable Lender or Administrative Agent being responsible for such Affiliates’ and employees’ compliance with this Section); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process provided, unless specifically prohibited by applicable law or court order, Administrative Agent and each Lender shall use reasonable efforts to notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of such Lender by such governmental agency) for disclosure of any such Information prior to disclosure of such Information; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any this Agreement or any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Affiliates) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to any rating agency in connection with rating the Borrower or the Guarantor; (h) with the consent of the Borrower and/or Guarantor, as applicable; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or Guarantor.

For purposes of this Section, “Information” means all information received from the Borrower or the Guarantor relating to the Borrower or Guarantor or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or the Guarantor; provided that, in the case of information received from the Borrower or the Guarantor after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

12.22                 No Novation.

The parties hereto have entered into this Agreement solely to amend and restate the terms of the Original Credit Facility Agreement.  The parties hereto do not intend this Agreement nor the transactions contemplated hereby to be, and this Agreement and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Borrower or any other Loan Party under or in connection with the Original Credit Facility Agreement or any of the other Loan Documents.  The parties agree that (a) all of the Loan Documents not otherwise expressly terminated or amended and restated in connection with the execution and delivery of  this Agreement constitute, and shall be deemed to be, Loan Documents; (b) all such Loan Documents remain in full force and effect and (c) any reference to the Original Credit Facility Agreement in any such Loan Document shall be deemed to be a reference to this Agreement.

12.23                 Amendment and Restatement.

It is the intention of each of the parties hereto that the Original Credit Facility Agreement be amended and restated so as to preserve the perfection and priority of all security interests securing all indebtedness and obligations of the Loan Parties under the Original Credit Facility Agreement, and that all indebtedness and obligations of Borrower hereunder and thereunder be secured by the Liens credited by the Security Documents.  The parties hereto further acknowledge and agree that this Agreement constitutes an amendment and restatement of the Original Credit Facility Agreement.

13.                               DEFINITIONS

13.1                        Defined Terms

In addition to terms defined elsewhere in this Agreement, when used in this Agreement and, unless otherwise defined therein, in any other Loan Document (and including, unless otherwise defined therein, in any Schedules or Exhibits to this Agreement and to the other Loan Documents), capitalized terms defined below or elsewhere in this Agreement have the following meanings:

“Acquisition Term Loan” means the term loan made by the lenders pursuant to the Acquisition Term Loan Agreement.

“Acquisition Term Loan Agreement” means the certain Credit Agreement dated as of September 4, 2012, among the Parent, as borrower, Walker & Dunlop Multifamily, Inc., the Borrower, and WD Capital, as guarantors, and Bank of America, National Association, as administrative agent and collateral agent, and the lenders party thereto, as from time to time amended, modified, supplemented, restated and extended.

“Adjusted Tangible Net Worth” shall mean Tangible Net Worth, minus Restricted Cash, plus commercial mortgage servicing rights (to the extent otherwise included in Intangible Assets).

“Administrative Agent” shall mean PNC Bank, National Association, and its successors and assigns.

“Advance Rate” means, with respect to any Eligible Loan, the Advance Rate set forth in Exhibit D for that type of Eligible Loan.

“Affiliate” means, when used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person that beneficially owns or holds, directly or indirectly, five percent (5%) or more of any class of voting Equity Interests of the Person referred to, (c) each Person, five percent (5%) or more of the voting Equity Interests of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person’s officers, directors and joint venturers.  For these purposes, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

“Agency Security” means a Mortgage-backed Security issued or guaranteed by Fannie Mae, Freddie Mac, or Ginnie Mae.

“Agreement” means this Amended and Restated Warehousing Credit and Security Agreement, either as originally executed or as it may be amended, restated, renewed or replaced, and including all Exhibits and Schedules hereto.

“Applicable Base Rate” means for any day, a fluctuating per annum rate of interest equal to the sum of (a) the higher of (i) the Prime Rate and (ii) the Federal Funds Open Rate plus fifty basis points (0.50%), and (b) one and one-half percent (1.5%).  The calculation and determination of the Applicable Base Rate shall be made daily by the Administrative Agent and such determination shall, absent manifest error, be final, conclusive and binding upon Borrower and the Administrative Agent.  Changes in the Applicable Base Rate shall become effective on the same day as the Administrative Agent changes its Prime Rate or a change occurs in the Federal Funds Open Rate, depending upon which rate is applicable on that day to the determination of the Base Rate.

“Applicable Daily Floating LIBO Rate” means, for any day, a rate per annum equal to the Daily LIBO Rate for such day, plus one and 50/100th percent (1.50%).

“Applicable Rate” means, for any day (a) except as otherwise required from time to time pursuant to Section 3.11(b) or 3.11(g), the Applicable Daily Floating LIBO Rate for such day, or

(b) if, and only for as long as, required from time to time pursuant to Section 3.11(b) or 3.11(g), the Applicable Base Rate for each applicable day.

“Approved Custodian” means Fannie Mae, Freddie Mac, FHA and any pool custodian or other Person that the Administrative Agent deems acceptable, in its sole discretion, to hold Mortgage Loans for inclusion in a Mortgage Pool or to hold Mortgage Loans as agent for an Investor that has issued a Purchase Commitment for those Mortgage Loans.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“ARA Finance” means ARA Finance LLC, a Delaware limited liability company in which WD Capital holds a 50% membership interest.

“At Risk Mortgage Loans” means Mortgage Loans as to which either Borrower or, as may be applicable, WD Capital has any loss sharing arrangement or otherwise is with recourse to Borrower or WD Capital, respectively.

“Authorized Representatives” has the meaning set forth in Section 3.12.

“Base Rate Loan” means the Loan (or any particular Warehousing Advance) at any time while it bears interest at the Applicable Base Rate.

“Borrower” has the meaning set forth in the first paragraph of this Agreement.

“Business Day” means any (a) day other than Saturday or Sunday, or (b) day of the year on which offices of Administrative Agent are not required or authorized by law to be closed for business in Pittsburgh, Pennsylvania.  If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day.  Further, if there is no corresponding day for a payment in the given calendar month (e.g., there is no “February 30th”), the payment shall be due on the last Business Day of the calendar month.

“Calendar Quarter” means the 3 month period beginning on each January 1, April 1, July 1 or October 1.

“Cash Collateral Account” means the Administrative Agent access only deposit accounts maintained at Administrative Agent and designated for receipt of the proceeds of the sale or other disposition of Collateral (account no. 130760016803 for Borrower).

“Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within twelve months of the date of acquisition (other than paper or notes issued by the Parent or an Affiliate of the Parent), (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, and (vi) U.S. dollar denominated time and demand deposit accounts or money market accounts with those domestic banks meeting the requirements of item (y) or (z) of clause (ii) above and any other domestic commercial banks insured by the FDIC with an aggregate balance not to exceed in the aggregate at any time at any such bank such amount as may be fully insured by the FDIC from time to time.

“C&D System” means Fannie Mae’s Commitments and Deliveries system.

“Closing Date” means, subject to Borrower’s satisfaction of the conditions set forth in Article 5, the date as of which this Agreement is executed as first above written.

“Collateral” has the meaning set forth in Section 4.1.

“Collateral Documents” means, with respect to each Mortgage Loan, (a) the documents set forth in the applicable Exhibit B attached hereto and (b) all other documents including, if applicable, any Security Agreement, executed in connection with or relating to the Mortgage Loan.

“Commitment” shall mean as to any Lender, its Warehousing Commitment, and “Commitments” shall mean the aggregate of the Warehousing Commitments of all of Lenders.

“Compliance Certificate” means a certificate executed on behalf of Borrower by its chief financial officer or other management official having principal financial accounting responsibilities, substantially in the form of Exhibit I.

“Daily LIBO Rate” for any day shall mean, the rate per annum determined by the Administrative Agent by dividing (a) the Published Rate by (b) a number equal to 1.00 minus the LIBOR Reserve Percentage.

“Damages” has the meaning set forth in Section 12.4(b).

“Default” means the occurrence of any event or existence of any condition that, but for the giving of Notice, the lapse of time or both would constitute an Event of Default.

“Default Rate” means, on any day, a rate per annum equal to the Applicable Rate on such day plus four percent (4%).

“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Advance or (ii) pay over to the Administrative Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding an Advance under this Agreement cannot be satisfied), (c) has failed, within two Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to the Administrative Agent, (d) has become the subject of a Bankruptcy Event.

As used in this definition and in Section 2.4, the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Eligible Loan” means a Mortgage Loan that satisfies the conditions and requirements set forth in Exhibit D and meets the following criteria: (a) such Mortgage Loan has not been previously sold or pledged to obtain financing (whether or not such financing constitutes Indebtedness) under another warehousing financing arrangement or gestation agreement, (b) Administrative Agent believes that such Mortgage Loan is not based on untrue, incomplete, inaccurate or fraudulent information and is not otherwise subject to fraud, and (c) the Warehousing Advance on such Mortgage Loan will not exceed the Advance Rate applicable to that type of Eligible Loan at the time it is pledged.

“Eligible Mortgage Pool” means a Mortgage Pool for which (a) an Approved Custodian has issued its initial certification, (b) there exists a Purchase Commitment covering the Agency Security to be issued on the basis of that certification and (c) the Agency Security will be delivered to the Administrative Agent.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership, profit or other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of the issuing Person (including, without limitation, partnership, membership or trust interests therein) whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance or sale by a Person of any Equity Interest in such Person (and includes any capital contribution from any Person other than the Borrower or a Subsidiary).

“ERISA” means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is a member of a group of which a Borrower is a member and that is treated as a single employer under Section 414 of the Internal Revenue Code.

“Escrow Deposits” shall mean escrow deposits maintained by Borrower at the Administrative Agent, which shall be interest bearing or non-interest bearing as designated by Borrower.

“Event of Default” means any of the conditions or events set forth in Section 10.1.

“Excess Payment” has the meaning set forth in Section 3.11(f).

“Fair Market Value” means, at any time for an Eligible Loan or a related Pledged Security (if the Eligible Loan is to be used to back a Pledged Security) as of any date of determination, the market price for such Eligible Loan or Pledged Security, determined by Administrative Agent based on market data for similar Mortgage Loans or Pledged Securities and such other criteria as Administrative Agent deems appropriate in its sole discretion.

“Fannie Mae” means Fannie Mae, a corporation created under the laws of the United States, and any successor corporation or other entity.

“Fannie Mae DUS Mortgage Loan” has the meaning specified in Exhibit D.

“Fannie Mae DUS Program” means Fannie Mae’s program for the purchase of Mortgage Loans originated under Fannie Mae’s Delegated Underwriting and Servicing Guide, as amended from time to time.

“Fannie Mae Loan Loss Reserves” means reserves established by Borrower to absorb estimated future losses related to Fannie Mae DUS Mortgage Loans.

“Federal Agency” means FHA, Freddie Mac, Fannie Mae, Ginnie Mae or any other instrumentality or agency of the United States of America or corporation organized under the laws of the United States of America which insures, guaranties or purchases Mortgage Loans.

“Federal Funds Open Rate” for any day shall mean the rate per annum (based on a year of three hundred sixty (360) days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc.  (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (an “Alternate Federal Funds Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Federal Funds Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Federal Funds Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the Federal Funds Open Rate on the immediately preceding Business Day.

“FHA” means the Federal Housing Administration and any successor agency or other entity.

“FHA Construction Mortgage Loan” means an FHA fully-insured Mortgage Loan for the construction or substantial rehabilitation of a multifamily property.

“FHA Mortgage Loan” means an FHA Construction Mortgage Loan or an FHA Permanent Mortgage Loan.

“FHA Permanent Mortgage Loan” means an FHA fully-insured Mortgage Loan secured by a Mortgage on a Multi-Family Property.

“FICA” means the Federal Insurance Contributions Act and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules and regulations.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

“First Mortgage” means a Mortgage that constitutes a first Lien on the real property and improvements described in or covered by that Mortgage.

“First Mortgage Loan” means a Mortgage Loan secured by a First Mortgage.

“Fiscal Year” means any period of twelve consecutive months ending on December 31 of any calendar year.

“Freddie Mac” means Freddie Mac, or other Federal Agency to which the powers and duties of Freddie Mac have been transferred.

“Freddie Mac Program Plus” means Freddie Mac’s Program Plus Seller/Servicer program.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extension of credit in the ordinary course of its activities.

“Funding Notice” has the meaning set forth in Section 2.2(a).

“GAAP” means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in statements and pronouncements of the Financial Accounting Standards Board, or in opinions, statements or pronouncements of any other entity approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Ginnie Mae” means the Government National Mortgage Association or other Federal Agency as to which the powers and duties of the Governmental National Mortgage Association have been transferred.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hedging Arrangements” means, with respect to any Person, any agreements or other arrangements (including interest rate swap agreements, collars, derivatives, interest rate cap agreements and forward sale agreements) entered into to protect that Person against changes in interest rates or the market value of assets.

“HUD” means the Department of Housing and Urban Development, and any successor agency or other entity.

“Indebtedness” means, as to any Person, all obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the consolidated balance sheet of such Person and such Person’s Subsidiaries as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all obligations for borrowed money or other extensions of credit whether secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of such Person and its Subsidiaries and all obligations representing the deferred purchase price of property; (b) all obligations evidenced by bonds, notes, debentures or other similar instruments; (c) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (d) all guarantees, endorsements and other contingent obligations whether direct or indirect, in respect of indebtedness of others or otherwise, including any obligations under Hedging Arrangements and otherwise with respect to puts, swaps, and other similar undertakings, any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; and (e) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of such Person and its Subsidiaries; but excluding, in all events obligations arising under operating leases and accounts payable arising in the ordinary course of business.

“Indemnified Party” has the meaning set forth in Section 12.2(b).

“Intangible Assets” shall mean all assets which would be classified as intangible assets under GAAP consistently applied, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, and research and development costs).

“Interest Expense” for any period shall mean, the sum of (a) the amount of interest accrued on, or with respect to, Indebtedness for such period, including, without limitation, imputed interest on capital leases and imputed or accreted interest in respect of deep discount or zero coupon obligations, plus (b) the net amount payable under all Hedging Arrangements in respect of such period (or minus the net amount receivable under all Hedging Arrangements in respect of such period) plus (c) commitment fees payable during such period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, Title 26 of the United States Code, and all rules, regulations and interpretations issued under those statutory provisions, as amended, and any subsequent or successor federal income tax law or laws, rules, regulations and interpretations.

“Investment Company Act” means the Investment Company Act of 1940 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules and regulations.

“Investor” means (a) a Federal Agency, or (b) a financially responsible private institution that the Administrative Agent deems acceptable from time to time, in its sole discretion, to issue Purchase Commitments with respect to a particular category of Eligible Loans.

“Late Charge” has the meaning set forth in Section 3.10.

“Lenders” shall mean the financial institutions named on Schedule I and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.  For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to Lenders or to the Administrative Agent for the benefit of Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed.

“LIBOR Loan” means the Loan (or any particular Warehousing Advance) at any time it is being maintained at a rate of interest based upon the Daily LIBO Rate (the Applicable Rate for which shall be the Applicable Daily Floating LIBO Rate).

“LIBOR Reserve Percentage” shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquid Assets” means the following unrestricted and unencumbered assets owned by a Person (and, if applicable, that Person’s Subsidiaries, on a consolidated basis) as of any date of determination: (a) cash, (b) Cash Equivalents, and (c) Borrower’s and, as may be applicable, WD Capital’s self-funded Mortgage Loans which are covered by binding purchase commitments from Fannie Mae, Freddie Mac, or another investor approved by the Administrative Agent in its sole discretion, and are not subject to any Liens or Negative Pledge in favor of any Person other than the Administrative Agent.

“Loan” shall have the meaning set forth in Section 1.5.

“Loan Documents” means this Agreement, the Warehousing Note, and each other document, instrument or agreement executed by any Loan Party in connection with any of those documents, instruments and agreements, or establishing or evidencing an Obligation, including, without limitation, pursuant to a Hedging Arrangement with Administrative Agent or any Lender or an Affiliate as the counterparty, to the extent specifically hedging Borrower’s interest bearing obligations under this Agreement, each as originally executed or as any of the same may be amended, restated, renewed or replaced.

“Loan Party” means any of Borrower and/or Parent.

“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System, as amended.

“Measurement Period” means, at any date of determination, the most recently completed four Fiscal Quarters of the applicable Person.  For purposes of calculating any financial ratio or financial covenant for a Measurement Period (a) other than with respect to the last Fiscal Quarter of any Fiscal Year, the financial statements delivered to the Agent pursuant to Section 7.2(b) shall be used with respect to each respective Fiscal Quarter covered thereby, provided that, when a Measurement Period includes a Fiscal Quarter that is covered by the then most recently delivered audited financial statements required to be delivered to the Agent pursuant to Section 7.2(a), then the financial statements relating to such prior covered Fiscal Quarters shall be adjusted pursuant to any adjustments made in such audited financial statements, and (b) for the Fourth Quarter, the audited financial statements for the Fiscal Year then ended shall be used.

“Miscellaneous Fees and Charges” means, without duplication, the miscellaneous fees set forth on Exhibit L and/or in the custodial agreement and related documents and fee schedule previously, or to be, entered into by the Administrative Agent (or an affiliate) and Borrower on or before the Closing Date, and all miscellaneous disbursements, charges and expenses incurred by or on behalf of Administrative Agent for the handling and administration of Warehousing Advances and Collateral, including custodial fees, costs for Uniform Commercial Code, tax lien and judgment searches conducted by Administrative Agent, filing fees, charges for wire transfers (outgoing and incoming) and check processing charges, charges for security delivery fees, charges for overnight delivery of Collateral to Investors, recording fees, service fees and overdraft charges.  Upon not less than 3 Business Days’ prior Notice to Borrower, Administrative Agent may modify such Miscellaneous Fees and Charges (and Exhibit L, as may be appropriate) to conform to current Administrative Agent practices.

“Mortgage” means a mortgage or deed of trust on real property that, except in the case of an FHA Construction Mortgage Loan, is improved and substantially completed.

“Mortgage-backed Securities” means securities that are secured or otherwise backed by Mortgage Loans.

“Mortgage Loan” means any loan evidenced by a Mortgage Note and secured by a Mortgage and, if applicable, a Security Agreement.

“Mortgage Loan Amount” means the outstanding principal amount of Mortgage Loan.

“Mortgage Note” means a promissory note secured by one or more Mortgages and, if applicable, one or more Security Agreements.

“Mortgage Pool” means a pool of one or more Pledged Loans on the basis of which a Mortgage-backed Security is to be issued.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate of a Borrower has any obligation with respect to its employees.

“Negative Pledge” means an agreement by a Person with any other Person not to create, incur, assume, or suffer to exist any Lien upon any of its property, assets, or revenues, however characterized for UCC or other purposes.

“Net Income” means, for any period, the consolidated net income (or loss) of the Parent, before deduction of income taxes, determined on a consolidated basis in accordance with GAAP.

“Net Proceeds” means with respect to an Equity Issuance by a Person, the aggregate amount of all cash or the fair market value of all other property received by such Person in respect of such Equity Issuance net of reasonable and customary legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

“Net Worth” shall mean, as of the date of any determination thereof, the net worth of Borrower determined in accordance with GAAP.

“No Risk Mortgage Loans” means Mortgage Loans as to which Borrower or, as may be applicable, WD Capital has no loss sharing arrangement or otherwise are without recourse to Borrower or WD Capital, respectively.

“Notices” has the meaning set forth in Section 12.1.

“Obligations” means all indebtedness, obligations and liabilities of Borrower to Administrative Agent or any Lender (whether now existing or arising after the date of this Agreement, voluntary or involuntary, joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, or decreased or extinguished and later increased and however created or incurred), including, without limitation, Borrower’s obligations and liabilities to Administrative Agent or any Lender (a) under the Loan Documents, (b) for disbursements made by Administrative Agent or any Lender for Borrower’s account, (c) for overdrafts (which, if permitted, shall be at Administrative Agent’s sole discretion), (d) for automated clearinghouse exposure, (e) under Hedging Arrangements with any Lender or an Affiliate as the counterparty, to the extent specifically hedging Borrower’s interest bearing obligations under this Agreement and of which Hedging Arrangement Lender had been provided Notice (and all details thereof) prior to its establishment, and (f) under any cash management or related agreements.

“Operating Accounts” means the demand deposit accounts maintained at Administrative Agent in Borrower’s name and designated for funding that portion of each Eligible Loan not funded by a Warehousing Advance made against that Eligible Loan and for returning any excess payment from an Investor for a Pledged Loan or Pledged Security (as of the date hereof, account no. 4212867739 with respect to Borrower).

“Other Fannie Mae Mortgage Loan” has the meaning set forth in Exhibit D.

“Other Taxes” has the meaning set forth in Section 3.11(d).

“Outstanding Amount” means on any date, the aggregate outstanding principal amount of the Loan after giving effect to any prepayments or repayments of the Loan occurring on such date.

“Overdraft Advance” has the meaning set forth in Section 3.7.

“Parent” means Walker & Dunlop, Inc., a Maryland corporation.

“Participant” has the meaning specified in Section 12.21(c).

“Person” means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions of those governments.

“Plan” means each employee benefit plan (whether in existence on the date of this Agreement or established after that date), as that term is defined in Section 3 of ERISA, maintained for the benefit of directors, officers or employees of a Borrower or any ERISA Affiliate.

“Pledged Hedging Accounts” has the meaning set forth in Section 4.1(g).

“Pledged Hedging Arrangements” has the meaning set forth in Section 4.1(g).

“Pledged Loans” has the meaning set forth in Section 4.1(b).

“Pledged Securities” has the meaning set forth in Section 4.1(c).

“PNC” means PNC Bank, National Association.

“Prime Rate” means on any day, the rate of interest per annum then most recently established by the Administrative Agent as its “prime rate,” it being understood and agreed that such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate, that it is not necessarily the lowest or best rate actually charged to any customer or a favored rate, that it may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general, and that Administrative Agent may make various business or other loans at rates of interest having no relationship to such rate.  If Administrative Agent ceases to exist or to establish or publish a prime rate from which the Prime Rate is then determined, the applicable variable rate from which the Prime Rate is determined thereafter shall be instead the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Prime Rate shall change without notice with each change in such prime rate as of the date such change is reported.

“Prohibited Transaction” has the meanings set forth for such term in Section 4975 of the Internal Revenue Code and Section 406 of ERISA.

“Property” means a multifamily property securing a Mortgage Loan.

“Published Rate” shall mean the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one-month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one-month period as published in another publication determined by the Administrative Agent).

“Purchase Commitment” means an unconditional, fixed price, irrevocable written commitment, in form and substance satisfactory to the Administrative Agent, issued in favor of Borrower by an Investor under which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities.

“Ratable Share” shall mean the proportion that a Lender’s Commitment bears to the Commitments of all of Lenders, provided that if there exists a Defaulting Lender, “Ratable Share” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Ratable Share shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Recipient” means (a) Administrative Agent and (b) any Lender, as applicable.

“Reference Rate” means, as applicable for determining the Applicable Rate for any day, the Daily LIBO Rate or the Applicable Base Rate for such day.

“Release Amount” has the meaning set forth in Section 4.3(f).

“Restricted Cash” shall mean segregated funds of Borrower held for the benefit of third parties and noted as “restricted cash and cash equivalents” in Borrower’s financial statements.

“Restriction List” and “Restriction Lists” means each and every list of Persons who are Specially Designated Nationals and Blocked Persons or otherwise are Persons to whom the Government of the United States prohibits or otherwise restricts the provision of financial services.  For the purposes of this Agreement, Restriction Lists include the list of Specially Designated Nationals and Blocked Persons established pursuant to Executive Order 13224 (September 23, 2001) and maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control or any successor agency or other entity, U.S. Department of the Treasury, current as of the day the Restriction List is used for purposes of comparison in accordance with the requirements of this Agreement.

“Required Lenders” shall mean

(A)                               If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and

(B)                               If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than fifty percent (50%) of the Total Credit Exposures of all Lenders (with the Total Credit Exposure of any Defaulting Lender being disregarded in such determination).

“Second Mortgage” means a subordinate Mortgage that is in second lien position, subordinate to a first lien position Mortgage.

“Second Mortgage Loan” means a Mortgage Loan secured by a Second Mortgage.

“Security Agreement” means a security agreement or other agreement that creates a Lien on personal property, including furniture, fixtures and equipment, to secure repayment of a Mortgage Loan.

“Servicing Contract” means, with respect to any Person, the arrangement, whether or not in writing, under which that Person has the right to service Mortgage Loans.

“Servicing Portfolio” means, as to any Person, the unpaid principal balance of Mortgage Loans serviced by that Person under Servicing Contracts, minus the principal balance of all Mortgage Loans that are serviced by that Person for others under subservicing arrangements.

“Servicing Report” has the meaning set forth in Section 7.3(a).

“Specially Designated Nationals or Blocked Persons” means Persons which are owned or controlled by, or acting on behalf of, the government of target countries or are associated with international narcotics trafficking or terrorism.

“Subordinate Mortgage” means a Second Mortgage or a Third Mortgage.

“Subordinate Mortgage Loan” means a Mortgage Loan secured by a Subordinate Mortgage for which all prior Mortgage Loans on that Property are under a Servicing Contract with Borrower, and for which all prior Mortgage Loans on that Property have been sold to, or are subject to a Purchase Commitment issued by, Fannie Mae.

“Subsidiary” means any corporation, partnership, association or other business entity in which more than fifty percent (50%) of the shares of stock or other ownership interests having voting power for the election of directors, managers, trustees or other Persons performing similar functions is at the time owned or controlled by any Person either directly or indirectly through one or more Subsidiaries of that Person.

“Tangible Net Worth” means, at any time of determination, the excess, at such time, of the Parent’s and its Subsidiaries’, on a consolidated basis, total assets, minus the sum of (i) total liabilities, and (ii) the book value of all intangible assets, including, without limitation, good will, trademarks, trade names, service marks, brand names, copyrights, patents and unamortized debt discount and expense, organizational expenses and the excess of the equity in any Subsidiary over the cost of the investment in such Subsidiary, all of the foregoing determined in accordance with GAAP applied in a manner consistent with the most recent audited financial statements delivered to Administrative Agent under this Agreement.  For the purposes of this definition, mortgage servicing rights shall not be considered intangible assets.

“Taxes” has the meaning set forth in Section 3.11(c).

“Third Mortgage” means a subordinate Mortgage that is in third lien position, subordinate to a first lien position Mortgage and a Second Mortgage.

“Third Mortgage Loan” means a Mortgage Loan secured by a Third Mortgage.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments at such time.

“Trust Receipt” means a trust receipt in a form approved by and under which the Administrative Agent may deliver any document relating to the Collateral to Borrower for correction or completion.

“USPAP” means the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practice, as in effect from time to time.

“Warehousing Advance” means a disbursement by Lenders under Section 1.1.

“Warehousing Advance Due Date” means, with respect to a Warehousing Advance, the date that is sixty (60) days after the date of such Warehousing Advance.

“Warehousing Advance Request” has the meaning set forth in Section 2.1.

“Warehousing Commitment” means the obligation of Lenders to make Warehousing Advances to Borrower under Section 1.1.

“Warehousing Commitment Amount” means, for any Lender, at any date, that dollar amount designated opposite such Lender’s name on Schedule I as its Warehousing Commitment Amount, as the same may be amended from time to time in accordance with this Agreement.

“Warehousing Credit Limit” means Six Hundred Fifty Million Dollars ($650,000,000).

“Warehousing Maturity Date” has the meaning set forth in Section 1.2.

“Warehousing Note” has the meaning set forth in Section 1.3.

“WD Capital” means Walker & Dunlop Capital, LLC (formerly known as CWCapital, LLC), a Massachusetts limited liability company.

“Wells Fargo” means Wells Fargo Bank, National Association.

13.2                        Other Definitional Provisions; Terms of Construction

13.2(a)                   Accounting terms not otherwise defined in this Agreement have the meanings given to those terms under GAAP.

13.2(b)                   Defined terms may be used in the singular or the plural, as the context requires.

13.2(c)                    All references to time of day mean the then applicable time in Pittsburgh, Pennsylvania, unless otherwise expressly provided.

13.2(d)                   References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided.

13.2(e)                    The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.”

13.2(f)                     Unless the context in which it is used otherwise clearly requires, the word “or” has the inclusive meaning represented by the phrase “and/or.”

13.2(g)                    All incorporations by reference of provisions from other agreements are incorporated as if such provisions were fully set forth into this Agreement, and include all necessary definitions and related provisions from those other agreements.  All provisions from other agreements incorporated into this Agreement by reference survive any termination of those other agreements until the Obligations of Borrower under this Agreement and the Warehousing Notes are irrevocably paid in full and the Warehousing Commitment is terminated.

13.2(h)                   All references to the Uniform Commercial Code are deemed to be references to the Uniform Commercial Code in effect on the date of this Agreement in the applicable jurisdiction.

13.2(i)                       Unless the context in which it is used otherwise clearly requires, all references to days, weeks and months mean calendar days, weeks and months.

13.2(j)                      Unless a payment from a Loan Party directly relates to an Obligation to Administrative Agent, payments received by Administrative Agent under the Loan Documents shall be for the benefit of Lenders.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

WALKER & DUNLOP, LLC, as Borrower

By:	/s/ Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President, Chief Financial Officer and Treasurer

WALKER & DUNLOP, INC., as Parent

By:	/s/ Stephen P. Theobald
Name:	Stephen P. Theobald
Title:	Executive Vice President, Chief Financial Officer and Treasurer

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Lender

By:	/s/ Donald Thomas
Name:	Donald Thomas
Title:	Associate

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ John Nelson
Name:	John Nelson
Title:	Managing Director

S-1

Exhibit A

FORM OF WAREHOUSING NOTE

$	June 25, 2013

FOR VALUE RECEIVED, Walker & Dunlop, LLC (“Borrower”), a Delaware limited liability company, promises to pay to the order of [PNC Bank, National Association, a national banking association] [Wells Fargo Bank, National Association] (together with its successors and assigns, the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), at the offices of Administrative Agent located at One PNC Plaza, Pittsburgh, Pennsylvania 15222, or at such other place as Administrative Agent may designate from time to time (i) the principal sum of                      Million Dollars ($                    ), or so much thereof as may be outstanding under the Agreement relating to Lender’s Warehousing Commitment Amount, (ii) interest on that amount from the date of each Warehousing Advance from Lender until repaid in full, and (iii) all other fees, charges and other Obligations due to Administrative Agent or Lender under the Agreement, at the rates, at the times, and in the manner set forth in the Agreement.  All payments under this Note and the Agreement must be made in lawful money of the United States and in immediately available funds.

This Warehousing Note (this “Note”) evidences a line of credit and is one of the Warehousing Notes referred to in that certain Amended and Restated Warehousing Credit and Security Agreement, dated as of June       , 2013, by and among Borrower, Lender and certain other parties (the “Agreement”).  Reference is made to the Agreement (which is incorporated by reference as fully and with the same effect as if set forth at length in this Note) for a description of the Collateral and a statement of (a) the covenants and agreements made by Borrower, (b) the rights and remedies granted to Administrative Agent and Lender, and (c) the other matters governed by the Agreement.  Capitalized terms not otherwise defined in this Note have the meanings set forth in the Agreement.

In addition to principal, interest, fees and other charges payable by Borrower under this Note and the Agreement, Borrower must pay in accordance with the terms of Section 12.2(a) of the Agreement, all out-of-pocket costs and expenses of Administrative Agent and each Lender, including reasonable fees, expenses and disbursements of counsel, in connection with the enforcement and collection of this Note.

Borrower waives demand, notice, protest and presentment in connection with collection of amounts outstanding under this Note.

This Note is governed by the laws of the Commonwealth of Pennsylvania, without reference to its principles of conflicts of laws, as an instrument under seal.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the date set forth above as a sealed instrument.

WALKER & DUNLOP, LLC, a Delaware limited liability company

By:
Name:
Title:

A-2

Exhibit B-1 – FNMA/DUS

PROCEDURES AND DOCUMENTATION FOR WAREHOUSING FANNIE MAE DUS AND OTHER FANNIE MAE MORTGAGE LOANS

Walker & Dunlop, LLC, a Delaware limited liability company (“Borrower”) must observe the following procedures and documentation requirements in all respects.  All documents must be satisfactory to PNC Bank, N.A., a national banking association (“Administrative Agent”) in its sole discretion.  Capitalized terms used in this Exhibit without further definition have the meanings set forth in the Amended and Restated Warehousing Credit and Security Agreement among Borrower, Lenders party thereto and Administrative Agent (as amended, restated, renewed or replaced, the “Agreement”).  Fannie Mae form numbers used in this Exhibit are for convenience only and Borrower must use the equivalent forms required at the time of delivery of a Pledged Loan or a Pledged Security.

I.                                        At least Three (3) Business Days prior to the Warehousing Advance Date, the Administrative Agent must receive a letter signed by Borrower, providing the following information on the Pledged Loan:

1.                                      Mortgagor’s name.

2.                                      Project Name.

3.                                      Borrower’s case/loan number.

4.                                      Location of project.

5.                                      Mortgage Note Amount.

6.                                      Expected Warehousing Advance date.

7.                                     Name, street address, e-mail address, telephone number and telecopier number of title company and settlement attorney and contact person.  Must identify who will be responsible for custody of closing documents and delivery of required items to Administrative Agent.

II.                                   At least One (1) Business Day prior to the Warehousing Advance Date, Borrower will send via overnight carrier or electronically to the Administrative Agent, for receipt before 11:00 a.m. (Pittsburgh, Pennsylvania time) the following Business Day, the following:

1.                                      An original, facsimile or other electronic copy (with the original to be forwarded via overnight delivery) of the Warehousing Advance Request subject to changes to be communicated in writing by Borrower to the Administrative Agent before 11:00 a.m. (Pittsburgh, Pennsylvania time) on the day of the Warehousing Advance.

2.                                      A letter from Borrower providing the following additional information on the Pledge Loan:

1

(a)                                 Note Rate.

(b)                                 Name of Investor.

(c)                                  Discount (if any).

3.                                      Closing settlement statement, if available, otherwise must be delivered on the date of the Warehousing Advance, prior to funding.

4.                                      A completed and executed Loan Disbursement Authorization in the form attached hereto as Exhibit O.

5.                                      For Other Fannie Mae Mortgage Loans, a copy of the Fannie Mae Multifamily Commitment printed from the C&D System.

6.                                      For Fannie Mae DUS Mortgage Loans, a copy of the confirmed Fannie Mae Multifamily MBS/DUS Commitment printed from the C&D System.

7.                                      If a Mortgage-backed Security is to be issued, a copy of the Purchase Commitment or trade confirmations for the Pledged Security.

8.                                      Original, facsimile or other electronic copy of the Administrative Agent’s escrow instructions letter to the settlement attorney, countersigned by an authorized representative of the settlement attorney involved with the transaction, in a form substantially similar to that attached hereto as (a) Exhibit N-1 if the settlement attorney will also be acting as the bailee with respect to the Mortgage Note or (b) Exhibit N-2 if the settlement attorney will not be acting as the bailee with respect to the Mortgage Note.

No Warehousing Advance will be made by the Administrative Agent prior to the Administrative Agent’s receipt of all the documents required under Section II above.  The Administrative Agent has a reasonable time (one (1) Business Day under ordinary circumstances) to examine Borrower’s Warehousing Advance Request and the related documents to be delivered by Borrower before funding the requested Warehousing Advance, and may reject any Mortgage Loan that does not meet the requirements of this Exhibit, the Agreement or of the related Purchase Commitment.

In accordance with the Escrow Letter, disbursement will be authorized only after the settlement attorney or closing counsel takes possession, on behalf of Administrative Agent, of the signed Mortgage Note, endorsed by Borrower in blank and without recourse, and the title company is prepared to issue its title insurance policy.  Immediately after disbursement, the settlement attorney, the closing attorney or title company (herein, the “Closing Agent”) must send the original of the Mortgage Note to the Administrative Agent for receipt by the Administrative Agent on the following Business Day.  In the event the Pledged Loan is not closed and the related Mortgage submitted for recording by 4:30 p.m. (Pittsburgh, Pennsylvania time) on the date of the Warehousing Advance, the Closing Agent must return the Warehousing Advance immediately to the account specified in the Administrative Agent’s escrow instructions unless otherwise approved by the Administrative Agent prior to such time; provided, however, that the Warehousing Advance may remain with the title company for up to two (2) Business Days with

2

prior written notice to the Administrative Agent and, if longer than two (2) Business Days, with prior written approval of the Administrative Agent.

The foregoing arrangements, which permits the Administrative Agent to fund the Warehousing Advance after the Mortgage Note has been delivered to a third person on behalf of, and as agent and bailee for, the Administrative Agent, and before the Mortgage Note is received by Administrative Agent, are for the convenience of Borrower.  Borrower retains all risk of loss or nondelivery of the Mortgage Note, and the Administrative Agent does not have any liability or responsibility for those risks.

III.                              On The Warehousing Advance Date, the Administrative Agent must receive the following:

1.                                      The closing settlement statement.

2.                                      A copy of the Mortgage Note made by the Mortgagor in favor of Borrower, executed by the Mortgagor.

3.                                      A copy of the unrecorded, undated and in blank, assignment of the Mortgage in the form attached hereto as Exhibit P.

4.                                      A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which:

(a)                                 Names as insured Borrower and/or the Investor, and their successors and assigns, as their interests may appear;

(b)                                 Shows effective date and time which is as of the date and time of disbursement of the Warehousing Advance from escrow; and

(c)                                  Sets forth an insured amount which is equal to or greater than the aggregate Warehousing Advance amount.

5.                                      A bailee agreement executed by Borrower’s closing counsel, in the form of (a) Exhibit N-1 if the closing counsel is also acting as the settlement attorney with respect to the Warehousing Advance funds or (b) Exhibit N-3 if the closing counsel is not acting as the settlement attorney with respect to the Warehousing Advance funds, whereby in either case the closing counsel agrees that it will hold the original Mortgage Note as bailee for and on behalf of Administrative Agent and deliver it to the Administrative Agent by recognized overnight delivery within One (1) Business Day after the Warehousing Advance Date.

6.                                      Written notice by electronic mail or facsimile authorizing the Administrative Agent to disburse funds to the Escrow Agent as set forth in the Escrow Letter, to be held in trust by the Escrow Agent pending the Administrative Agent’s authorization to release such funds.

7.                                      Documents that are reasonably requested by the Administrative Agent.

3

IV.                               As soon as possible following the Warehousing Advance Date, and no later than One (1) Business Day after the Warehousing Advance Date, the Administrative Agent must receive the following:

1.                                      The original Mortgage Note, endorsed by Borrower in blank and without recourse, sent by overnight delivery.

V.                                    As soon as possible following the Warehousing Advance Date, and no later than Two (2) Business Days prior to the date the Investor or the Approved Custodian must receive the Pledged Loan, the Administrative Agent must receive the following:

1.                                      The original unrecorded, undated and in blank, assignment of the Mortgage, in the form attached hereto as Exhibit P, sent by overnight delivery.

2.                                      The remainder of the documents required for shipping to the Investor as specified by the Investor or in the applicable Seller/Servicer Guide or to an Approved Custodian for the Investor, including the original release documents required by the Investor.

3.                                      Documents that are reasonably requested by Administrative Agent.

VI.                               As soon as possible following the Warehousing Advance Date, and no later than Two (2) Business Days prior to the date the Investor or the Approved Custodian must receive the Pledged Loan, Administrative Agent must receive the following:

1.                                      Signed shipping instructions for the delivery of the Pledged Loan, including the following:

(a)                                 Name and address of the Investor or the Approved Custodian to which the Collateral Documents are to be shipped, the desired shipping date and the preferred method of delivery (which must be a shipper ordinarily utilized by Administrative Agent) with Borrower’s billing account information for such shipper (or alternatively a pre-labeled envelope);

(b)                                 Date by which the Investor or the Approved Custodian must receive the Pledged Loan; and

(c)                                  Instructions for endorsement of the Mortgage Note.

2.                                      For Other Fannie Mae Mortgage Loans and Fannie Mae DUS Mortgage Loans, the following additional documents must be received:

(a)                                 Executed bailee letter with the appropriate applicable Schedule (in form approved by Fannie Mae and Administrative Agent).

3.                                     For cash payments, the signed original Wire Transfer Request (Fannie Mae Form 4639) or Fannie Mae Wiring Instructions printed from the C&D System, specifying the

4

applicable Cash Collateral Account as the receiving account for loan purchase proceeds.  Wire instructions are as follows:

For Borrower:

PNC Bank, N.A.

ABA #: 043-000-096

ACCOUNT #:  XXXXXXXXXXX

REF:  Walker & Dunlop LLC

ATTN:  Lesley McKee @ (412) 768-5622

4.                                      If a Mortgage-backed Security is to be issued by Fannie Mae, a copy of the Fannie Mae Wiring Instructions printed from the C&D System, instructing Fannie Mae to issue the Mortgage-backed Security in Borrower’s name and to deliver the Pledged Security to Administrative Agent’s custody account at the Administrative Agent using the following instructions:

For Borrower:

Federal Reserve Bank of Cleveland

ABA #:  043000096

For:  PNC BANKPITT/Trust/324006094413

REF:  Walker & Dunlop LLC

5.                                      If a Mortgage-backed Security is to be issued, completed and signed Security Delivery Instructions, in the form attached as Schedule I to this Exhibit.

Unless otherwise agreed in writing with Borrower, the Administrative Agent exclusively will deliver the Mortgage Note and other original Collateral Documents required by this Exhibit evidencing the Pledged Loan, together with a bailee letter, to an Investor or an Approved Custodian.  Upon instruction by Borrower, the Administrative Agent will complete the endorsement of the Mortgage Note.  If no Mortgage-backed Security is to be issued, the Administrative Agent will deliver the Mortgage Note and the other documents required for shipping to the Investor as specified by the Investor or in the applicable Seller/Servicer Guide with a bailee letter to the Investor that issued the Purchase Commitment for the Pledged Loan or to an Approved Custodian for the Investor.  If a Mortgage-backed Security is to be issued, Administrative Agent will deliver the Mortgage Note and the other documents required for shipping.

5

Schedule I To Exhibit B-1 – FNMA/DUS

PNC BANK, N.A.

SECURITY DELIVERY INSTRUCTIONS

INSTRUCTIONS MUST BE RECEIVED TWO (2) BUSINESS DAYS IN ADVANCE OF PICK-UP/DELIVERY

BOOK-ENTRY DATE:	SETTLEMENT DATE:

ISSUER:	SECURITY: $

(For Borrower):[                  ]

(For Borrower):[                        ]

CUSIP NO.

Pool No.                           MI No.

Coupon Rate:

Issue Date (M/D/Y):                                    Maturity Date (M/D/Y):

POOL TYPE:

DELIVERY INSTRUCTIONS:                          DVP AMOUNT $

AUTHORIZED SIGNATURE:

TITLE:

6

Exhibit B-2 – FHA/GNMA

PROCEDURES AND DOCUMENTATION FOR WAREHOUSING

FHA PERMANENT MORTGAGE LOANS, FHA CONSTRUCTION MORTGAGE

LOANS, AND RELATED GINNIE MAE MORTGAGE-BACKED SECURITIES

Walker & Dunlop, LLC, a Delaware limited liability company (“Borrower”) must observe the following procedures and documentation requirements in all respects.  All documents must be satisfactory to PNC Bank, N.A., a national banking association (“Administrative Agent”) in its sole discretion.  Capitalized terms used in this Exhibit without further definition have the meanings set forth in the Amended and Restated Warehousing Credit and Security Agreement among Borrower, Lenders party thereto and Administrative Agent (as amended, restated, renewed or replaced, the “Agreement”).  HUD form numbers used in this Exhibit are for convenience only and Borrower must use the equivalent forms required at the time of delivery of a Pledged Mortgage or a Pledged Security.

I.                                       At least Three (3) Business Days prior to the Warehousing Advance Date, the Administrative Agent must receive a letter signed by Borrower providing the following information on the Pledged Mortgage or Security:

1.                                      Mortgagor’s name.

2.                                      Project Name.

3.                                      Borrower’s case/loan number.

4.                                      HUD’s case/loan number.

5.                                      Location of project.

6.                                      Mortgage Note Amount.

7.                                      Expected Warehousing Advance date.

8.                                      Name and address of Borrower’s counsel to be present at closing.

9.                                      Name, street address, e-mail address, telephone number and telecopier number of title company and settlement attorney and contact person.  Must identify who will be responsible for custody of closing documents and delivery of required items to Administrative Agent.

Upon receipt of Borrower’s letter required under this Section I, in form and substance satisfactory to Administrative Agent, Administrative Agent will issue its closing instructions letter to Borrower’s counsel and its escrow instructions letter to the settlement attorney involved with the transaction.

1

II.                                   At least One (1) Business Day prior to the Warehousing Advance Date, Borrower will send to the Administrative Agent, for receipt before 11:00 a.m (Pittsburgh, Pennsylvania time) the following Business Day, the following:

1.                                      An original or facsimile (with original to be forwarded via overnight delivery) of the Warehousing Advance Request subject to changes to be communicated in writing by Borrower to the Administrative Agent before 11:00 a.m. (Pittsburgh, Pennsylvania time) on the day of the Warehousing Advance.

2.                                      A letter from Borrower providing the following additional information on the Pledge Loan:

(a)                                 Note Rate.

(b)                                 Name of Investor.

(c)                                  Discount (if any).

3.                                      Closing settlement statement, if available, otherwise must be delivered on the date of the Warehousing Advance, prior to funding.

4.                                      A completed and executed Loan Disbursement Authorization in the form attached hereto as Exhibit O.

5.                                      Copy of current FHA Firm Commitment to insure.

6.                                      If no mortgage-backed Security is to be issued, a copy of the Purchase Commitment (which must conform to the requirements of the Agreement) for the Pledged Mortgage (or the original thereof if requested by Administrative Agent).

7.                                      If a mortgage-backed Security is to be issued, a copy of the Purchase Commitment or trade confirmation for the mortgage-backed Security (or the original thereof if requested by Administrative Agent).

8.                                      Original or facsimile of the Administrative Agent’s closing instructions letter to Borrower’s attorney, countersigned by the attorney involved with transaction.

9.                                      Original or facsimile of the Administrative Agent’s escrow instructions letter to the settlement attorney, countersigned by an authorized representative of the settlement attorney involved with the transaction, in a form substantially similar to that attached hereto as (a) Exhibit N-1 if the settlement attorney will also be acting as the bailee with respect to the Mortgage Note or (b) Exhibit N-2 if the settlement attorney will not be acting as the bailee with respect to the Mortgage Note.

10.                               For FHA Construction Mortgage Loans, a copy of the Application for Insurance of Advance of Mortgage Proceeds (HUD Form 92403) to be submitted to HUD.

2

No Warehousing Advance will be made by the Administrative Agent prior to the Administrative Agent’s receipt of all documents required under Section II above.  The Administrative Agent has a reasonable time (one (1) Business Day under ordinary circumstances) to examine Borrower’s Warehousing Advance Request and the related documents to be delivered by Borrower before funding the requested Warehousing Advance, and may reject any Eligible Mortgage that does not meet the requirements of this Exhibit, the Agreement or of the related Purchase Commitment.

In accordance with the Escrow Letter, in the event the Pledged Loan is not closed and the related Mortgage submitted for recording by 4:30 p.m. (Pittsburgh, Pennsylvania time) on the date of the Warehousing Advance, the settlement attorney or closing counsel must return the Warehousing Advance immediately to the account specified in Administrative Agent’s escrow instructions, unless otherwise approved by the Administrative Agent prior to such time; provided, however, that the Warehousing Advance may remain with the title company for up to two (2) Business Days with prior written notice to the Administrative Agent, and if longer than two (2) Business Days, with prior written approval of the Administrative Agent.

The foregoing arrangements, which permit the Administrative Agent to fund the Warehousing Advance after the Mortgage Note has been delivered to a third person on behalf of, and as agent and bailee for, Administrative Agent, and before the Mortgage Note is received by Administrative Agent, are for the convenience of Borrower.  Borrower retains all risk of loss or non-delivery of the Mortgage Note, and the Administrative Agent does not have any liability or responsibility for those risks.

III.                              On the Warehousing Advance Date, the Administrative Agent must receive the following:

1.                                      The closing settlement statement.

2.                                      A copy of the Mortgage Note made by the Mortgagor in favor of Borrower, executed by the Mortgagor and endorsed for insurance by HUD.

3.                                      A copy of the unrecorded, undated and in blank, assignment of the Mortgage, in the form attached hereto as Exhibit P.

4.                                      A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which:

(a)                                 Names as insured the “Mortgagee and/or the Secretary of the Department of Housing and Urban Development, and their successors and assigns, as their interests may appear.”

(b)                                 Shows an effective date and time that is as of the date and time of disbursement of the Warehousing Advance from escrow.

(c)                                  Sets forth an insured amount that is equal to or greater than the aggregate Warehousing Advance amount.

3

5.                                      A bailee agreement executed by Borrower’s closing counsel, in the form of (a) Exhibit N-1 if the closing counsel is also acting as the settlement attorney with respect to the Warehousing Advance funds or (b) Exhibit N-3 if the closing counsel is not acting as the settlement attorney with respect to the Warehousing Advance funds, whereby in either case the closing counsel agrees that it will hold the original Mortgage Note as bailee for and on behalf of Administrative Agent and deliver it to the Administrative Agent by recognized overnight delivery within One (1) Business Day after the Warehousing Advance Date.

6.                                      Written notice by electronic mail or facsimile authorizing the Administrative Agent to disburse funds to the Escrow Agent as set forth in the Escrow Letter, to be held in trust by the Escrow Agent pending the Borrower’s authorization to release such funds.

7.                                      Documents that are reasonably requested by the Administrative Agent.

8.                                      For FHA Construction Mortgage Loans, a copy of the Application for Insurance of Advance of Mortgage Proceeds (HUD Form 92403), signed by an authorized representative of HUD.

IV.                               FOR SUBSEQUENT WAREHOUSING ADVANCES FOR FHA CONSTRUCTION MORTGAGE LOAN:  AT LEAST ONE (1) BUSINESS DAY PRIOR TO THE DATE OF THE WAREHOUSING ADVANCE THE ADMINISTRATIVE AGENT MUST RECEIVE THE FOLLOWING:

1.                                      Original or facsimile of the signed Warehousing Advance Request.

2.                                      An Application for Insurance of Advance of Mortgage Proceeds (HUD Form 92403), signed by an authorized representative of HUD.

V.                                    FOR SUBSEQUENT WAREHOUSING ADVANCES FOR FHA CONSTRUCTION MORTGAGE LOAN: ON THE DAY OF THE WAREHOUSING ADVANCE THE ADMINISTRATIVE AGENT MUST RECEIVE THE FOLLOWING

1.                                      Administrative Agent must receive evidence of the insurance coverage in an amount equal to the amount of the Warehousing Advance with a copy of the title insurance policy endorsement immediately following closing.

VI.                               As soon as possible after the Warehousing Advance Date, and no later than Two (2) Business Days prior to the date the Investor or the Approved Custodian must receive the Pledged Mortgage, Administrative Agent must receive:

1.                                      The original unrecorded, undated and in blank, assignment of the Mortgage, in the form attached hereto as Exhibit P, sent by overnight delivery.

2.                                     The remainder of the documents required for shipping to the Investor as specified by the Investor or in the applicable Seller/Servicer Guide or to an Approved Custodian for the Investor, including the original release documents required by the Investor.

4

3.                                      Documents that are reasonably requested by the Administrative Agent.

VII.                          As soon as possible after the Warehousing Advance Date, and no later than Two (2) Business Days prior to the date the Investor or the Approved Custodian must receive the Pledged Mortgage, the Administrative Agent must receive signed shipping instructions for the delivery of the Pledged Loan, including the following:

1.                                      Name and address of the Investor or the Approved Custodian to which the Collateral Documents are to be shipped, the desired shipping date and the preferred method of delivery (which must be a shipper utilized by Administrative Agent), with Borrower’s billing account information for such shipper (or alternatively a pre-labeled envelope).

2.                                      Name of the project securing the Pledged Loan.

3.                                      Date by which the Investor or the Approved Custodian must receive the Pledged Loan.

4.                                      Instructions for endorsement of the Mortgage Note.  For an FHA Construction Mortgage Loan, Administrative Agent will, if instructed, endorse and deliver the Mortgage Note following the initial Warehousing Advance for that Mortgage Loan.

5.                                      Completed but not signed Release of Security Interest (HUD Form 11711A), to be signed and delivered by Administrative Agent.  With respect to Warehousing Advances against FHA Construction Mortgage Loans, Administrative Agent will only sign and deliver a Release of Security Interest (HUD Form 11711A) for the initial and the last Warehousing Advances for that Mortgage Loan.

Unless otherwise agreed in writing with Borrower, the Administrative Agent exclusively will deliver the Mortgage Note and other original Collateral Documents relating to the Collateral evidencing a Pledged Loan, together with a bailee letter, to an Investor or an Approved Custodian.  Upon instruction by Borrower, the Administrative Agent will complete the endorsement of the Mortgage Note.  If no Mortgage-backed Security is to be issued, the Administrative Agent will deliver the Mortgage Note with a bailee letter to the Investor that issued the Purchase Commitment for the Pledged Loan or an Approved Custodian for the Investor.  If a Mortgage-backed Security is to be issued, Administrative Agent will deliver the Mortgage Note and the Release of Security Interest with a Bailee Letter to an Approved Custodian for Ginnie Mae.

VIII.                     If A Ginnie Mae Security is to be issued, as soon as possible following Closing, but no later than Three (3) Business Days prior to Settlement Date for a Security, Administrative Agent must receive:

1.                                      A signed copy of the Schedule of Subscribers (HUD Form HUD-11705), instructing Ginnie Mae to issue the mortgage-backed Security in Borrower’s name, and to deliver the Security to Administrative Agent’s custody account at the Federal Reserve Bank of Cleveland (ABA 043000096, For: PNC Pitt/Trust/XXXXXXXXX, Reference:  Walker & Dunlop, LLC).

5

2.                                      Completed and signed Securities Delivery Instructions, in the form set forth below in this Exhibit.

Upon receipt of a Security, the Administrative Agent will deliver the Security to the Investor that issued the Purchase Commitment for the Security.  The Security will be released to the Investor only upon payment of the purchase proceeds to Administrative Agent.  Cash proceeds of the sale of a Pledged Loan or a Security will be applied to the related Warehousing Advance.  As long as no Default or Event of Default exists, Administrative Agent will return any excess proceeds from the sale of a Pledged Loan or a Security to Borrower (by transfer to Borrower’s Operating Account), unless otherwise instructed in writing.

6

OPERATING ACCOUNT#: 130760016803

SCHEDULE I TO EXHIBIT B-2— FHA/GNMA

PNC BANK, N.A.

SECURITY DELIVERY INSTRUCTIONS

INSTRUCTIONS MUST BE RECEIVED TWO (2) BUSINESS DAYS IN ADVANCE OF PICK-UP/ DELIVERY

BOOK-ENTRY DATE:		SETTLEMENT DATE:
ISSUER:
$		SECURITY:
NO. OF CERTIFICATES:		1)
2)
3)
CUSIP NO.:
Pool No.	MI No.	Coupon Rate:
Issue Date (MM/DD/YYYY):		Maturity Dated (MM/DD/YYYY):

POOL TYPE (circle one):
Ginnie Mae:	GINNIE MAE I	GINNIE MAE II

Fannie Mae:	FIXED ARM	DISCOUNT NOTE DEBENTURES REMIC

DELIVER TO:		( ) Versus Payment
DVP AMOUNT $
DELIVER TO:		( ) Versus Payment
DVP AMOUNT $
DELIVER TO:		( ) Versus Payment
DVP AMOUNT $

CLIENT:

PROJECT:

AUTHORIZED SIGNATURE:

TITLE:

7

EXHIBIT B-3 — FREDDIE MAC PROGRAM PLUS LOANS

PROCEDURES FOR DOCUMENTING WAREHOUSING ADVANCES

PROCEDURES AND DOCUMENTATION FOR WAREHOUSING

FREDDIE MAC PROGRAM PLUS LOANS

Walker & Dunlop, LLC, a Delaware limited liability company (“Borrower”) must observe the following procedures and documentation requirements in all respects.  All documents must be satisfactory to PNC Bank, N.A., a national banking association (“Administrative Agent”) in its sole discretion.  Administrative Agent shall deliver any information received hereunder to each Lender promptly upon receipt thereof.  Capitalized terms used in this Exhibit without further definition have the meanings set forth in the Amended and Restated Warehousing Credit and Security Agreement among Borrower, Lenders party thereto and Administrative Agent (as amended, restated, renewed or replaced, the “Agreement”).  Freddie Mac form numbers used in this Exhibit are for convenience only and Borrower must use the equivalent forms required at the time of delivery of a Pledged Loan or a Pledged Security.

I.                                        At least Three (3) Business Days prior to the Warehousing Advance Date, the Administrative Agent must receive a letter signed by Borrower, providing the following information on the Pledged Loan:

1.                                      Mortgagor’s name.

2.                                      Project name.

3.                                      Borrower’s case/loan number.

4.                                      Location of project.

5.                                      Mortgage Note Amount.

6.                                      Expected Warehousing Advance Date.

7.                                      Name and address of Borrower’s counsel to be present at closing.

8.                                      Name, street address, e-mail address, telephone number and telecopier number of title company and settlement attorney and contact person.  Must identify who will be responsible for custody of closing documents and delivery of required items to Administrative Agent.

Upon receipt of Borrower’s letter required under this Section I, in form and substance satisfactory to the Administrative Agent, the Administrative Agent will issue its escrow instructions letter to the title company or the settlement attorney.

1

II.                                   At least One (1) Business Day prior to the Warehousing Advance Date, Borrower will send to the Administrative Agent, for receipt before 11:00 a.m (Pittsburgh, Pennsylvania time) the following Business Day, the following:

1.                                      An original or facsimile (with original to be forwarded via overnight delivery) of the Warehousing Advance Request subject to changes to be communicated in writing by Borrower to the Administrative Agent before 11:00 a.m. (Pittsburgh, Pennsylvania time) on the day of the Warehousing Advance.

2.                                      A letter from Borrower providing the following additional information on the Pledge Loan:

(a)                                 Note Rate.

(b)                                 Name of Investor.

(c)                                  Discount (if any).

3.                                      Closing settlement statement, if available, otherwise must be delivered on the date of the Warehousing Advance, prior to funding.

4.                                      A completed and executed Loan Disbursement Authorization in the form attached hereto as Exhibit O.

5.                                      A copy of the executed Purchase Commitment (which must conform to requirements of the Agreement).

6.                                      Original or facsimile of the Administrative Agent’s escrow instructions letter to the settlement attorney, countersigned by an authorized representative of the title company or the settlement attorney involved with the transaction.

7.                                      If applicable, original or facsimile of the Administrative Agent’s closing instructions letter to Borrower’s attorney, countersigned by the attorney involved with the transaction.

8.                                      Original or facsimile of the Administrative Agent’s escrow instructions letter to the settlement attorney, countersigned by an authorized representative of the settlement attorney involved with the transaction, in a form substantially similar to that attached hereto as (a) Exhibit N-1 if the settlement attorney will also be acting as the bailee with respect to the Mortgage Note or (b) Exhibit N-2 if the settlement attorney will not be acting as the bailee with respect to the Mortgage Note.

No Warehousing Advance will be made by the Administrative Agent prior to the Administrative Agent’s receipt of all the documents required under Section II above.  The Administrative Agent has a reasonable time (one (1) Business Day under ordinary circumstances) to examine Borrower’s Warehousing Advance Request and the related documents to be delivered by Borrower before funding the requested Warehousing Advance, and may reject any Mortgage Loan that does not meet the requirements of this Exhibit, the Agreement or of the related Purchase Commitment.

In accordance with the Escrow Letter, disbursement will be authorized only after the settlement attorney or closing counsel takes possession, on behalf of Administrative Agent, of the signed Mortgage Note, endorsed by Borrower in blank and without recourse, and the title company is

2

prepared to issue its title insurance policy.  Immediately after disbursement, the settlement attorney, the closing attorney or title company (herein, the “Closing Agent”) must send the original of the Mortgage Note to the Administrative Agent for receipt by the Administrative Agent on the following Business Day.  In the event the Pledged Loan is not closed and the related Mortgage submitted for recording by 4:30 p.m. (Pittsburgh, Pennsylvania time) on the date of the Warehousing Advance, the Closing Agent must return the Warehousing Advance immediately to the account specified in the Administrative Agent’s escrow instructions unless otherwise approved by the Administrative Agent prior to such time; provided, however, that the Warehousing Advance may remain with the title company for up to two (2) Business Days with prior written notice to the Administrative Agent and, if longer than two (2) Business Days, with prior written approval of the Administrative Agent.

The foregoing arrangements, which permit the Administrative Agent to fund the Warehousing Advance after the Mortgage Note has been delivered to a third person on behalf of, and as agent and bailee for, Administrative Agent, and before the Mortgage Note is received by Administrative Agent, are for the convenience of Borrower.  Borrower retains all risk of loss or nondelivery of the Mortgage Note, and neither Administrative Agent nor any Administrative Agent has any liability or responsibility for those risks.

III.                              On the Warehousing Advance Date, the Administrative Agent must receive the following:

1.                                      The closing settlement statement.

2.                                      A copy of the Mortgage Note made by the Mortgagor in favor of Borrower, executed by the Mortgagor.

3.                                      A copy of the unrecorded, undated and in blank, assignment of the Mortgage, in the form attached hereto as Exhibit P.

4.                                      A copy of the first page of the title insurance policy or the title insurance commitment to issue a policy marked to show the final policy exceptions, which:

(a)                                 Names as insured Borrower and/or the Investor.

(b)                                 Shows an effective date and time that is as of the date and time of disbursement of the Warehousing Advance from escrow.

(c)                                  Sets forth an insured amount that is equal to or greater than the Warehousing Advance amount.

5.                                      A bailee agreement executed by Borrower’s closing counsel, in the form of (a) Exhibit N-1 if the closing counsel is also acting as the settlement attorney with respect to the Warehousing Advance funds or (b) Exhibit N-3 if the closing counsel is not acting as the settlement attorney with respect to the Warehousing Advance funds, whereby in either case the closing counsel agrees that it will hold the original Mortgage Note as bailee for and on behalf of Administrative Agent and deliver it to the Administrative Agent by

3

recognized overnight delivery within One (1) Business Day after the Warehousing Advance Date.

6.                                      Written notice by electronic mail or facsimile authorizing the Administrative Agent to disburse funds to the Escrow Agent as set forth in the Escrow Letter, to be held in trust by the Escrow Agent pending the Administrative Agent’s authorization to release such funds.

7.                                      Documents that are reasonably requested by the Administrative Agent.

IV.                               As soon as possible following the Warehousing Advance Date, and no later than One (1) Business Day after the Warehousing Advance Date, the Administrative Agent much receive the following:

1.                                      The original signed Mortgage Note, endorsed by Borrower in blank and without recourse.

V.                                    As soon as possible after the Warehousing Advance Date, and no later than Two (2) Business Days prior to the date the Investor or the Approved Custodian must receive the Pledged Mortgage, Administrative Agent must receive:

1.                                      The original unrecorded, undated and in blank assignment of the Mortgage, in the form attached hereto as Exhibit P, sent by overnight delivery.

2.                                      The remainder of the documents required for shipping to the Investor as specified by the Investor or in the applicable Seller/Servicer Guide or to an Approved Custodian for the Investor, including the original release documents required by the Investor.

3.                                      Documents that are reasonably requested by the Administrative Agent.

VI.                               As soon as possible following the Warehousing Advance Date, and no later than Two (2) Business Days prior to the date the Investor or the Approved Custodian must receive the Pledged Loan, Administrative Agent must receive the following:

1.                                      Signed shipping instructions for the delivery of the Pledged Loan, including the following:

(a)                                 Name and address of the Investor or the Approved Custodian to which the Collateral Documents are to be shipped, the desired shipping date and the preferred method of delivery (which must be a shipper utilized by Administrative Agent), with Borrower’s billing account information for such shipper (or alternatively a pre-labeled envelope);

(b)                                 Name of project securing the Pledged Loan;

(c)                                  Date by which the Investor or the Approved Custodian must receive the Pledged Loan; and

(d)                                 Instructions for endorsement of the Mortgage Note.

4

2.                                      For Freddie Mac Program Plus Loans, the following additional documents must be received:

(a)                                 For cash payments, the signed original Wire Transfer Authorization for a Cash Warehouse Delivery (Multifamily) (Freddie Mac Form 987M), specifying the Cash Collateral Account as the receiving account for loan purchase proceeds.

(b)                                 Warehouse Lender Release of Security Interest (Multifamily) (Freddie Mac Form 996M).

3.                                      The remainder of the documents required for shipping to the Investor, as specified by the Investor or in the applicable seller/servicer guide.

5

Exhibit C

Warehousing Advance Request Against Eligible Loans

WALKER & DUNLOP, LLC

ELIGIBLE LOAN TYPE:	☐ FANNIE MAE DUS MORTGAGE LOAN
☐ Check if ASAPP funding
☐ OTHER FANNIE MAE MORTGAGE LOAN
☐ FHA PERMANENT MORTGAGE LOAN
☐ FHA CONSTRUCTION MORTGAGE LOAN
☐ FREDDIE MAC PROGRAM PLUS MORTGAGE LOAN
STATUS OF ELIGIBLE LOAN:	☐ FIRST MORTGAGE LOAN
☐ SECOND MORTGAGE LOAN [If permitted]
☐ THIRD MORTGAGE LOAN [If permitted]

[PLEASE UPDATE STATUS]

NOTE: FHA MORTGAGE LOANS MAY ONLY BE REQUESTED BY WALKER & DUNLOP, LLC (“BORROWER”), AND ARE NOT ELIGIBLE UNTIL THE ADMINISTRATIVE AGENT HAS CONFIRMED BORROWER’S STATUS AS APPROVED HUD/FHA MORTGAGEE AND GINNIE MAE SERVICER, AS APPLICABLE

Loan No.:	Warehouse Date:

Project Name:	Contract/Pool No.:

Project State and Zip Code:

Mortgage Note Amount:	Interest Rate:

Mortgage Note Date:

Warehousing Advance Amount:

Approved Warehouse Amount:	Endorsement Amount:

Cumulative Endorsement Amount:

Investor:	Expiration Date:

Committed Purchase Price:

Title Company/Closing Agent:

Title Contact Person:	Phone No.:

Title Contact Person E-Mail Address:

Title Company Address:

Wire Transfer Information

Wire Amount:	Date of Wire:
Receiving Bank: PNC BANK, N.A	ABA No.: #043-000-096
City & State: Pittsburgh, PA
Credit Account Name: Walker & Dunlop LLC	Number: XXXXXXXXXX
Advise: Lesley McKee	Phone: (412) 768-5622

Walker & Dunlop, LLC, a Delaware limited liability company (“Borrower”) has granted, and hereby reaffirms the grant of, a security interest to PNC Bank, N.A., a national banking association, as agent for Lenders (“Administrative Agent”) in all of Borrower’s right, title and interest in and to the Mortgage Loan described above and all related Collateral pursuant to Section 4.1 of the Amended and Restated Warehousing Credit and Security Agreement between Borrower, Lenders and Administrative Agent (as amended, restated, renewed or replaced, the “Agreement”).  Capitalized terms used in this Exhibit without further definition have the meanings set forth in the Agreement.

The undersigned represent and warrant as follows:

(a)                                 The borrowing requested hereby complies with all applicable requirements of the Agreement.

(b)                                 Except as previously disclosed to the Administrative Agent in writing, each representation and warranty made in the Agreement is true and correct at and as of the date hereof (except to the extent relating to a specific date) and will be true and correct at and as of the time the Warehousing Advance is made, in each case both with and without giving effect to the Warehousing Advance and the application of the proceeds thereof.

(c)                                  No Default or Event of Default has occurred and is continuing as of the date hereof or would result from the making of the Warehousing Advance or the application of the proceeds thereof if the Warehousing Advance were made on the date hereof, and no Default or Event of Default will have occurred and be continuing at the time the Warehousing Advance is to be made or would result from the making of the Warehousing Advance or the application of the proceeds thereof .

(d)                                 Borrower agrees to cause the Mortgage Notes(s) and the other Collateral Documents to be delivered to Administrative Agent on the first Business Day after the date of the Warehousing Advance made to fund the Mortgage Loan.

(e)                                  If the proceeds of the Warehousing Advance requested hereby are intended to be used for a FHA Mortgage Loan for which a Ginnie Mae Security will be issued, Ginnie Mae has confirmed sufficient additional commitment authority and pool numbers have been identified to permit the consummation of such transactions.

AUTHORIZED SIGNATURE:

WALKER & DUNLOP, LLC, a Delaware limited liability company

By:

Name

Title:

Exhibit D

Eligible Loans and Terms of Warehousing Advances

Subject to compliance with the terms and limitations set forth below, and the terms, representations and warranties and the covenants in the Agreement (including applicable Exhibits), each of the following Mortgage Loans is an Eligible Loan for purposes of the Agreement:

Fannie Mae DUS Mortgage Loan

Definition: A permanent Mortgage Loan on a Multifamily Property originated by Borrower under Fannie Mae’s Delegated Underwriting and Servicing Guide.

Subordinate Mortgage Loan: Only Second Mortgage Loans and Third Mortgage Loans permitted.

Committed/Uncommitted: Purchase Commitment required.

Advance Rate: 100% of the lesser of (i) the Mortgage Note Amount or (ii) the Committed Purchase Price.

FHA Permanent Mortgage Loan

Definition: A permanent FHA fully-insured Mortgage Loan secured by a mortgage on a Multi-Family Property.

Subordinate Mortgage Loans: Only second mortgage loans permitted.

Committed/Uncommitted: Purchase Commitment required.

Advance Rate: 100% of the lesser of (i) the Mortgage Note Amount or (ii) the Committed Purchase Price.

FHA Construction Mortgage Loan

Definition.  An FHA fully-insured Mortgage Loan for the construction or substantial rehabilitation of a Multi-Family Property.  No Warehousing Advance will be made against an FHA Construction Mortgage Loan unless (i) the Administrative Agent has or at one time had or will obtain (as provided in Exhibit B-2 — FHA/GNMA) possession of the related Mortgage Note, or (ii) the related Mortgage Note is in the possession of a Person other than Borrower or an Affiliate of Borrower.

Subordinate Mortgage Loans: Not permitted.

Committed/Uncommitted: Purchase Commitment required.

Advance Rate: 100% of the lesser of (i) Mortgage Note Amount or (ii) the Committed Purchase Price.

D-1

Freddie Mac Program Plus Loan

Definition: Multi-Family Loans sold to Freddie Mac pursuant to the Freddie Mac Program Plus Seller/Servicer program.

Subordinate Mortgage Loans: Only Second Mortgage Loans or Third Mortgage Loans permitted.

Committed/Uncommitted: Purchase Commitment required.

Advance Rate: 100% of the lesser of (i) the Mortgage Note Amount or (ii) the Committed Purchase Price.

D-2

Exhibit E

Authorized Representatives

Stephen Theobald

Donna Mighty

Howard W. Smith III

William M. Walker

Debra A. Casale

Veronica Langhofer

Shanekwa Harrison Jones

Richard Warner

Jenna Treible

Gregory Florkowski

Wendy LeBlanc

Sandy Barlow

Jim Schroeder

Shannon Chase

E-1

Exhibit F

Subsidiaries of Borrower

[Intentionally omitted[

F-1

Exhibit G

Assumed Names

None

G-1

Exhibit H

Servicing Portfolio

Walker & Dunlop, Inc.
Loan Servicing Portfolio
Portfolio Size, Number of Loans
As of March 31, 2013

Loan Count
Fannie Mae (combined or Full Risk)	1,836
Fannie Mae SLP	1,430
Freddie Mac	590
Ginnie Mae-HUD	570
Aegon Non-Cashier (Est.)	22
Advantus	1
AIG	18
Allstate	8
American Equity Investment	37
American United Life	7
Americo Life, Inc.	1
Ameritas	1
Assurant Asset Management	13
Aviva	37
Berkadia (formerly Capmark/GMAC)	7
CDT	12
Continental Casualty Co.	2
CUNA/MEMBERS Capital Advisors	30
GMAC	1
ING Investment Management	21
JP/WAMU	112
Lincoln National Life	32
Minnesota Life Ins Co.	10
Nationwide Life Insurance Co.	36
Nationwide (Securitized)	13
Ohio National Financial Services	3
PNC Non-Cashier (Est.)	6
PPM Financial	1
RBS Citizens	1
ReliaStar	1
RiveSource of NY	1
Sun Life Assurance of Canada	48
Symetra Life Ins Company	1
Thrivent Financial	2
Union Central Life	1
Unum	3
W&D Interim Loan Fund LLC	1
Wachovia	11
Woodman of the World	4

COMBINED TOTAL	4,931

H-1

Exhibit I

Compliance Certificate

Reference is made to that certain Amended and Restated Warehousing Credit and Security Agreement between Walker & Dunlop, LLC, a Delaware limited liability company (“Borrower”), Lenders and PNC Bank, N.A., a national banking association as administrative agent (“Administrative Agent”), dated as of June       , 2013 (as the same may be amended, modified, supplemented, renewed or restated from time to time, the “Agreement”).  All capitalized terms and all Section numbers used herein refer to those terms and Sections set forth in the Agreement.  This Compliance Certificate is submitted to Lender pursuant to Section 7.2(c) of the Agreement.

The undersigned hereby certifies to Lender that, as of the close of business on                                  (“Statement Date”):

1.                                      As demonstrated by the attached calculations supporting this Compliance Certificate, no Event of Default exists under Sections 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.16 and 8.17 of the Agreement, or, if any such Event of Default exists, a detailed explanation is attached setting forth the nature and the period of existence of any Default or Event of Default, and the action Borrower has taken, is taking, or proposes to take with respect to that Default or Event of Default and/or fail to comply.

2.                                      I have reviewed the terms of the Agreement, and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrower and Parent.  That review has not disclosed, and I have no other knowledge of the existence of, any Default or Event of Default, or, if any such Default or Event of Default existed or exists, a detailed explanation is attached setting forth the nature and the period of existence of such Default or Event of Default and the action Borrower has taken, is taking or proposes to take with respect that Default or Event of Default.

3.                                      Pursuant to Section 7.2 of the Agreement, enclosed are the financial statements and related materials of Borrower or Parent, as applicable, as of the Statement Date.  The financial statements for the period ending on the Statement Date fairly present the financial condition and results of operations of Borrower or Parent, as applicable, as of the Statement Date.

[Remainder of page intentionally left blank]

I-1

Submitted under the pains and penalties of perjury this            day of               ,         .

WALKER & DUNLOP, LLC, a Delaware limited liability company

By:
Name:
Title:

I-2

Exhibit J

Lines of Credit

1.                                      Bank of America, N.A. - $575,000,000

J-1

Exhibit K

Foreign Qualifications and Licenses

Walker and Dunlop, LLC current holds the following foreign licenses and qualifications from these states:

•                  Alabama- Registered foreign limited liability company

•                  Arkansas- Registered foreign limited liability company; Collection Agency License

•                  California- Registered foreign limited liability company; Finance Lender License

•                  Colorado- Registered foreign limited liability company

•                  District of Columbia- Registered foreign limited liability company

•                  Florida- Registered foreign limited liability company

•                  Georgia- Certificate of Authority

•                  Idaho- Registered foreign limited liability company

•                  Illinois- Registered foreign limited liability company

•                  Iowa- Registered foreign limited liability company

•                  Kentucky- Registered foreign limited liability company

•                  Louisiana- Registered foreign limited liability company

•                  Maryland- Registered foreign limited liability company

•                  Massachusetts- Registered foreign limited liability company

•                  Michigan- Registered foreign limited liability company

•                  Nevada- Registered foreign limited liability company

•                  New Jersey- Registered foreign limited liability company; Collection Agency Bond

•                  New York- Registered foreign limited liability company

•                  North Carolina- Registered foreign limited liability company

•                  North Dakota- Registered foreign limited liability company; Money Broker License

•                  Ohio- Registered foreign limited liability company

•                  Oklahoma- Registered foreign limited liability company

•                  Pennsylvania- Registered foreign limited liability company

•                  Puerto Rico- Registered foreign limited liability company

•                  South Carolina- Registered foreign limited liability company

•                  South Dakota- Registered foreign limited liability company; Mortgage Lender License

•                  Tennessee- Registered foreign limited liability company

•                  Texas-  Registered foreign limited liability company

•                  Utah- Registered foreign limited liability company; Collection Agency License

•                  Virginia- Registered foreign limited liability company

•                  Washington- Registered foreign limited liability company

•                  Wisconsin- Registered foreign limited liability company

K-1

Exhibit L

Miscellaneous Fees and Charges

None

L-1

Exhibit M

Form of Assignment and Assumption Agreement

Dated: as of [                   , 20    ]

Reference is made to that certain Amended and Restated Warehousing Credit and Security Agreement dated as of                 , 2013, among Walker & Dunlop, LLC, a Delaware limited liability company (“Borrower”), The Lenders and PNC Bank, National Association, a national banking association, as administrative agent (“Administrative Agent”) (as amended, modified, restated and/or supplemented and in effect, the “Loan Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

[•] (the “Assignor”) and [•] (the “Assignee”) agree as follows:

The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, $[•] of the Assignor’s Warehousing Commitment and unpaid principal balance outstanding under the Assignor’s Warehousing Note, representing [•] percent ([•]%) of the Warehousing Credit Limit (such percentage, a “Commitment Percentage”) as of the Effective Date (as hereinafter defined).

The Assignor (i) represents that as of the date hereof, its Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) is [•]%, and the unpaid principal balance of the Loan outstanding under the Warehousing Note held by the Assignor (unreduced by any assignments thereof which have not yet become effective) is $[•]; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim, and that it is legally authorized to enter into this Assignment and Acceptance; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any Guarantor or any other person which may be primarily or secondarily liable in respect of any of the Obligations or any of their obligations, or the performance or observance by Borrower, any Guarantor or any other person primarily or secondarily liable in respect of any of the obligations under any of the Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches the Warehousing Note delivered to it under the Loan Agreement and requests that Borrower exchange such Warehousing Note for new Warehousing Notes payable to each of the Assignor and the Assignee as follows:

Warehousing Note Payable to the Order of:	Amount of Note
[ ]	$[ ]
[ ]	$[ ]

The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Documents, together with copies of the most recent financial statements delivered pursuant to the Loan Agreement and such other documents and information as the Assignee has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) confirms and represents that it has, independently and without reliance upon the Assignor or any other Lender under the Loan Agreement, and based on such documents and information as the Assignee deems appropriate, made such Person’s own credit decision to join in the credit facility contemplated by the Loan Documents and to become a Lender; (iv) agrees that it will, independently and without reliance upon the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers as are expressly delegated to or conferred upon Assignor by the terms of the Loan Documents together with such other powers as are reasonably incidental thereto; (vi) agrees that it will perform all the obligations which by the terms of the Loan Documents are required to be performed by the Assignee as a Lender in accordance with the terms of the Loan Documents; and (vii) specifies as its address for notices the office set forth beneath its name on the signature page hereof.

The effective date for this Assignment and Acceptance shall be [                   ,                   ] (the “Effective Date”).  Following the execution of this Assignment and Acceptance, it will be delivered to Assignor for acceptance.

Upon such acceptance, from and after the Effective Date (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, with respect to that portion of its interest under the Loan Documents assigned hereunder relinquish its future rights and be released from its future obligations under the Loan Documents but shall remain liable for all obligations which arose prior to such assignment.

Upon such acceptance, from and after the Effective Date, Borrower shall make all payments in respect of the rights and obligations assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee.  The Assignor and the Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Borrower or with respect to the making of this assignment directly between themselves.

THIS ASSIGNMENT AND ACCEPTANCE SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

“ASSIGNOR”

By:
Title:

“ASSIGNEE”

By:
Title:
Notice Address of Assignee:

Attn:

Telephone No.:
Telecopier No.:

Wiring Instructions of Assignee:

Bank Name and address:

Routing No.:
Account Name:
Account No.:

BORROWER’S CONSENT

If required under the Loan Agreement, Walker & Dunlop, LLC, a Delaware limited liability company hereby approves the foregoing assignment.

WALKER & DUNLOP, LLC, a Delaware limited liability company

By:
Name:
Title:

M-1

Exhibit N-1

Form of Escrow and Bailee Letter

Date

Attn:

Closing Agent

XXXXXXXXXXXX

XXXXXXXXXXXX

Phone #: (xxx) xxxxxxx

Fax #: (xxx) xxxxxxx

RE:                          Mortgage Loan:

Dear                   :

Walker & Dunlop, LLC, a Delaware limited liability company, whose address is 7501 Wisconsin Avenue, Suite 1200, Bethesda, Maryland 20818 (the “Borrower”) has advised PNC Bank, National Association (the “Administrative Agent”), that Borrower has appointed [name of Closing Agent firm], and [name of Closing Agent firm] has agreed, by and through its undersigned employee, to serve as the closing agent (the “Closing Agent”) and counsel relative to the origination and closing of the mortgage loan to be made by Borrower for the above-referenced property (the “Mortgage Loan”).  Pursuant to an Amended and Restated Warehousing Credit and Security Agreement by and among Borrower, Lenders and Administrative Agent (the “Agreement”), Lenders have agreed to provide certain funding for the Mortgage Loan to you as the Closing Agent.  Terms used in this letter and not defined herein have the meanings set forth in the Credit Agreement.

To facilitate the closing of the Mortgage Loan (the “Closing”), you will confirm to the Administrative Agent on the date of the Closing that you are in possession of the original mortgage note evidencing the Mortgage Loan.  As agent and bailee for the Administrative Agent, you agree to hold the original mortgage note evidencing the Mortgage Loan as bailee for and on behalf of the Administrative Agent, and to deliver the original mortgage note evidencing the Mortgage Loan and the original Assignment of Mortgage Note and Mortgage in blank to Administrative Agent by recognized overnight delivery promptly after Closing, and in any event within one (1) Business Day.  Such delivery shall be made to the address set forth below, unless otherwise directed by the Administrative Agent.

PNC Bank, National Association

500 W. Jefferson, Mailstop K-1 KHDQ-04-6

Louisville, KY 40202

Attention:  Jennifer Elmore

Upon receipt of your confirmation that you are in possession of the original mortgage note evidencing the Mortgage Loan, the Administrative Agent will remit to you, by wire transfer, immediately available funds in the approximate amount of $                       (the “Funds”), which

you are to hold in trust for the Administrative Agent until written or oral instructions to disburse the funds are obtained from Borrower, at which time you may disburse the Funds in accordance with such instructions.  Once you have received instructions from the Administrative Agent to disburse the Funds to close the Mortgage Loan, please advise an authorized representative of the Administrative Agent by facsimile of the fact of such disbursement immediately upon making such disbursement.

Authorized representatives of the Administrative Agent are listed in the attached Schedule A to this letter.

If the Funds cannot be or are not disbursed for any reason on or before 4:30 p.m. Eastern Time on the date of Closing, you shall advise the Administrative Agent immediately by telephone that disbursement has not occurred and the Funds must be returned immediately to the Administrative Agent at the wiring instructions in the attached Schedule B to this letter unless otherwise approved by the Administrative Agent prior to such time; provided, however, that the Funds may remain with you for up to two (2) Business Days with prior written notice given to the Administrative Agent, and if longer than two (2) Business Days upon prior written approval from the Administrative Agent.

In the event you are not able for any reason to comply with the terms and conditions set forth in this letter, you shall advise an authorized representative of Administrative Agent immediately by fax and comply with any instructions given to you by such authorized representative.

Please acknowledge your receipt of this letter and your agreement to comply with the terms and conditions set forth herein by signing below and returning this letter by facsimile to my attention at 502-581-2743.  The Administrative Agent will not forward the Funds to you until it receives a properly completed and signed copy of this letter.

Sincerely,

PNC Bank, National Association

By:
[Name]
[Title]

The undersigned Closing Agent acknowledges the terms of this letter and agrees to comply with the terms and conditions set forth herein.  In addition, Closing Agent agrees that, notwithstanding any contrary understanding with Borrower or Borrower’s instructions to Closing Agent, these terms and conditions shall control and may not be altered except by written or oral authorization executed by the Administrative Agent.

CLOSING AGENT:

By:
Name:
Title:

Wire Transfer Instructions:	Bank:
City, State:
ABA #:
Account Name:
Account #:
Reference:
Attn:

Date:

SCHEDULE A

AUTHORIZED REPRESENTATIVES

	Phone	Fax
Sharon Wilson	(502) 581-3345	(502) 581-2743
Anna Marie Stepnick	(412) 768-5361	(412) 705-2400
Jennifer Elmore	(502) 581-2958	(502) 581-2743
Sherry Boston	(502) 581-2959	(502) 581-2743

NOTE DELIVERY

Deliver Note to:

1) Jenny Elmore — fax number 502-581-2958, e-mail:  Jennifer.elmore@pnc.com

Original Note and Endorsement should be delivered by Closing Counsel to:

2)            Jenny Elmore
                PNC Bank, NA
                500 W. Jefferson, Mailstop K1-KHDQ-04-6
                Louisville, KY  40202

SCHEDULE B

PNC NATIONAL ASSOCIATION

WIRE INSTRUCTIONS

Bank Name:	PNC Bank, National Association
City, State:	Pittsburgh, PA
ABA #:	043-000-096
Account Name:	Commercial Loan Operations
Account Number:	XXXXXXXXXXX
Attention:	Lesley McKee
Phone Advice:	Phone: (412) 768-5622
RE:	Walker & Dunlop, LLC

Exhibit N-2

Form of Escrow Letter

Date

Attn:

Closing Agent

XXXXXXXXXXXX

XXXXXXXXXXXX

Phone #: (xxx) xxxxxxx

Fax #: (xxx) xxxxxxx

RE:         Mortgage Loan:

Dear                   :

Walker & Dunlop, LLC, a Delaware limited liability company, whose address is 7501 Wisconsin Avenue, Suite 1200, Bethesda, Maryland 20818 (the “Borrower”) has advised PNC Bank, National Association (the “Administrative Agent”), that Borrower has appointed [name of Closing Agent firm], and [name of Closing Agent firm] has agreed, by and through its undersigned employee [if an agent of Title Company add: (which employee is authorized pursuant to the attached insured closing production letter)], to serve as the closing agent (the “Closing Agent”) relative to the mortgage loan to be made by Borrower for the above-referenced property (the “Mortgage Loan”).  Pursuant to an Amended and Restated Warehousing Credit and Security Agreement by and among Borrower, Lenders and Administrative Agent (the “Agreement”), Lenders have agreed to provide certain funding for the Mortgage Loan to you as the Closing Agent.  Terms used in this letter and not defined herein have the meanings set forth in the Credit Agreement.

To facilitate the closing of the Mortgage Loan (the “Closing”), the Administrative Agent will remit to you, by wire transfer, immediately available funds in the approximate amount of $                       (the “Funds”), which you are to hold in trust for the Administrative Agent until written or oral instructions to disburse the funds are obtained from Borrower, at which time you may disburse the Funds in accordance with such instructions.  Once you have received instructions from Borrower to disburse the Funds to close the Mortgage Loan, please advise an authorized representative of the Administrative Agent by facsimile of the fact of such disbursement immediately upon making such disbursement.

Authorized representatives of the Administrative Agent are listed in the attached Schedule A to this letter.

If the Funds cannot be or are not disbursed for any reason on or before 4:30 p.m. Eastern Time on the date of Closing, you shall advise the Administrative Agent immediately by telephone that disbursement has not occurred and the Funds must be returned immediately to the

Administrative Agent at the wiring instructions in the attached Schedule B to this letter unless otherwise approved by the Administrative Agent prior to such time; provided, however, that the Funds may remain with you for up to two (2) Business Days with prior written notice given to the Administrative Agent, and if longer than two (2) Business Days upon prior written approval from the Administrative Agent.

In the event you are not able for any reason to comply with the terms and conditions set forth in this letter, you shall advise an authorized representative of Administrative Agent immediately by fax and comply with any instructions given to you by such authorized representative.

Please acknowledge your receipt of this letter and your agreement to comply with the terms and conditions set forth herein by signing below and returning this letter by facsimile to my attention at 502-581-2743.  The Administrative Agent will not forward the Funds to you until it receives a properly completed and signed copy of this letter.

Sincerely,

PNC Bank, National Association

By:
[Name]
[Title]

The undersigned Closing Agent acknowledges the terms of this letter and agrees to comply with the terms and conditions set forth herein.  In addition, Closing Agent agrees that, notwithstanding any contrary understanding with Borrower or Borrower’s instructions to Closing Agent, these terms and conditions shall control and may not be altered except by written or oral authorization executed by the Administrative Agent.

CLOSING AGENT:

By:

Name:

Title:

Wire Transfer Instructions:	Bank:
City, State:
ABA #:
Account Name:
Account #:
Reference:
Attn:

Date:

SCHEDULE A

AUTHORIZED REPRESENTATIVES

	Phone	Fax
Sharon Wilson	(502) 581-3345	(502) 581-2743
Anna Marie Stepnick	(412) 768-5361	(412) 705-2400
Jennifer Elmore	(502) 581-2958	(502) 581-2743
Sherry Boston	(502) 581-2959	(502) 581-2743

NOTE DELIVERY

Deliver Note to:

1) Jenny Elmore — fax number 502-581-2958, e-mail:  Jennifer.elmore@pnc.com

Original Note and Endorsement should be delivered by Closing Counsel to:

2)            Jenny Elmore
                PNC Bank, NA
                500 W. Jefferson, Mailstop K1-KHDQ-04-6
                Louisville, KY  40202

SCHEDULE B

PNC NATIONAL ASSOCIATION

WIRE INSTRUCTIONS

Bank Name:	PNC Bank, National Association

City, State:	Pittsburgh, PA

ABA #:	043-000-096

Account Name:	Commercial Loan Operations

Account Number:	XXXXXXXXXXX

Attention:	Leslie McKee

Phone Advice:	Phone: (412) 768-5622

RE:	Walker & Dunlop, LLC

N-10

Exhibit N-3

Form of Bailee Letter

Date

Attn:

XXXXXXXXXX

XXXXXXXXXXXX

XXXXXXXXXXXX

Phone #: (xxx) xxxxxxx

Fax #: (xxx) xxxxxxx

RE:         Mortgage Loan:

Dear                   :

Walker & Dunlop, LLC, a Delaware limited liability company, whose address is 7501 Wisconsin Avenue, Suite 1200, Bethesda, Maryland 20818 (the “Borrower”) has advised PNC Bank, National Association (the “Administrative Agent”), that Borrower has appointed [name of Closing Agent firm], and [name of Closing Agent firm] has agreed, by and through its undersigned employee, to serve as the closing agent (the “Closing Agent”) and counsel relative to the origination and closing of the  mortgage loan to be made by Borrower for the above-referenced property (the “Mortgage Loan”).  Pursuant to an Amended and Restated Warehousing Credit and Security Agreement by and among Borrower, Lenders and Administrative Agent (the “Agreement”), Lenders have agreed to provide certain funding for the Mortgage Loan to you as the Closing Agent.  Terms used in this letter and not defined herein have the meanings set forth in the Credit Agreement.

To facilitate the closing of the Mortgage Loan (the “Closing”), you will confirm to the Administrative Agent on the date of the Closing that you are in possession of the original mortgage note evidencing the Mortgage Loan.  As agent and bailee for the Administrative Agent, you agree to hold the original mortgage note evidencing the Mortgage Loan as bailee for and on behalf of the Administrative Agent, and to deliver the original mortgage note evidencing the Mortgage Loan and the original Assignment of Mortgage Note and Mortgage in blank to Administrative Agent by recognized overnight delivery promptly after Closing, and in any event within one (1) Business Day.  Such delivery shall be made to the address set forth below, unless otherwise directed by the Administrative Agent.

PNC Bank, National Association

500 West Jefferson, Mailstop K-1 KHDQ-04-6
Louisville, KY  402012

Attention:  Jennifer Elmore

Please acknowledge your receipt of this letter and your agreement to comply with the terms and conditions set forth herein by signing below and returning this letter by facsimile to my attention at 502-581-2743.  The Administrative Agent will not forward the funds necessary to fund the Mortgage Loan until it receives a properly completed and signed copy of this letter.

Sincerely,

PNC Bank, National Association

By:
[Name]
[Title]

The undersigned Closing Agent acknowledges the terms of this letter and agrees to comply with the terms and conditions set forth herein.  In addition, Closing Agent agrees that, notwithstanding any contrary understanding with Borrower or Borrower’s instructions to Closing Agent, these terms and conditions shall control and may not be altered except by written or oral authorization executed by the Administrative Agent.

CLOSING AGENT:

By:

Name:

Title:

Date:

Exhibit O

Form of Loan Disbursement Authorization

Loan Disbursement Authorization

To:	PNC Bank, National Association	Date: , 201
ATTN: Loan Administrator Name
500 First Avenue, MS PF-PFSC-04-V
Pittsburgh PA 15219

RE:                          WALKER & DUNLOP, LLC

You are hereby authorized to make the following disbursements under our $650,000,000.00 Committed Line of Credit for a total advance of $                                   .

XXX                  Credit the undersigned’s demand deposit account with you, Account Number                                    , in the amount of $                                    .

XXX                  Wire transfer funds in the amount of $                                             to:

Bank Name, City & State	ABA Transit Number

Account Title	Account Number

REF:	ATTN:

[Remainder of page intentionally left blank]

O-1

The person signing below is authorized to make this request, and you are entitled to rely conclusively on the above instructions to disburse loan proceeds in the amount and manner specified.

WALKER & DUNLOP, LLC
a Delaware limited liability company

By:

Title:

Form 8P — Multistate Rev 1/02

O-2

Exhibit P

Form of Assignment of Mortgage

Project Name:
Project Location:
Project No.:

ASSIGNMENT OF MORTGAGE

FOR VALUE RECEIVED and for other good and valuable consideration, Walker & Dunlop, LLC, a Delaware limited liability company (“Assignor”), hereby endorses, assigns, transfers, grants, conveys and delivers to                                 , its successors and assigns (collectively, “Assignee”), all right, title and interest of Assignor in and to:

1.                                      Mortgage given by Mortgagor in favor of Assignor dated as of                                   , 201    , and recorded of                                   , 200    , in the Public Records of                          County,        Official Records Book         , Page          (the “Mortgage”), which Mortgage secures repayment of the Note and has been filed as a lien against the real property described in attached Exhibit A;

2.                                      [Security Agreement dated as of                                   , 201    , by and between Assignor as secured party and Mortgagor as debtor (the “Security Agreement”);] [If applicable]

3.                                      any and all other instruments or documents, and all covenants, agreements, benefits, and rights under those instruments or documents further evidencing or securing the indebtedness evidenced by the Note and secured by the Mortgage.

This Assignment is made without recourse, and without representation or warranty of any kind whatsoever, express or implied, except that Assignor hereby represents and warrants to Assignee that as of the date of this Assignment, Assignor is the holder of the Note and the mortgagee under the Mortgage, and has the full power and authority to assign, transfer and sell the Note, the Mortgage, [the Security Agreement] and the other loan documents.

[Remainder of page intentionally left blank]

In witness whereof the Assignor has executed this Assignment as of                  , 20    .

ASSIGNOR:

WALKER & DUNLOP, LLC, a Delaware limited liability company

Witness:

By:
Name:
Title:

)

)

)

I hereby certify that on the          day of                 , 20    , before me, an officer duly authorized in the jurisdiction aforesaid to take acknowledgements, the foregoing instrument was acknowledged before me by                                 .  He/She is personally known to me as the                      of Walker & Dunlop, LLC, a Delaware limited liability company.

Name:
Notary Public in and for the

[Seal]

My Commission Expires:

Exhibit Q

[Intentionally Omitted]

Q-1

Exhibit R

Form Amended and Restated Guaranty

Amended and Restated Guaranty and Suretyship Agreement

THIS AMENDED AND RESTATED GUARANTY AND SURETYSHIP AGREEMENT (this “Guaranty”) is made and entered into as of this            day of June, 2013, by WALKER & DUNLOP, INC., a Maryland corporation  (the “Guarantor”), with an address at 7501 Wisconsin Avenue, Ste. 1200E, Bethesda, Maryland 20814, for the benefit of PNC BANK, NATIONAL ASSOCIATION (the “Agent”), as administrative agent for PNC BANK, NATIONAL ASSOCIATION, as lender and WELLS FARGO BANK, NATIONAL ASSOCIATION, as lender (collectively, the “Lenders”) with an address at One PNC Plaza, 19th Floor, Pittsburgh, Pennsylvania 15222, in consideration of the extension of credit by the Lenders to WALKER & DUNLOP, LLC, a Delaware limited liability company (the “Borrower”), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

WHEREAS, Guarantor previously executed and delivered to Agent that certain Guaranty and Suretyship Agreement, dated as of June 30, 2011 (the “Original Guaranty”), whereby Guarantor guaranteed the Borrower’s payment and performance under that certain Warehousing Credit and Security Agreement, dated as of June 30, 2010, between Borrower and Agent, as the same has been amended from time to time (the “Original Agreement”).  The Borrower, Guarantor, Agent and Lenders have contemporaneously herewith amended and restated the Original Agreement pursuant to that certain Amended and Restated Warehousing Credit and Security Agreement, of even date, among Borrower, Guarantor, Agent and Lenders (the Amended and Restated Warehouse Credit and Security Agreement, as the same may be amended, renewed, extended, restated or otherwise modified is herein the “Credit Agreement”).  In connection with the execution and delivery of the Credit Agreement, Guarantor has agreed to guarantee the Borrower’s payment and performance thereunder, and to amend and restate the terms of the Original Guaranty pursuant to the terms hereof.

1.             Guaranty of Obligations.  The Guarantor hereby unconditionally guarantees, as a primary obligor, and becomes surety for, the prompt payment and performance of all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Agent on behalf of the Lenders, and to the Lenders, arising under or relating to the Credit Agreement (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and all costs and expenses of the Agent and each Lender incurred in the documentation, negotiation, modification, enforcement, collection of the Credit Agreement and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses (collectively, the “Obligations”).  If the Borrower defaults under any such Obligations, the Guarantor will pay the amount due to the Agent on behalf of the Lenders.

2.             Nature of Guaranty; Waivers.  This is a guaranty of payment and not of collection and the Agent shall not be required or obligated, as a condition of the Guarantor’s liability, to make any demand upon or to pursue any of its rights against the Borrower, or to pursue any rights which may be available to it with respect to any other person who may be liable for the payment of the Obligations.

This is an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until all of the Obligations have been indefeasibly paid in full, and the Agent has terminated this Guaranty. This Guaranty will remain in full force and effect even if there is no principal balance outstanding under the Obligations at a particular time or from time to time.  This Guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by the Agent of any other party, or any other guaranty or any security held by it for any of the Obligations, by any failure of the Agent to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to any security or other collateral for any of the Obligations or any guaranty, or by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or other guaranty thereof.  The Guarantor’s obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off, recoupment, deduction or defense based upon any claim the Guarantor may have (directly or indirectly) against the Borrower or the Agent, except payment or performance of the Obligations.

Notice of acceptance of this Guaranty, notice of extensions of credit to the Borrower from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, and any defense based upon the Agent’s failure to comply with the notice requirements under Sections 9-611 and 9-612 of the Uniform Commercial Code as in effect from time to time are hereby waived.  The Guarantor waives all defenses based on suretyship or impairment of collateral.

The Agent at any time and from time to time, without notice to or the consent of the Guarantor, and without impairing or releasing, discharging or modifying the Guarantor’s liabilities hereunder, may (a) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guaranties, or any security for any Obligations or guaranties; (c) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Borrower in such order, manner and amount as the Agent may determine in its sole discretion; (d) settle, compromise or deal with any other person, including the Borrower or the Guarantor, with respect to any Obligations in such manner as the Agent deems appropriate in its sole discretion; (e) substitute, exchange or release any security or guaranty; or (f) take such actions and exercise such remedies hereunder as provided herein.

3.             Repayments or Recovery from the Agent.  If any demand is made at any time upon the Agent for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Agent repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Guarantor will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by the Agent.  The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by the Guarantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to the Agent’s rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.

4.             Financial Statements.  Unless compliance is waived in writing by the Agent or until all of the Obligations have been paid in full, the Guarantor will promptly submit to the Agent such information relating to the Guarantor’s affairs (including but not limited to annual financial statements and tax returns for the Guarantor) or any security for the Guaranty as the Agent may reasonably request.

5.             Enforceability of Obligations.  No modification, limitation or discharge of the Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge the Guarantor’s liability in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against the Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted.  The Guarantor waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the liability of the Borrower that may result from any such proceeding.

6.             Events of Default.  The occurrence of any of the following shall be an “Event of Default”: (i) any Event of Default (as defined in the Credit Agreement); (ii) the Guarantor’s failure to perform any of its obligations hereunder; (iii) the falsity, inaccuracy or material breach by the Guarantor of any written warranty, representation or statement made or furnished to the Agent by or on behalf of the Guarantor; or (iv) the termination or attempted termination of this Guaranty.  Upon the occurrence of any Event of Default, (a) the Guarantor shall pay to the Agent the amount of the Obligations; or (b) on demand of the Agent, the Guarantor shall immediately deposit with the Agent, in U.S. dollars, all amounts due or to become due under the Obligations, and the Agent may at any time use such funds to repay the Obligations; or (c) the Agent in its discretion may exercise with respect to any collateral any one or more of the rights and remedies provided a secured party under the applicable version of the Uniform Commercial Code; or (d) the Agent in its discretion may exercise from time to time any other rights and remedies available to it at law, in equity or otherwise.

7.             Right of Setoff.  In addition to all liens upon and rights of setoff against the Guarantor’s money, securities or other property given to the Agent and/or the Lenders by law, the Agent and each of the Lenders shall have, with respect to the Guarantor’s obligations to the Agent and the Lenders under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Guarantor hereby grants the Agent on behalf of the Lenders, and the Lenders, a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Agent on behalf of the Lenders, and each of the Lenders, all of the Guarantor’s right, title and interest in and to, all of the Guarantor’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Agent on behalf of the Lenders, and each of the Lenders, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise.  Every such security interest and right of setoff may be exercised without demand upon or notice to the Guarantor.  Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Agent on behalf of the Lenders, and each of the Lenders, although the Agent may enter such setoff on their books and records at a later time.

8.             Intentionally Omitted.

9.             Costs.  To the extent that the Agent incurs any costs or expenses in protecting or enforcing its rights under the Obligations or this Guaranty, including reasonable attorneys’ fees and the costs and expenses of litigation, such costs and expenses will be due on demand, will be included in the Obligations and will bear interest from the incurring or payment thereof at the Default Rate (as defined in any of the Obligations).

10.          Postponement of Subrogation.  Until the Obligations are indefeasibly paid in full, expire, are terminated and are not subject to any right of revocation or rescission, the Guarantor postpones and subordinates in favor of the Agent or its designee (and any assignee or potential assignee) any and all rights which the Guarantor may have to (a) assert any claim whatsoever against the Borrower based on subrogation, exoneration, reimbursement, or indemnity or any right of recourse to security for the Obligations with respect to payments made hereunder, and (b) any realization on any property of the Borrower, including participation in any marshalling of the Borrower’s assets.

11.          Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt.  Notices may be given in any manner to which the Agent and the Guarantor may separately agree, including electronic mail.  Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices.  Regardless of the manner in which provided, Notices may be sent to  addresses for the Agent and the Guarantor as set forth above or to such other address as either may give to the other  for such purpose in accordance with this section.

12.          Preservation of Rights.  No delay or omission on the Agent’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Agent’s action or inaction impair any such right or power.  The Agent’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Agent may have under other agreements, at law or in equity.  The Agent may proceed in any order against the Borrower, the Guarantor or any other obligor of, or any collateral securing, the Obligations.

13.          Illegality.  If any provision contained in this Guaranty should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Guaranty.

14.          Changes in Writing.  No modification, amendment or waiver of, or consent to any departure by the Guarantor from, any provision of this Guaranty will be effective unless made in a writing signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Guarantor will entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.

15.          Entire Agreement.  This Guaranty (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Guarantor and the Agent with respect to the subject matter hereof; provided, however, that this Guaranty is in addition to, and not in substitution for, any other guarantees from the Guarantor to the Agent.

16.          Successors and Assigns.  This Guaranty will be binding upon and inure to the benefit of the Guarantor and the Agent and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Guarantor may not assign this Guaranty in whole or in part without the Agent’s prior written consent and the Agent at any time may assign this Guaranty in whole or in part.

17.          Interpretation.  In this Guaranty, unless the Agent and the Guarantor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and references to sections or exhibits are to those of this Guaranty.  Section headings in this Guaranty are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.  If this Guaranty is executed by more than one party as Guarantor, the obligations of such persons or entities will be joint and several.

18.          Indemnity.  The Guarantor agrees to indemnify each of the Agent, the Lenders, each legal entity, if any, who controls, is controlled by or is under common control with the Agent and the Lenders and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation  and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the

Guarantor), in connection with or arising out of or relating to the matters referred to in this Guaranty, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Guarantor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct.  The indemnity agreement contained in this Section shall survive the termination of this Guaranty and assignment of any rights hereunder.  The Guarantor may participate at its expense in the defense of any such claim.

19.          Governing Law and Jurisdiction.  This Guaranty has been delivered to and accepted by the Agent and will be deemed to be made in the State where the Agent’s office indicated above is located.  THIS GUARANTY WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE AGENT ON BEHALF OF THE LENDERS AND THE GUARANTOR DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE AGENT’S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES.  The Guarantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Agent’s office indicated above is located; provided that nothing contained in this Guaranty will prevent the Agent from bringing any action, enforcing any award or judgment or exercising any rights against the Guarantor individually, against any security or against any property of the Guarantor within any other county, state or other foreign or domestic jurisdiction.  The Guarantor acknowledges and agrees that the venue provided above is the most convenient forum for both the Agent and the Guarantor.  The Guarantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Guaranty.

20.          Equal Credit Opportunity Act.  If the Guarantor is not an “applicant for credit” under Section 202.2 (e) of the Equal Credit Opportunity Act of 1974 (“ECOA”), the Guarantor acknowledges that (i) this Guaranty has been executed to provide credit support for the Obligations, and (ii) the Guarantor was not required to execute this Guaranty in violation of Section 202.7(d) of the ECOA.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

23.          WAIVER OF JURY TRIAL.  THE GUARANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT THE GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS GUARANTY, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  THE GUARANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Guarantor acknowledges that it has read and understood all the provisions of this Guaranty, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS / ATTEST:	WALKER & DUNLOP, INC.,
a Maryland corporation

	By:	(SEAL)
Print Name:	Print Name:
Title:

Schedule I

List of Lenders and Lenders’ Warehousing Commitments

Lender	Warehousing Commitment

PNC Bank, National Association	$450,000,000.00

Wells Fargo Bank, National Association	$200,000,000.00